UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
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Securities Exchange Act of 1934

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EXL 2026 Annual meeting of stockholders

EXL We believe there is always a better way We look deeper, we find it, and we make it happen Values that pave the way to win Collaboration Excellence Integrity Respect Innovation

320 Park Avenue, 29th Floor

New York, NY 10022

(212) 277-7100

Dear Fellow Stockholder,

In 2025, EXL delivered great results driven by focused execution and leading with data and AI to drive measurable results for our clients. We continued to transform mission critical workflows by combining deep domain expertise, strong data management, and advanced AI capabilities. Our performance underscores the strength of our strategy and our ability to help clients operationalize AI at scale through rapid, disciplined innovation.

We generated total revenues of $2.09 billion in 2025, representing growth of 14% over 2024. Adjusted EPS[1] increased 18% to $1.95, compared to $1.65 in 2024 and $1.43 in 2023. Data and AI-led revenue grew 21% year over year in the fourth quarter and represented 57% of total revenue, reflecting the continued shift in our portfolio toward higher value, technology enabled services. More than 75% of our revenues are recurring, providing significant visibility and resiliency as we enter 2026. Our strong balance sheet provides us with flexibility to continue investing in growth while maintaining disciplined capital allocation.

Rohit Kapoor Vikram Pandit Chairman and CEO Lead Director

A central focus in 2025 was making AI real for our clients. We launched EXLerate.ai™, our AI platform for reimagining workflows, and launched EXLdata.ai™, our agentic AI native data platform that helps clients move from data to context to AI in a governed and scalable way. We continued to embed AI into our industry platforms, including by adding AI agents to our LifePRO Digital Suite for insurers to automate complex tasks and accelerate product launches. We also deepened our ecosystem of strategic partners, expanding co-selling and solution development with AWS, Databricks, Microsoft, NVIDIA and Google, and were named a Google Cloud Global Strategic Services partner, as well as AWS’s 2025 AI/ML Market Disruptor of the Year.

Our more than 65,000 colleagues, bringing strong innovation mindsets, client-first mentalities, and a bias toward action, remain at the heart of our success. In 2025 we continued investing to build an AI-native workforce, expanding skills in data engineering, generative and agentic AI, partner technologies and cloud platforms. Our IdeaTank 2.0 innovation program generated more than 11,000 ideas from over 30,000 employees, strengthening our organizational innovation capability and speed. We are proud that our culture continues to be recognized externally, including recent distinctions such as Great Place to Work™ certification in India and The Financial Times Best Employers in Asia Pacific.

We are equally committed to operating as a responsible corporate citizen. Across our global footprint, tens of thousands of our colleagues support our corporate social responsibility initiatives, with a particular focus on skills development and education to help create the next generation of future-ready talent. Our emphasis on ethics, compliance, data privacy, security and responsible AI underpins the trust our clients place in us and increasingly differentiates EXL as a partner of choice, opening new opportunities to deploy AI at scale in complex, highly regulated environments, which in turn, unlocks more value for our stockholders. We have been recognized for our efforts in these areas, including by Newsweek on its America’s Most Responsible Companies, America’s Greenest Companies and America’s Most Charitable Companies lists, by Barron’s on its 100 Most Sustainable Companies list and by Forbes on its Most Trusted Companies in America list.

On behalf of the board of directors of ExlService Holdings, Inc., we are pleased to invite you to the 2026 Annual Meeting of Stockholders, which will be held on June 16, 2026. We look forward to sharing more about our Company at the Annual Meeting. We encourage you to carefully read the attached 2026 Annual Meeting of Stockholders and Proxy Statement, which contains important information about the matters to be voted upon and instructions on how you can vote your shares.

Your vote is important to us. Please vote as soon as possible whether or not you plan to participate in the Annual Meeting.

The board of directors and management look forward to your attendance at the Annual Meeting.

Sincerely,

Rohit Kapoor Chairman and CEO	Vikram Pandit Lead Director

(1) Adjusted EPS is a non-GAAP financial measure. See “Non-GAAP Reconciliation” later in this proxy statement.

EXL 2026 Proxy Statement	/

Notice of 2026 Annual Meeting of Stockholders

Dear Stockholder:

You are cordially invited to the 2026 Annual Meeting of Stockholders of ExlService Holdings, Inc., a Delaware corporation (the “Company”), for the purposes of voting on the following matters:

1.	the election of seven members of the board of directors of the Company;

2.	the ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for fiscal year 2026;

3.	the approval, on a non-binding advisory basis, of the compensation of the named executive officers of the Company; and

4.	the transaction of such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

We will hold our Annual Meeting in virtual format only, via live audio webcast (rather than at any physical location) on June 16, 2026 at 9:00 AM, Eastern Time. Our virtual meeting platform will allow for full participation as if you were attending physically. You or your proxyholder may participate, vote, and examine our stockholder list at the Annual Meeting by visiting www.virtualshareholdermeeting.com/EXLS2026 and using your 16-digit control number.

If you are a stockholder of record at the close of business on April 23, 2026, the record date for the Annual Meeting, you are entitled to vote at the Annual Meeting. A list of stockholders as of the record date will be available for examination for any purpose germane to the Annual Meeting, during ordinary business hours, at the Company’s executive offices at 320 Park Avenue, 29th Floor, New York, New York 10022, for a period of 10 days prior to the date of the Annual Meeting. If our corporate headquarters are closed during the 10 days prior to the Annual Meeting, you may send a written request to the Corporate Secretary at our corporate headquarters, and we will arrange a method for you to inspect the list.

Please note the technical requirements for virtual attendance at the Annual Meeting, as described in the enclosed Proxy Statement beginning on page 115 under the heading “Annual Meeting Q&A.”

Pursuant to rules promulgated by the Securities and Exchange Commission, we are providing access to our proxy materials over the Internet. On or about April 27, 2026, we will mail a Notice of Internet Availability of Proxy Materials (the “Internet Notice”) to each of our stockholders of record and beneficial owners at the close of business on the record date. On the date of mailing of the Internet Notice, all stockholders and beneficial owners will have the ability to access all of the proxy materials on a website referred to in the Internet Notice. These proxy materials will be available free of charge.

Whether or not you expect to attend the Annual Meeting, the Company encourages you to promptly vote and submit your proxy (i) by Internet (by following the instructions provided in the Internet Notice), (ii) by phone (by following the instructions provided in the Internet Notice) or (iii) by requesting that proxy materials be sent to you by mail that will include a proxy card that you can use to vote by completing, signing, dating and returning the proxy card in the prepaid postage envelope provided. Voting by proxy will not deprive you of the right to attend the Annual Meeting or to vote your shares. You can revoke a proxy at any time before it is exercised by voting at the Annual Meeting, by delivering a subsequent proxy or by notifying the inspector of elections in writing of such revocation prior to the Annual Meeting. YOUR SHARES CANNOT BE VOTED UNLESS YOU EITHER (I) VOTE BY USING THE INTERNET, (II) VOTE BY PHONE, (III) REQUEST PROXY MATERIALS BE SENT TO YOU BY MAIL AND THEN USE THE PROXY CARD PROVIDED BY MAIL TO CAST YOUR VOTE BY COMPLETING, SIGNING AND RETURNING THE PROXY CARD BY MAIL OR (IV) ATTEND THE ANNUAL MEETING AND VOTE.

By Order of the Board of Directors,

Ajay Ayyappan

Executive Vice President, General Counsel and Corporate Secretary

New York, New York

April 27, 2026

EXL 2026 Proxy Statement	/

2026 Proxy Statement

EXL 2026 Proxy Statement	/

2026 Proxy Statement summary

2026 Proxy Statement summary

Summary

Below is a summary of select components of this Proxy Statement, including information regarding this year’s stockholder meeting, nominees for our board of directors, summary of our business, performance highlights and selective executive compensation information. This summary does not contain all of the information that you should consider prior to submitting your proxy, and you should review the entire Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (the “2025 Form 10-K”). We refer to the fiscal year ended December 31, 2025 as “fiscal year 2025,” “fiscal 2025,” and “2025.”

Meeting agenda, voting matters and recommendations*

Voting proposal item	Board vote recommendation

1. Election of directors	FOR the election of each nominee (pg. 105)

Required vote: Affirmative vote of a majority of votes cast

2. Ratification of appointment of independent registered public accounting firm	FOR (pg. 107)

Required vote: Affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote

3. Advisory (non-binding) Say-on-Pay vote to approve executive compensation	FOR (pg. 109)

Required vote: Affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote
* Virtual attendance at our Annual Meeting will constitute presence in person for purposes of quorum and voting at the Annual Meeting.

Annual meeting information Time and date: 9:00 AM (Eastern Time) June 16, 2026 Record date: April 23, 2026 Place: Virtual format only via live audio webcast Voting: Stockholders as of the record date are entitled to vote Voting methods Internet (pre-meeting): www.proxyvote.com Mail: Follow instructions on the Internet notice Phone: Call the number listed on the Internet notice Electronically: Attend the Annual Meeting and vote electronically

If you are the beneficial owner of shares held in the name of a brokerage, bank, trust or other nominee as a custodian (also referred to as shares held in “street name”), your broker, bank, trustee or nominee will provide you with materials and instructions for voting your shares. See page 116 for additional details.

EXL 2026 Proxy Statement	/	1

2026 Proxy Statement summary

Our business

We are a global data and artificial intelligence (“AI”) company that offers services and solutions to reinvent client business models, drive better outcomes and unlock growth with speed. EXL harnesses the power of data, AI and deep industry knowledge to transform businesses, including the world’s leading corporations in industries including insurance, healthcare, banking and financial services, media and retail, among others. EXL was founded in 1999 with the core values of innovation, collaboration, excellence, integrity and respect. We are headquartered in New York, and have over 65,000 employees as of December 31, 2025, spanning six continents.

Company’s three-year performance

	Revenue (Year-over-year growth %)

Revenue by segment information ($ in millions)	2023 YOY%		2024 YOY%		2025 YOY%
Insurance	$586.4	13.7%	$656.4	11.9%	$710.6	8.3%
Healthcare and Life Sciences	366.4	22.0%	430.7	17.5%	532.5	23.7%
Banking, Capital Markets and Diversified Industries	411.8	4.9%	426.7	3.6%	482.4	13.0%
International Growth Markets	266.1	30.8%	324.6	22.0%	362.2	11.6%
Consolidated	$1,630.7	15.5%	$1,838.4	12.7%	$2,087.7	13.6%

Effective from the first quarter of 2025, our reporting segments changed, aligned to our new Industry Market Units (“IMUs”). The revised presentation is reflected on a retrospective basis in the table above and reflected in the 2025 Form 10-K.

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2026 Proxy Statement summary

Income statement highlights (fiscal year 2025) Annual revenues $2.09B in fiscal year 2025 13.6% from $1.84B in fiscal year 2024 17.9% Data and AI-led revenue 8.6% Digital operations revenue Revenue growth was broad-based across our businesses with our Top 10 clients’ revenue growing by 21.4% Operating income margin Increased 70 basis points from 14.3% in 2024 to 15.0% in 2025 Operating income increased due to higher revenues and gross margins, partially offset by higher SG&A expenses We improved our net income attributable to stockholders by 26.6% from $198.3 million in 2024 to $251.0 million in 2025 Diluted EPS 28.0% increased from $1.21 in 2024 to $1.54 in 2025

EXL 2026 Proxy Statement	/	3

2026 Proxy Statement summary

Balance sheet highlights (as of December 31, 2025) Our balance sheet remains strong. Our cash and short-term investments as at December 31, 2025 was $328.4M Our debt was $298.6M for a net cash position of $29.8M Cash flow generated from operations in 2025 $350.7M Other highlights for 2025 Apx. 5,800 employees added to our global workforce, mainly in our delivery centers we returned capital to stockholders by repurchasing $316.6M of our shares in 2025, up from $196.5M in 2024.

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2026 Proxy Statement summary

Total stockholder return

The graphs below compare our 1-year, 3-year and 5-year cumulative total stockholder return (“TSR”) as of December 31, 2025 with the median TSR for companies included in the Nasdaq Composite index, the S&P MidCap 400 index and our peer group.

EXL 2026 Proxy Statement	/	5

2026 Proxy Statement summary

Our locations

Headquartered in New York, we are made up of approximately 65,000 professionals as of December 31, 2025, with more than 50 offices spanning six continents.

United States Mexico Canada Colombia Ireland UK Europe South Africa India Singapore Phillipines Australia

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2026 Proxy Statement summary

Corporate governance highlights

The following information is based on our board profile immediately following our Annual Meeting (assuming the election of our seven director nominees) and reflects current board practices.

Corporate governance highlights 7 incumbent director nominees, all of whom are independent, except our Chairman and CEO Declassified board Independent Lead Director Seasoned board of directors with diverse experience, including in data and Al, digital operations and solutions, technology, client industries, global business, finance and accounting, among others Board accountability Majority voting standard for uncontested elections Annual board- and committee-level evaluations Robust director stock ownership guidelines Directors can be removed without cause by holders of a majority of our common stock Independent board of directors evaluation of CEO performance and compensation led by our Lead Director Governance practices Director training and education Board risk oversight and assessment Simultaneous service restrictions Robust roles and responsibilities for Lead Director Standing board committees composed solely of independent chairs and members Regular executive sessions Independent compensation consultant Board and committee oversight over cybersecurity, responsible Al and sustainability efforts Active stockholder engagement program addressing strategy, performance and governance Director qualifications Our board of directors reflects an effective and diverse mix of skills, background and experience appropriate for our company and industry. Our directors have the following attributes: Executive leadership experience Board experience Global experience Finance and accounting expertise Strategic insight and broad business perspective Commitment to accountability, excellence and continuous improvement Human capital management expertise Risk oversight/ management expertise Experience in sustainability matters, information and cybersecurity and data and AI Varied backgrounds Client and industry expertise Commitment to driving our growth and success

EXL 2026 Proxy Statement	/	7

2026 Proxy Statement summary

Nominees for election as directors

Rohit Kapoor Chairman and CEO Director since- November 2002 Business experience* Co-founded the Company in 1999; Vice Chair and CEO of the Company from 2012 to 2024; Chair and CEO of the Company since 2024 Committee membership None Vikram Pandit Lead Director Director since- October 2018 Business experience* Chairman and Chief Executive Officer of Orogen Group; former Chairman of TGG Group and former Chief Executive Officer of Citigroup Inc. Compensation and Talent Management Committee; Nominating and Governance Committee Thomas Bartlett Director since- March 2024 Business experience* Former President and Chief Executive Officer of American Tower Corporation Committee membership Compensation and Talent Management Committee {Chair); Audit Committee Andreas Fibig Director since - January 2023 Business experience* Former Chairman and CEO of International Flavors & Fragrances Committee membership Nominating and Governance Committee {Chair); Audit Committee Pat Geraghty Kristy Pipes Sarah K. Williamson Director since - October 2025 Business experience* Former President and CEO of GuideWell; former CEO of Blue Cross Blue Shield of Minnesota Committee membership Audit Committee; Nominating and Governance Committee I Director since- January 2021 Director since- June 2023 Business experience* Business experience* Former Chief Financial Officer of Deloitte Chief Executive Officer of FCLT Global; Consulting; various leadership roles in former Partner and Director of the financial services industry, including Alternative Investments of Wellington at Transamerica Life Companies and First Management Company, LLP Interstate Bank of California Committee membership Audit Committee {Chair); Compensation and Talent Management Committee Committee membership Compensation and Talent Management Committee; Nominating and Governance Committee Rohit Kapoor Chairman and CEO Director since - November 2002 Business experience* Co-founded the Company in 1999; Vice Chair and CEO of the Company from 2012 to 2024; Chair and CEO of the Company since 2024 Committee membership None Vikram Pandit Lead Director Director since - October 2018 Business experience* Chairman and Chief Executive Officer of Orogen Group; former Chairman of TGG Group and former Chief Executive Officer of Citigroup Inc. Committee membership Compensation and Talent Management Committee; Nominating and Governance Committee Thomas Bartlett Director since - March 2024 Business experience* Former President and Chief Executive Officer of American Tower Corporation Committee membership Compensation and Talent Management Committee (Chair); Audit Committee Andreas Fibig Director since - January 2023 Business experience* Former Chairman and CEO of International Flavors & Fragrances Committee membership Nominating and Governance Committee (Chair); Audit Committee Pat Geraghty Kristy Pipes Sarah K. Williamson Director since - October 2025 Business experience* Former President and CEO of GuideWell; former CEO of Blue Cross Blue Shield of Minnesota Committee membership Audit Committee; Nominating and Governance Committee Director since - January 2021 Director since - June 2023 Business experience* Business experience* Former Chief Financial Officer of Deloitte Chief Executive Officer of FCLT Global; Consulting; various leadership roles in former Partner and Director of the financial services industry, including Alternative Investments of Wellington at Transamerica Life Companies and First Management Company, LLP Interstate Bank of California Committee membership Audit Committee (Chair); Compensation and Talent Management Committee Committee membership Compensation and Talent Management Committee; Nominating and Governance Committee

* A complete list of each nominee’s business experience and directorships is listed below beginning on page 14.

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2026 Proxy Statement summary

Director nominees - skills matrix

Our director nominees review and indicate whether they are experts in each of the skills and areas of experience listed below. An “expert,” for purpose of the skills set forth in this skill matrix, means an individual who, based on career experience (other than as an EXL director), has developed and continues to maintain comprehensive knowledge and command over the subject matter, including relevant updates. Definitions for each of these skills, as well as a description for how these are considered for candidates for directors, can be found under “Director qualifications” beginning on page 25 of this Proxy Statement.

Rohit Kapoor Vikram Pandit Thomas Bartlett Andreas Fibig Pat Geraghty Kristy Pipes Sarah K. Williamson Finance and accounting Executive leadership Public company governance Data AI Human capital management Digital operations and solutions Marketing Global experience Risk oversight and management Information and cyber security Mergers and acquisitions

Board statistics*

0-4 5-8 9+ 57% 29% 14% Board tenure Age distribution Gender 43% Below 65 43% 57% 65+ 40 60 80 Average age: 65.4 years Board independence Independent: 6 Non-independent: 1 Race and ethnicity Diverse 29% Non-diverse 71% Male 71% Female 29%

* Following our Annual Meeting, assuming election of all nominees

EXL 2026 Proxy Statement	/	9

2026 Proxy Statement summary

Sustainability

We pursue sustainability initiatives that are aligned with our long-term corporate strategy, which is designed to benefit our stockholders, clients, employees, communities and manage expectations and commitments across various stakeholder groups. See “Sustainability” beginning on page 42 below for more details on our recent accomplishments in sustainability.

 Strong corporate governance Community engagement Protecting our planet Sustainable supply chain Supporting and developing our people Corporate strategy employees Benefits our communities Benefits our clients Benefits our stockholders Benefits our business

Compensation Overview

•	Compensation philosophy: Our executive compensation philosophy is focused on pay-for-performance.

•

Approximately 96% Say-on-Pay approval of 2024 compensation: At our 2025 Annual Meeting of Stockholders, our stockholders approved, on a non-binding advisory basis, the compensation paid to our named executive officers for fiscal year 2024. Approximately 96% of the votes present in person or by proxy (excluding broker non-votes) voted in favor of fiscal year 2024 compensation.

•	Annual incentive program: Our annual incentive program continued to use the same formulaic performance criteria for 2025 as it has been using for several years, which includes:

–	Company-wide metrics (75%)—Revenue and adjusted operating profit margin (“AOPM”)

–	Individual metrics (25%)—Linked to areas of performance that are specific to each executive

In 2025, we achieved 100.3% of our revenue performance target, and 100.04% of our AOPM target, resulting in annual incentive payout calculations for our named executive officers, ranging from 101% of target performance to 106% of target performance.

•

Long-term equity incentive program: We also continued our equity incentive program, which in 2025 included granting a balanced mix of time-vested restricted stock units and performance-based restricted stock units to all of our named executive officers. The performance-based restricted stock units were comprised of relative total stockholder return-linked restricted stock units and revenue-linked restricted stock units.

This was the third and final performance year for the performance-based restricted stock units granted in 2023, which were linked to the Company’s revenue and TSR performance relative to a peer group. We achieved 101.61% of the revenue target for the revenue-linked restricted stock units, resulting in 116.15% of target funding of those grants. The Company’s TSR performance was at the 64th percentile among its peer group, resulting in 147.17% of the target funding of those grants. In the aggregate, the performance-based restricted stock units granted in 2023 achieved vesting of shares at 134.76% of target performance.

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2026 Proxy Statement summary

•

Compensation Policies. Our compensation program is designed to reflect appropriate governance practices aligned with the needs of our business, and includes, among others, the following features: robust clawback policy; robust stock ownership guidelines; limited perquisites; no excise tax gross-ups; and an anti-hedging and anti-pledging policy. See “Executive compensation program, practices and policies” beginning on page 59 below.

Compensation mix

Chairman & CEO compensation mix* NEO compensation mix* (Excluding Chairman & CEO) 86% 9% 5% Fixed 95% at risk 77% 11% 12% Equity Annual incentive awards Base salary

* Percentages displayed are rounded.

See “Executive Compensation – Compensation Discussion and Analysis - Executive summary – Pay-for-performance” on page 58 for a description of the components that make up each of the compensation mix elements.

EXL 2026 Proxy Statement	/	11

Our board of directors

Our board of directors

Our board of directors currently consists of eight directors (including our seven director nominees, and one of our directors who currently serves on the board, but will not stand for re-election) with varied experience, including in data and AI, digital operations and solutions, client industries, information and cybersecurity, human capital management, sustainability, and finance and accounting, among others.

From left: Thomas Bartlett (Independent Director and Compensation and Talent Management Committee Chair), Sarah K. Williamson (Independent Director), Andreas Fibig (Independent Director and Nominating and Governance Committee Chair), Rohit Kapoor (Chairman and CEO), Kristy Pipes (Independent Director and Audit Committee Chair), Pat Geraghty (Independent Director) and Vikram Pandit (Lead Director). Not pictured: Nitin Sahney (Independent Director)*.

* Not standing for re-election

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Our board of directors

Director nominees for election at the Annual Meeting

Upon the recommendation of our Nominating and Governance Committee, we are pleased to propose seven of our existing directors as nominees for election as directors at the Annual Meeting.

Our nominees for election as directors at the Annual Meeting are as follows:

 Rohit Kapoor Chairman and CEO Thomas Bartlett Independent Director and Chair of the Compensation and Talent Management Committee Pat Geraghty Independent Director Kristy Pipes Independent Director and Chair of the Audit Committee Vikram Pandit Lead Director Andreas Fibig Independent Director and Chair of the Nominating and Governance Committee Sarah K. Williamson Independent Director

We believe that our director nominees, individually and together as a whole, possess the requisite skills, experience and qualifications necessary to maintain an effective board to serve the best interests of the Company and its stockholders as described below under “Director qualifications” beginning on page 25.

The name, age (as of the date of this Proxy Statement), principal occupation and other information, including the specific experience, qualifications, attributes or skills that led to the conclusion that such person should serve as a director of the Company, with respect to each of the nominees, are set forth below. There are no family relationships among any of our directors or executive officers.

EXL 2026 Proxy Statement	/	13

Our board of directors

Nominees for election at the Annual Meeting – Biographical information

Rohit Kapoor Director since November 2002 | Chairman (since 2024) and CEO (since 2008) Non-Independent Skills Finance and accounting Executive leadership (within the last 5 years) Public company governance Human capital management Digital operations and solutions Data AI Marketing Global experience Risk oversight and management Mergers and acquisitions Age: 61 - co-founded EXL in April 1999 and has served as our Chairman and CEO since April 2024, and previously our Vice Chairman and CEO since April 2012 and as a director since November 2002. He previously served as our President and CEO from May 2008 to March 2012. Mr. Kapoor's business experience, skills and directorships are detailed below. The Company has concluded that, in connection with Mr. Kapoor's experience as a founder and current role as CEO of the Company, Mr. Kapoor should serve as a director. Committees: N/A Business experience at the Company Chairman and CEO (2024 - present) Vice Chairman and CEO (2012-2024) President and CEO (2008 - 2012) Various senior leadership roles, including CFO and COO (2000 - 2008) Other business experience Business head, Deutsche Bank, a financial services provider (1999-2000) Various capacities at Bank of America in the United States and Asia, including India (1991 - 1999) Other relevant experience Lead independent director, director and member of the audit committee, CA Technologies, Inc. (NASDAQ: CA), a software services company (2011 - 2018) Member, Board of Governors, American Red Cross Member, Board of Directors, American India Foundation (AIF) Member, Executive Council, NASSCOM

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Our board of directors

Vikram S. Pandit Director since October 2018 I Lead Director since 2024 (Chair of Board from 2022- 2024) Independent Skills Ill Finance and accounting Executive leadership (within the last 5 years) Public company governance Data Human capital management Digital operations and solutions Global experience Mergers and Acquisitions Age: 69 is Chairman and Chief Executive Officer of The Orogen Group, which makes significant long-term strategic investments in financial services companies and related businesses. Mr. Pandit's business experience, skills and directorships are detailed below. The Company has concluded, based in part on Mr. Pandit's more than 30 years of experience in the financial services industry, including his experience as Chief Executive Officer and a member of the board of directors of Citigroup Inc. (NYSE: C), that Mr. Pandit should serve as a director. Committees • Compensation and Talent Management; Nominating and Governance Business experience • Chairman and Chief Executive Officer, The Orogen Group LLC (July 2016- present) • Chairman, TGG Group (February 2014- June 2016) • Chief Executive Officer, Citigroup Inc. (December 2007- October 2012) Public directorships during past five years • Director and member of the nominating and governance and finance committees, Virtu sa Corporation (NASDAQ: VRTU) (2017- 2021) • Lead Independent Director, chair of the human resources and compensation committee and member of the corporate governance and nominating committee, former member of the audit committee, Bombardier Inc. (TSX: BBD) (2014- 2021) Other relevant experience • Director, Citigroup Inc. (December 2007- October 2012) • Director, Fair Square Financial Holdings (2017- 2021) • Chairman, JM Financial Credit Solutions Ltd. (2014- 2025) • Director, Ardan, Inc. (formerly Westcor Land Title Insurance Company) (2020- present) • Director, Brillio, Inc. (2023- present) • Member of the Board of Overseers of Columbia Business School • Member of the Board of Visitors of Columbia School of Engineering and Applied Science Vikram S. Pandit Director since October 2018 I Lead Director since 2024 (Chair of Board from 2022- 2024) Independent Skills Finance and accounting Executive leadership (within the last 5 years) Public company governance Data Human capital management Digital operations and solutions Global experience Mergers and Acquisitions Age: 69 - is Chairman and Chief Executive Officer of The Orogen Group, which makes significant long-term strategic investments in financial services companies and related businesses. Mr. Pandit's business experience, skills and directorships are detailed below. The Company has concluded, based in part on Mr. Pandit's more than 30 years of experience in the financial services industry, including his experience as Chief Executive Officer and a member of the board of directors of Citigroup Inc. (NYSE: C), that Mr. Pandit should serve as a director. Committees • Compensation and Talent Management; Nominating and Governance Business experience • Chairman and Chief Executive Officer, The Orogen Group LLC (July 2016 - present) • Chairman, TGG Group (February 2014 - June 2016) • Chief Executive Officer, Citigroup Inc. (December 2007 - October 2012) Public directorships during past five years • Director and member of the nominating and governance and finance committees, Virtusa Corporation (NASDAQ: VRTU) (2017 - 2021) • Lead Independent Director, chair of the human resources and compensation committee and member of the corporate governance and nominating committee, former member of the audit committee, Bombardier Inc. (TSX: BBD) (2014 - 2021) Other relevant experience • Director, Citigroup Inc. (December 2007 - October 2012) • Director, Fair Square Financial Holdings (2017 - 2021) • Chairman, JM Financial Credit Solutions Ltd. (2014 - 2025) • Director, Ardan, Inc. (formerly Westcor Land Title Insurance Company) (2020 - present) • Director, Brillio, Inc. (2023 - present) • Member of the Board of Overseers of Columbia Business School • Member of the Board of Visitors of Columbia School of Engineering and Applied Science

EXL 2026 Proxy Statement	/	15

Our board of directors

Thomas Bartlett Director since March 2024 Independent Age: 68 – is a seasoned business executive with extensive experience in technology and management of real estate. Mr. Bartlett’s business experience, skills and directorships are detailed below. The Company has concluded, based in part on Mr. Bartlett’s experiences as the former Chief Executive Officer of American Tower Corporation, as well as his prior executive experience at Verizon Communications, that Mr. Bartlett should serve as a director. Skills Finance and accounting Executive leadership (within the last 5 years) Public company governance Human capital management Digital operations and solutions Global experience Risk oversight and management Information and cybersecurity Sustainability Mergers and acquisitions Committees Compensation and Talent Management (Chair); Audit* Business experience Former Chief Executive Officer of American Tower Corporation (2020–2023); Executive Vice President and Chief Financial Officer (2009–2020); Treasurer (July 2017–Nov. 2018, 2012–2013) Various operations and business development roles with predecessor companies and affiliates, including most recently Senior Vice President and Corporate Controller, Verizon Communications (1984–2009) Began career at Deloitte, Haskins & Sells Public directorships during past five years Director nominee, Blackstone Digital Infrastructure Trust, Inc. (2026–present) Director and member of the audit committee and the finance, investment and risk management committee, The Hartford (NYSE: HIG) (2025–present) Director and member of the audit committee and the compensation committee, Otis Worldwide Corporation (NYSE: OTIS) (2023–present) Director and member of the audit committee and chair of the finance committee, Equinix, Inc. (Nasdaq: EQIX) (2013–2021) Director, American Tower Corporation (NYSE: AMT) (2020–2024) Other relevant experience Director, Brightspeed (2024–present) Member, Board of Advisors of the Rutgers Business School Member, Samaritans Advisory Council Member, Council on Foreign Relations Former Senior Advisor, Apollo Global Management, Inc. Former member, Business Roundtable Former member, Massachusetts Institute of Technology Presidential CEO Advisory Board Former member, World Economic Forum’s Information and Communications Technology Board of Governors Former member, National Association of Real Estate Investment Trust (NAREIT) Executive Committee * Audit committee financial expert under applicable SEC rules and regulations.

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Our board of directors

Andreas Fibig Director since January 2023 Independent Skills Finance and accounting Executive leadership (within the last 5 years) Public company governance Human capital management Marketing Global experience Sustainability Mergers and Acquisitions Age: 64 - is a leader in the biosciences, healthcare and pharmaceutical industries. Mr. Fibig's business experience, skills and directorships are detailed below. The Company has concluded, based in part on Mr. Fibig's experience as Chairman and CEO of International Flavors & Fragrance, Inc. and his expertise from over 25 years in the biosciences, healthcare and the pharmaceutical industries, as well as in sustainability, that Mr. Fibig should serve as a director. Committees • Nominating and Governance (Chair); Audit Business experience • Chairman and Chief Executive Officer, International Flavors & Fragrances, Inc., a food ingredients, beverage, scent, healthcare and biosciences company (2014 - 2022) • President and Chairman of the Board of Management, Bayer Healthcare Pharmaceuticals, LLC a global pharmaceutical company (2008 - 2014) • Senior Vice President/General Manager and various leadership positions, Pfizer, Inc., a multinational pharmaceutical and biotechnology company (2000 - 2008)) Public directorships during past five years • Director, International Flavors & Fragrances, Inc. (2011 - 2022, Chairman from 2014 - 2022) • Independent director and member of the research and development committee, former member of the audit committee, Novo-Nordisk A/S (NYSE: NVO), a global healthcare company (2018 - 2025) • Independent director and member of the audit committee and finance and risk policy committee, Bunge Limited (NYSE: BG), a global agribusiness and food company (2016 - 2018) Other relevant experience • Chairman, Simtra (formerly Baxter Bioscience), a pharmaceutical contract development and manufacturing organization (2023 - present) • Director, Indigo Agriculture, an agricultural technology company (2022 - present) • Director, EvodiaBio, a bioindustrial aroma company (2022 - present) • President and Chairman, 1014 - space for ideas (2017 - present) • Member, Staatsoper Berlin

EXL 2026 Proxy Statement	/	17

Our board of directors

 Pat Geraghty Director since October 2025 Independent Skills Executive leadership (within the last 5 years) AI Human capital management Mergers & acquisitions Age: 67- is a leader in the healthcare industry with broad experience in corporate governance, executive leadership and technology, including AI. Mr. Geraghty's business experience, skills and directorships are detailed below. The Company has concluded, based in part on Mr. Geraghty's experience as President and CEO of GuideWell and his expertise in the healthcare industry, including innovation and transformations through AI and other technology, healthcare reform and next generation payment strategies, that Mr. Geraghty should serve as a director. Committees Audit; Nominating and Governance Business experience President and Chief Executive Officer, Guide Well / Florida Blue, a leading healthcare insurer (2011-2025) President and Chief Executive Officer, Blue Cross Blue Shield of Minnesota (2008-2011) Senior Vice President, Service, with Horizon Blue Cross Blue Shield of New Jersey (1999 - 2008) Various positions up to President, Southeast Region Sales, with Prudential Health Care (1981-1999) Other relevant experience Director, MedeAnalytics (2025 - present) Member and former Chair, Florida Council of 100 Director, America's Health Insurance Plans (AHIP) (2012-2025), (Chair, 2024 - 2025) Director, Blue Cross Blue Shield Association (2022-2025) Director, People's Gas System (2017-2025) Director, Tampa Electric Company (2017-2025) Director, National Institute for Health Care Management (NIHCM) (2008-2025)

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Our board of directors

Kristy Pipes Director since January 2021 Independent Skills Finance and accounting Executive leadership Public company governance Human capital management Global experience Risk oversight and management Information and cybersecurity Mergers and acquisitions Age: 67 - is a leader in the professional services industry. Ms. Pipes's business experience, skills and directorships are detailed below. The Company has concluded, based in part on Ms. Pipes's experience as the Chief Financial Officer and as a member of the Management Committee of Deloitte Consulting, LLP and her expertise in the consulting and financial services industry that Ms. Pipes should serve as a director. Committees Audit (Chair)*; Compensation and Talent Management Business experience Chief Financial Officer, member of the Management Committee and various leadership positions, Deloitte Consulting LLP, a management consulting firm (1999-2019) Vice President and Manager, Finance Division, Transamerica Life Companies (1997 - 1999) Senior Vice President and Chief of Staff for the President and CEO, among other senior management positions, First Interstate Bank of California (1985-1996) Public directorships during past five years Lead Independent Director and chair of the audit committee, and member of the nominating, governance and sustainability committee, Public Storage (NYSE: PSA), an international self storage company (2020 - present) Director and chair of the audit committee, AECOM (NYSE: ACM), an international infrastructure consulting firm (2022 - present) Director and member of the nominating, governance, and sustainability committee, Savers Value Village (NYSE: SVV) one of the world's largest thrift retailers (2023 - present) Director and chair of the audit committee, and member of the nominating/corporate governance committee, PS Business Parks, Inc. (NYSE: PSB), a commercial property real estate investment trust (2019-2022)

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Our board of directors

Sarah K. Williamson Director since June 2023 Independent Skills Finance and accounting Executive leadership (within the last 5 years) Public company governance Global experience Risk oversight and management Sustainability Mergers and acquisitions Age: 62 - is a leader in the global financial services and investment industries. Ms. Williamson's business experience, skills and directorships are detailed below. The Company has concluded, based in part on Ms. Williamson's experience as the Chief Executive Officer of FCLTGlobal, as well as her prior experience at Wellington Management Company, LLP and her expertise in the global financial services and investment industries, that Ms. Williamson should serve as a director. Committees Compensation and Talent Management; Nominating and Governance Business experience Chief Executive Officer, FCLTGlobal, a not-for-profit organization dedicated to encouraging long-term behaviors in business and investment decision-making (2016 - present) Partner, Global Director of Alternative Investments, among other senior positions, Wellington Management Company LLP, a private independent investment management firm (1995-2016) • Senior Consultant, McKinsey & Company (1989-1994) Mergers & Acquisitions Analyst, Goldman, Sachs & Co. (1984-1986) Public directorships during past five years Director and member of the audit committee and the compensation committee, Evercore (NYSE: EVR), an independent investment bank (2018 - present) Other relevant experience Author, "The CEO's Guide to the Investment Galaxy: Navigating Markets to Build Great Companies," Wiley, 2026 Board chair, Whitehead Institute for Biomedical Research, a non-profit research institution affiliated with the Massachusetts Institute of Technology Member of the board, MITIMCO, the Massachusetts Institute of Technology Investment Management Company Member of the board, Women's Foundation of Boston Member, Council on Foreign Relations, an independent American think tank focused on international relations and U.S. foreign policy

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Corporate governance

Corporate governance

Director independence

In determining director independence, the board of directors considered the transactions and relationships set forth below under “Certain Relationships and Related Person Transactions—Related Party Transactions.” Based on its review of all applicable relationships, our board of directors has determined that all of the members on our board of directors, other than Mr. Kapoor, meet the independence requirements of the Nasdaq Stock Market and federal securities laws.

Meeting attendance

We expect our directors to attend all board meetings and meetings of committees on which they serve. We also expect our directors to spend sufficient time and meet as frequently as necessary to discharge their responsibilities properly. Each director attended at least 75% of the aggregate meetings of our board of directors and the committees on which they served during 2025. It is our policy that all of our directors standing for election should attend our Annual Meetings of Stockholders absent exceptional cause.

Incumbent director meeting attendance

Incumbent Director meeting attendance 98%+ 2025 Board and committee meetings 100% 2025 Annual meeting of stockholders

Board and Committee meetings in 2025

 Board meetings Audit Committee Meetings Compensation and Talent Management Committee meetings Nominating and Governance Committee Meetings 8 6 4 4

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Corporate governance

Corporate governance framework

Our board is responsible for providing governance and oversight over the effectiveness of policy and decision-making with respect to the strategy, operations and management of EXL, to enhance our long-term financial performance and stockholder value.

Our board’s commitment to strong corporate governance is informed by the five core values of our corporate culture: innovation, respect, integrity, excellence and collaboration. Our board seeks to maintain best practices in corporate governance by reviewing our governance policies at least annually and making updates as appropriate. Our board provides oversight over our risk management and strategic planning, as discussed further below.

Governance policies Our Corporate Governance Guidelines and other governance policies, including our committee charters and Code of Conduct and Ethics, codify our corporate governance framework. Our Corporate Governance Guidelines address board responsibilities and conduct, director qualifications and membership matters, director orientation and continuing education, board and committee meetings, and stock ownership by non-management directors, among other topics. Our committee charters specifically set out the authority and responsibilities of the committees of the board. Our Code of Conduct and Ethics ("Code") applies to all EXL employees, officers and directors, and others who perform work on EXL's behalf, including suppliers, subcontractors and partners. The Code sets forth EXL's expectations related to ethical conduct and compliance with the law and details how employees and third parties should conduct themselves when working for or with EXL. Our Code is reviewed regularly by our Ethics & Compliance team and annually by the Audit Committee of EXL's Board of Directors.All EXL employees receive periodic training on the Code, and we conduct an annual Ethical Culture Survey to gauge our employees' knowledge, understanding and sentiment with respect to our Culture of Integrity. We promote and encourage a "speak up" culture where employees feel comfortable raising questions or concerns and provide many, well-advertised avenues for them to do so. Our goal is to identify potential compliance issues as early as possible and ensure they are thoroughly investigated and, when necessary, promptly remediated. Our Corporate Governance Guidelines, committee charters, and other corporate governance policies are all available on our website at ir.exlservice.com/corporate-governance.

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Corporate governance

Beyond the boardroom

Director onboarding All new directors participate in an orientation program shortly after their election or appointment, which is overseen by the Nominating and Governance Committee. New directors participate in site visits and presentations by senior management. By the end of orientation, our new directors are familiar with our: Strategic and business plans Significant financial, accounting and risk management matters Compliance programs, and Corporate governance framework. Employee engagement Our directors are generally invited to visit any EXL office and have complete and open access to our management and employees. They also take part in EXL company initiatives in which they can engage with our employees, stakeholders and community members directly. At least every two years, our directors visit one of our offices other than our New York headquarters and meet with our team members in those locations. In September 2025, our directors visited our South Africa offices. During that visit, our directors, together with over 30+ of our colleagues based in South Africa, participated in a community engagement activity focused on student mentorship at the Schotsche Kloof Primary School in Cape Town. Our directors also met with our leadership and team members and participated in demonstrations of our services and solutions. Director continuing education We encourage our directors to participate in director continuing education ("DCE"): We provide reimbursement for participation in DCE courses. We maintain a subscription for our directors with the NACD and our directors actively take part in NACD offerings. We provide regular updates to our directors on corporate governance and sustainability matters, executive compensation developments and trends, accounting standards changes, risk management matters and other legal and other topics of interest from a variety of internal and external sources Our directors are active DCE participants. For example, in 2025, Ms. Pipes attended 40 hours of DCE courses on topics relating to governance and oversight, public policy and the geopolitical outlook, and Al and quantum computing, among other topics. Certain of our directors are also involved in industry-level or general governance matters. For example, Ms. Williamson's work as the CEO of FCLTGlobal involves assisting the boards of directors of its member companies with governance matters and investor-corporate engagement, among others.

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Corporate governance

Board leadership structure

Our board of directors is currently led by Rohit Kapoor, our Chairman and CEO, and Vikram Pandit, our Lead Director.

Our Chairman and CEO, a non-independent director, was appointed to his current Chairman role in April 2024, at which time Mr. Pandit, an independent director and our former Chair, was appointed Lead Director. Our Sixth Amended and Restated By-laws (our “By-laws”) and our board policies and practices provide for the following functions and responsibilities, among others, of our Chairman and our Lead Director:

Lead Director Consults with Chairman on board meeting agendas Presides over executive sessions of independent directors Leads performance assessments for board and CEO Coordinates independent director feedback for Chairman Leads management succession planning Chairman Sets board meeting agendas and consults with Lead Director Presides over stockholder and board meetings Calls special meetings of stockholders Communicates key issues to board members outside of meetings Leads external stakeholder interaction

Under our By-laws and Corporate Governance Guidelines, our Chairman generally presides at meetings of our board of directors and stockholders and may call special meetings of the board and stockholders. In the Chairman’s absence, our Lead Director presides at board meetings (and, if both are absent, another director as determined by the board). Our Lead Director has significant board leadership responsibilities, including supporting director nominations and independence considerations, overseeing director orientation and continuing education and representing the independent directors in communications with stockholders and other stakeholders. The independent directors meet at least quarterly in executive session without management present, and our Lead Director, or in the Lead Director’s absence another independent director, presides at those sessions.

The board of directors does not have a permanent policy or practice regarding the combination of the Chairman and CEO role. At present, the board believes that consolidating the Chairman and CEO positions allows our CEO to contribute his experience and perspective regarding management and leadership of the Company towards the goals of improved corporate governance and greater management accountability. This structure also provides greater information flow between our management team and directors. At the same time, the delineation of responsibilities between our Lead Director and our Chairman and CEO, which provides our Lead Director with significant leadership duties, enables the Company to benefit from the ability to integrate the collective leadership and corporate governance experience of our Lead Director and our Chairman and CEO, while retaining the ability to facilitate the functioning of the board of directors independently of our management and to focus on our commitment to corporate governance.

For the foregoing reasons, our board of directors has determined that its leadership structure is appropriate and in the best interests of our stockholders at this time.

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Corporate governance

Director qualifications, refreshment and evaluations

Director qualifications

Key skills and attributes our Nominating and Governance Committee looks for in director candidates: Strategic insight and broad business perspective Independence Critical and innovative thinking Ability to debate Constructively High ethical standards and integrity Candid, assertive, open minded Mutual respect for other board members Experience on other public company boards Availability and commitment to serve Commitment to accountability, excellence and continuous improvement Commitment to driving our growth and success Proven leadership skills

The board of directors considers it paramount to achieving excellence in corporate governance to assemble a board of directors that, taken together, has the breadth of skills, qualifications, experience and attributes appropriate for functioning as the board of our Company and working productively with management. The Nominating and Governance Committee of the board is responsible for recommending nominees who are qualified and bring a broad set of skills and qualifications to oversee the Company effectively.

The Nominating and Governance Committee has not formally established any minimum qualifications for director candidates, but pursuant to our Corporate Governance Guidelines, our board seeks independent directors from varied professional and personal backgrounds who combine a broad spectrum of experience and expertise with a reputation for integrity. The board believes that its directors should possess a range of backgrounds, skills and experiences and endeavors to consider such criteria in the context of the needs of the board. The Nominating and Governance Committee assesses each director candidate on this basis. The Nominating and Governance Committee considers several factors in selecting director candidates, including, among others: ethical standards and integrity; independence; professional and personal backgrounds; skills and experience; other public company directorships; financial literacy and expertise; communication skills; and ability and willingness to comply with Company policies and procedures.

In light of our business, the primary areas of experience, qualifications and attributes typically sought and put forward by the Nominating and Governance Committee in director candidates include, but are not limited to, the following:

Executive leadership Experience holding significant leadership positions, including as a CEO or head of a significant business, to help us drive business strategy, growth and performance.

Finance and accounting Expertise in finance, accounting or financial reporting processes, to help drive financial performance.

Global companies Experience working outside of the United States or with multinational companies, to help facilitate our global expansion.

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Corporate governance

Board experience Understanding of public company board of director and fiduciary duties, to help provide perspective on corporate governance best practices and related matters.

Data and AI Experience with data analytics, digital operations and solutions, artificial intelligence and machine learning, and other key technologies that are central to our business.

Client and industry knowledge

Experience with our key client industries, including insurance, healthcare, banking and financial services, finance/accounting, and our other capabilities, to help deepen our knowledge of our key industry verticals and markets in which we do business.

Risk oversight/management Experience assessing and overseeing the overall risk profile of multinational public companies.

Human capital management

Experience in management and development of human capital, including management of a large workforce, diversity and inclusion, talent development, workplace health and safety, compensation and other human capital issues.

Varied backgrounds We seek directors with varied professional and personal backgrounds and perspectives to provide a range of viewpoints.

Experience in sustainability matters Experience in managing sustainability matters, incorporating them into business and strategy and associated risks.

Information and cybersecurity Experience in information and cybersecurity matters, best practices and associated risks.

Mergers and acquisitions Experience in mergers and acquisitions as a component of business development and strategy.

Marketing Experience in marketing and branding of multinational companies.

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Corporate governance

Refreshment

Our Nominating and Governance Committee considers the size and composition of our board (and its committees) on a continual basis with an aim toward creating a balanced board with extensive experience and institutional knowledge, and fresh perspective and insight.

Considerations include whether the composition of the board of directors (and its committees) includes sufficient experience and skill sets, as appropriate for our immediate and long-term strategic needs. These considerations are also informed by discussions with our investors through stockholder engagement.

Our Nominating and Governance Committee also considers the length of tenure of the directors as a whole. Following the Annual Meeting (assuming the election of all nominees), we will have the following balance of tenures:

0 5 Independent directors 10 15 20 Average independent director tenure: 3.6 Years Chair and CEO

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Corporate governance

Board refreshment process

Board composition, including director skill set, experience, diversity of experience and balance of tenures is regularly assessed. Each director’s continuation on the Board is assessed annually. A recommendation by the Nominating and Governance Committee regarding board composition and any proposed changes are shared with the board of directors on an annual basis. Candidate list is developed, if applicable, based on the recommendations of directors, management and stockholders and through the use of director search firms. The Nominating and Governance Committee considers director candidates recommended by our stockholders. Candidate recommendations should be sent to our Nominating and Governance Committee, c/o ExlService Holdings, Inc., 320 Park Avenue, 29th Floor, New York, New York 10022, Attention: Corporate Secretary. Our Nominating and Governance Committee evaluates all candidates in the same manner regardless of the source of the recommendation. Personal qualities, skills and background of potential candidates are considered. Candidates are reviewed for independence and potential conflicts, as well as for compliance with our simultaneous service limits set forth in our Corporate Governance Guidelines. The Nominating and Governance Committee evaluates candidates and recommends nominees to the board. The board evaluates the candidates, analyzes independence and potential conflicts and selects nominees. At our annual meeting each year, our directors are elected subject to a majority voting standard. 01 02 03 04 05 06 Under our by-laws, directors who are standing for election in an uncontested election are elected by the affirmative vote of a majority of votes cast (meaning the number of shares voted “for” a nominee must exceed the number of shares voted “against” such nominee) in person or represented by proxy and entitled to vote at the meeting. An uncontested election means an election in which the number of nominees for director is not greater than the number to be elected. If any incumbent nominee for director in an uncontested election receives a greater number of votes “against” his or her election than votes “for” such election, our by-laws provide that such person must tender to the board of directors his or her resignation as a director. In contested elections, directors will be elected by the affirmative vote of a plurality of votes cast in person or represented by proxy and entitled to vote at the meeting.

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Corporate governance

Committee rotation

We rotate committee and committee chair assignments based on the current composition of the board. Recent rotations are as follows:

2022 Chair of the Audit Committee Committee Compensation and Talent Management Committee 2023 Vikram Pandit (Lead Director) Committee assignment Audit Kristy Pipes Andreas Fibig Nitin Sahney Clyde Ostler* 2025 Chair of Nominating and Governance Committee 2024 Management Compensation Sarah Williamson Committee assignment Audit Committee Thomas 2025 Chair of the Compensation and Talent Management Committee *jaynie studenmund Bartlett Committee and Talent

* Former director

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Corporate governance

Board evaluations

We consider the continued effectiveness of the board and its committees as critical to our long-term success and stockholder value. The board is committed to a rigorous evaluation of its performance and the performance of its committees and each director on an annual basis through the following process:

01 02 03 04 05 Self evaluation The board assesses its effectiveness and the effectiveness of its committees through annual self-evaluations, which are reported to the Nominating and Governance Committee. The self-evaluations cover the board and committee performance and governance effectiveness over the prior year, as well as topics including the adequacy of information provided by management, appropriateness of focus on specific strategic areas, strength of processes, and suggestions for continued priorities and other improvements, among others. Third party assessment Approximately every three years, we engage an outside consultant to assess the effectiveness of our board and committees and suggest areas for improvement. In 2025, Spencer Stuart conducted an in depth study of our board and committees, which included a detailed review of board materials, one-on-one interviews with our directors and management and discussions with our Chairman, Lead Director and Nominating and Governance Committee Chair. Their final report was presented to and discussed with our full board of directors. Lead Director review Mr. Pandit, our Lead Director, holds regular discussions with the directors on their individual performance and the board's performance as a whole. Nominating and Governance Committee review The Nominating and Governance Committee reviews each director's evaluation, as well as the third party assessment, if applicable. Board report and feedback The Nominating and Governance Committee prepares and shares a report with the board of directors with the results of the evaluation process. The board of directors reviews the report and takes actions as appropriate to address any feedback.

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Corporate governance

Succession planning

Our board of directors, guided by our Lead Director, is responsible for developing and annually reassessing succession plans for our CEO and other key executive officers of the Company, and preparing contingency plans for interim CEO succession in the event of an unexpected occurrence for board review. In addition, our Compensation and Talent Management Committee is responsible for ensuring appropriate compensation strategies and design to align with the retention and recruitment of our key executive officers. We actively plan for the succession of our executive officers (including those who are retiring or departing from the Company) and regularly consider our strong pipeline of internal and external candidates. As part of this process, in April 2024, Vikas Bhalla and Vivek Jetley, were each promoted to President of EXL in addition to their business head roles and became responsible for broader Company-wide responsibilities. In addition, in 2025 we re-aligned several leaders within the Company to enhance collaboration between groups and accelerate innovation in areas such as data modernization and artificial intelligence. These new roles are reflected below under “Our Executive Officers.”

We generally consider succession planning and associated executive compensation matters on the following schedule:

January Executive Committee performance review Board and Compensation and Talent Management Committee: Finalize and approve annual appraisal of Executive Committee February Compensation awards Compensation and Talent Management Committee: Finalize and approve compensation decisions for the prior year and target compensation for the current year Second half of the year Employee engagement update, employee benefit competitive review, succession planning Board: Review status and progress on CEO and executive succession planning, including review of short-term and long-term funnel and readiness, as well as leadership development and employee engagement Compensation and Talent Management Committee: Conduct employee benefit competitive review to ensure alignment with retention and recruitment strategy

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Corporate governance

Committees

Our board of directors has three standing committees: the Audit Committee, the Compensation and Talent Management Committee and the Nominating and Governance Committee. As discussed above, our board of directors has determined that each member of the Audit, Compensation and Talent Management and Nominating and Governance Committees meets the independence and experience requirements of the Nasdaq Stock Market and federal securities laws. Copies of our committee charters can be found on the Investor Relations page of our website at: https://ir.exlservice.com/corporate-governance. Information on our website referred to in this Proxy Statement does not constitute a part of this Proxy Statement.

The following table sets forth the current chairs and members of each standing committee of the board of directors. As an executive director, Mr. Kapoor, our Chairman and CEO, does not serve on any board committee.

Vikram Pandit (Lead Director) Thomas Bartlett* Andreas Fibig Audit Committee Compensation and Talent Management Committee Nominating and Governance Committee Pat Geraghty Kristy Pipes* Nitin Sahney+ Sarah K. Williamson Committee Chair Member *Audit Committee Financial Expert + Not standing for re-election

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Corporate governance

Audit Committee

Our Audit Committee assists our board of directors in its oversight of our accounting and financial reporting processes, including the integrity of the financial statements and other financial information provided by us to our stockholders, the public, stock exchanges and others; our compliance with legal and regulatory requirements; our independent registered public accounting firm’s qualifications and independence; the audit of our financial statements; the performance of our internal audit function and independent registered public accounting firm; the Company’s cybersecurity program and cyber strategy-related risks; business continuity and disaster recovery planning; our compliance program, including our Code of Conduct and Ethics and the processes used to disseminate it to our employees and monitor their compliance with its requirements; corporate insurance; and sustainability-related disclosures, processes and controls. Its risk oversight is discussed below beginning on page 36. The committee’s charter permits the committee to form and delegate authority to subcommittees when appropriate, provided that the subcommittees are composed entirely of directors who satisfy the applicable independence requirements under federal securities laws and Nasdaq Stock Market rules.

Audit Committee profile Kristy Pipes, Chair* Thomas Bartlett* Andreas Fibig Pat Geraghty Oversight of accounting and financial reporting processes, including internal controls over financial reporting Appointment, compensation, retention and oversight of our independent registered public accounting firm, including its independence Oversight of the audit of our financial statements and internal audit function Other key areas of oversight, including cybersecurity, business continuity and disaster recovery planning, legal and regulatory compliance (including sustainability-related disclosures, processes and controls), corporate insurance and significant litigation and regulatory enforcement matters Nitin Sahney+ *Audit committee financial expert under applicable SEC rules and regulations *Not standing for re-election 6 committee meetings in 2025

Our Audit Committee has direct responsibility for the appointment, compensation, retention (including termination) and oversight of our independent registered public accounting firm, and our independent registered public accounting firm reports directly to our Audit Committee. It also reviews and approves specified related-party transactions that are required to be disclosed under applicable securities disclosure rules, or as required by the rules of the Nasdaq Stock Market. The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934 (the “Exchange Act”). Our Audit Committee annually reviews and assesses the adequacy of its charter and its own performance.

The members of our Audit Committee are appointed by our board of directors. All members of the committee must also be recommended by our Nominating and Governance Committee.

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Corporate governance

Compensation and Talent Management Committee

Compensation and Talent Management Committee profile Thomas Bartlett, Chair Vikram Pandit Kristy Pipes Oversight of compensation-related risk, including reviewing and recommending incentive compensation plans Approving or recommending clawback policies, executive stock ownership guidelines, and hedging/pledging policies Retention and oversight of compensation consultants and other advisors Oversight of human capital management matters Sarah K. Williamson 4 committee meetings in 2025

Our Compensation and Talent Management Committee reviews and recommends policies relating to compensation and benefits of our directors, officers and employees and is responsible for approving the compensation of our Chairman and CEO and other executive officers, as well as overseeing our employee benefits policies, programs and administration. The committee reviews, evaluates and makes recommendations to our board of directors with respect to our incentive compensation plans and equity-based plans and administers the issuance of awards under our equity incentive plans. It also provides oversight with respect to human capital management matters, including talent and leadership engagement, development and training. The committee’s charter permits the committee to form and delegate authority to subcommittees when appropriate, provided that the subcommittees are composed entirely of directors who satisfy the applicable independence requirements of the Nasdaq Stock Market rules.

The Compensation and Talent Management Committee charter also permits the committee to retain advisors, consultants or other professionals to assist the committee to evaluate director, Chairman and CEO or other senior executive compensation and to carry out its duties. For 2025 and continuing into 2026, our Compensation and Talent Management Committee retained the services of Farient Advisors LLC (“Farient”), a qualified and independent compensation consultant, to aid the committee in performing its review of executive compensation including executive compensation benchmarking and peer group analysis. Our Compensation and Talent Management Committee annually reviews and assesses the adequacy of its charter and its own performance. Additional information regarding our Compensation and Talent Management Committee’s processes and procedures for considering executive compensation are addressed in the Compensation Discussion and Analysis below.

The members of our Compensation and Talent Management Committee are appointed by our board of directors. All new members of the committee must be recommended by our Nominating and Governance Committee. During 2025, none of our executive officers served as a member of the board of directors or compensation committee (or similar) of any entity that has one or more executive officers who serve on our board of directors or Compensation and Talent Management Committee.

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Corporate governance

Nominating and Governance Committee

Our Nominating and Governance Committee is primarily responsible for: (i) identifying and recommending candidates for election to our board of directors using selection criteria approved by our board of directors, reviewing composition of the board and committee membership and overseeing board refreshment and reviewing and recommending to our board of directors non-employee director compensation and benefits matters, (ii) developing and recommending to our board of directors Corporate Governance Guidelines, including independence standards, and other board procedures or corporate governance policies, as well as any changes to such guidelines, procedures or policies or to any of our organizational documents; (iii) overseeing our board of director, board committee, individual director and management evaluations and our director education program, and (iv) overseeing our sustainability-related goals, policies and practices. The committee’s charter permits the committee to form and delegate authority to subcommittees when appropriate, provided that the subcommittees are composed entirely of directors who satisfy the applicable independence requirements of the Nasdaq Stock Market rules.

Nominating and Governance Committee profile Andreas Fibig, Chair Pat Geraghty Key responsibilities include: Reviewing composition of the board, overseeing board refreshment and identifying and recommending board candidates Developing and recommending governance practices, including our Corporate Governance Guidelines Overseeing board and management evaluations Overseeing our sustainability goals, policies and practices Vikram Pandit Nitin Sahney+ Sarah K. Williamson *Not standing for re-election 4 committee meetings in 2025

Our Nominating and Governance Committee reviews written and oral information provided by and about candidates and considers any additional criteria it feels are appropriate to ensure that all director nominees possess appropriate skills and experience to serve as a member of our board of directors.

It also oversees our director onboarding and training program, which provides new directors with training regarding the Company’s policies and procedures and specific requirements that may be needed based on the director’s committee memberships.

In addition, the Nominating and Governance Committee oversees and reviews the Company’s sustainability goals, policies and programs and the Company’s corporate governance policies and practices regularly. It is responsible for reviewing and assessing the adequacy of our organizational documents and recommending any changes and annually reviewing and assessing the adequacy of its charter and its own performance. The members of our Nominating and Governance Committee are appointed by our board of directors.

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Corporate governance

Board and committee oversight of risk management

Full board oversight Our board of directors is ultimately responsible for overseeing EXL’s long-term health, value and financial strength, including oversight of key risks and the Company’s systems of internal and financial controls. Management, led by our Chairman and CEO, is responsible for identifying and managing our day-to-day risks and for implementing the processes, controls and practices that support our risk management framework and internal control systems. Because we are exposed to financial risks in multiple areas of our business, day-to-day risk management activities and processes are performed by multiple members of our senior and other management. Our management assists the board in identifying strategic and operating risks that could affect the achievement of our business goals and objectives, assessing the likelihood and potential impact of these risks and proposing courses of action to mitigate and/or respond to these risks. Responsible for primary oversight of our financial reporting, internal control and related risk matters, including financial and cybersecurity risks, and for overseeing internal and external audit processes and related regulatory and compliance matters. Reviews and discusses with management our enterprise risk assessment, major financial risk and cybersecurity exposures and the steps management has taken to monitor, control and manage such exposures, including our risk management guidelines and policies. Reviews and discusses with other board committees our sustainability disclosures, processes and controls and related matters. Audit Committee Responsible for oversight or risks related to our executive and employee compensation programs, including periodically assessing whether our compensation philosophy, policies and practices could encourage unnecessary or inappropriate risk taking, and for oversight of risks associated with broader human capital management matters such as retention-related risk. Compensation and Talent Management Committee Responsible for oversight of risks relating to corporate governance policies and practices, board composition and director independence, certain sustainability matters, and conflicts of interest. Nominating and Governance Committee Our management maintains, as part of our disclosure controls and procedures, a separate disclosure committee. Disclosure committee meeting attendees generally include our CEO, Chief Financial Officer, General Counsel, other members of our Executive Committee, members of our investor relations, controllership, tax, compliance, internal audit and legal teams, as well as our external auditors and outside counsel. As part of its review of our quarterly and annual reports the disclosure committee helps the Audit Committee and our board of directors understand new or changing risks that may affect us.

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Corporate governance

Cybersecurity risk management

Given the nature of our business, EXL is highly focused on maintaining a robust and comprehensive program that identifies and manages a broad range of information security, cybersecurity and data privacy, referred to collectively herein as “cybersecurity,” risks on behalf of our clients and their customers, as well as our employees, contractors and any relevant third parties.

Our board’s Audit Committee has primary oversight over cybersecurity and receives briefings from management throughout the year, typically on a quarterly basis, regarding our security risk management, including cybersecurity-related risks, vulnerabilities, policies, practices, and strategic initiatives. This also includes oversight of data governance and privacy practices. At least once a year, our board receives a report from management on our cybersecurity posture, our readiness and our capability to reduce the risk of, detect and respond to a cyber-attack.

Day-to-day management over cybersecurity is managed by our cross-functional cybersecurity apex body, the Management Security, Continuity and Privacy Forum, which is comprised of representatives from our management, business unit heads, and enterprise functions, such as legal, human resources, finance, growth and strategy, compliance, technology and information security. Our AI Governance Committee, which is further described below, provides management-level oversight and direction as specifically relates to secure AI practices and risk management.

Our cybersecurity team consists of qualified technical cybersecurity professionals, business continuity specialists and attorneys. We regularly conduct cybersecurity and other risk assessments and compliance audits both internally and through third party auditors that we independently engage or that we engage in connection with our certification to certain international standards. We also regularly assess and deploy technical safeguards and conduct vulnerability assessment and penetration testing of our technology environment independently and through third parties. We use the outcome of these assessments to align our cybersecurity program and technical safeguards with the evolving cybersecurity threat landscape and adjust and augment our security controls environment as required. We also periodically engage third-party experts to review and assess our cybersecurity governance and management, including as may relate to our use of suppliers and third party partners.

EXL 2026 Proxy Statement	/	37

Corporate governance

In 2025, our board and senior management completed cybersecurity tabletop exercises to further our preparedness in the event of a need to address a variety of cybersecurity threat scenarios.

People, processes and technology to protect information through its life cycle Regular trainings on risk mitigation, management, controls and procedures for each of our employees on information security, cybersecurity and data privacy Annual internal risk-based audit program More than 70 external, internal and client audits annually Compliance with the ISO 27001, PCI DSS 3.2, HITRUST and SOX 404 standards, among others Regular test runs of audits and simulated attacks Capabilities to identify, protect, detect, respond and recover from cyber threats, incidents and attacks, reduce vulnerabilities and minimize the impact of cyber incidents Emphasis on compliance and institutional governance Guidance from relevant regulatory and governance bodies in Europe, India, South Africa, the UK and the US, including the Cybersecurity Framework of the National Institute of Standards and Technology

For more details on our cybersecurity program, see “Sustainability – Cybersecurity at EXL” on page 49.

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Corporate governance

Sustainability risk management

Our board reviews and receives regular reports on sustainability risks, including those relating to sustainability disclosures, employee safety, environmental-related efforts, human capital management matters, and corporate governance trends and best practices. We also receive third-party limited assurance of the information contained in our annual Sustainability Report from a Big 4 accounting firm affiliate. Each of our board committees oversees sustainability-related risks related to matters within their purview:

Board committee oversight over sustainability-related risks Nominating and Governance Committee Audit Committee General oversight, Sustainability including as relates to disclosures, policies and goals, processes and controls targets and metrics Compensation and Talent Management Committee Human capital management, including talent and leadership engagement, development and training, employee compensation and benefits The full board is regularly briefed on the matters overseen by each Committee

We maintain a cross functional management-level sustainability steering committee (“Sustainability Steering Committee”), which is responsible for setting our sustainability strategy and risk management, updating our management and board on sustainability-related developments, including applicable regulatory changes, overseeing our internal and external disclosures on sustainability matters, and providing implementation support across our Company. The Sustainability Steering Committee works in close coordination with the board, advising and assisting in the board’s oversight of sustainability risks and other matters. For more details on our sustainability-related efforts, see “Sustainability” on page 42.

Artificial intelligence risk management

We have a centralized, cross-functional management-level AI Governance Committee, which oversees the use of AI models by EXL, and is jointly led by our General Counsel and Chief Information Officer and supported by our corporate compliance team, and digital, analytics and applicable business leads. The AI Governance Committee is guided by our global AI Governance Policy.

Our board and our Audit Committee are briefed from time to time by management and third-party firms on AI-related risks and opportunities, including in-depth discussions regarding current AI deployments with our customers. For more details on the use of responsible AI, see “Responsible artificial intelligence” on page 49.

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Corporate governance

Stockholder engagement

In 2025 and early 2026, we continued our formal governance-focused stockholder outreach program. Given our frequent engagement and the maturity of our stockholder outreach program, a number of our stockholders with which we engaged in prior years elected to defer meeting again to a future year. For the meetings we conducted with our stockholders in 2025 and early 2026, EXL was represented by our management and members of our legal and investor relations teams. We discussed the topics listed below.

~64%	Outreach to stockholders by shares outstanding during 2025-2026 season

04. 03. 02. 01. Board leadership, structure, composition, skills and refreshment Corporate governance practices Executive compensation Risk oversight, including as relates to general corporate strategy, and AI and cybersecurity 05. Talent management, including executive succession planning 06. Sustainability strategy and disclosure practices 07. Community engagement and impact Stockholder engagement topics

EXL also regularly interacts and shares information with our stockholders through our quarterly earnings calls, investor meetings, SEC filings and publications on our website, among others. The feedback received from our stockholders is shared with and reviewed by our board, which is used to inform and focus our decisions relating to our governance and sustainability practices and to improve our disclosures.

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Corporate governance

Communications with the board

Stockholders interested in contacting our board of directors, Lead Director or the directors who meet in executive session are invited to do so by writing to:

Board of Directors of ExlService Holdings, Inc.

c/o Corporate Secretary

ExlService Holdings, Inc.

320 Park Avenue, 29th Floor

New York, New York 10022

All other stockholder communications addressed to our board of directors will be referred to our Chairman and CEO and our Lead Director and tracked by our Corporate Secretary. Stockholder communications specifically addressed to a particular director will be referred to that director.

Complaints and concerns relating to our accounting, internal accounting controls or auditing matters should be communicated to our Audit Committee, which consists solely of non-employee directors. Any such communication may be anonymous and may be reported to our Audit Committee through our General Counsel by writing to:

Audit Committee of the Board of Directors

ExlService Holdings, Inc.

320 Park Avenue, 29th Floor

New York, New York 10022

Attn: General Counsel

All such concerns will be reviewed under Audit Committee direction and oversight by our General Counsel, our Head of Internal Audit or such other persons as our Audit Committee determines to be appropriate. Confidentiality will be maintained to the fullest extent possible, consistent with the need to conduct an adequate review. Prompt and appropriate corrective action will be taken when and as warranted in the judgment of our Audit Committee. We prepare periodic summary reports of all such communications for our Audit Committee.

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Sustainability

Sustainability

Sustainability practices aligned with our corporate strategy Sustainability scorecard At EXL, we find a better way for our clients and do our part to build a better future by operating in a responsible and sustainable manner in support of our business goals. By integrating sustainable practices into our business model, working towards positive social change, and providing transparent reporting on those practices and our progress, all in a manner that contributes to our corporate strategy, we are a stronger and more resilient organization that is better able to deliver long-term value to our stakeholders. Community Engagement Protecting our planet Human Rights Sustainable supply chain Supporting and developing our people Cybersecurity Responsible AI ISS ESG Corporate Rating B- *These scores are a representative sample of our sustainability ratings. Current score (as of December 31, 2025) Sustainalytics 12.0 Eco vadis 81 CDP B Management level 40+ - 0 Scale DDD - AAA Scale D- - A+ Scale 0 - 100 Scale D- - A Scale D- - A Scale Supplier Engagement Leader Leader CDP Supplier Engagement A Gold percentile industry group 98th Low risk percentile industry group 98th Prime Decile rank (industry top 10%) 1 MSCI AA

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Sustainability

Community engagement

Focused on empowering our employees to assist our communities in developing market-relevant skills Employee participation is central to our community engagement strategy. We count on our employees to share their skills and experiences working on advanced digital technologies through volunteering and participating in charitable efforts – either through financial or in-kind donations. We support our employees’ charitable efforts by enabling payroll giving and/or recurring donations and provide company matching. Our use of virtual volunteering has made participation in our community engagement programming even easier for our employees and has enabled us to reach more people through our programming. We seek to increase engagement across our organization in our community initiatives. We hold an annual awards ceremony to recognize our employee volunteers for their contribution. In 2025, we continued our strategy of empowering certain of our employees who have an appetite to be local “CSR champions” to drive interest and participation across our employee base in our community engagement programming at a local and more personalized level and enabling our global initiatives to reflect local matters. In 2025, more than 50,000 EXL employees participated in our community engagement programming by donating their time or resources, an increase of more than 20,000 individual participants over 2024. Our signature initiatives offer direct volunteering opportunities: Skills to Win – our employees volunteer to provide training on community members on skills for back-office roles, finance/accounting, data, coding and digital capabilities and other STEM-focused skills, as well as life and career readiness skills. More than 2,600 people in our communities impacted by Skills to Win in 2025. Education as a Foundation – our employee volunteers help provide our school-aged community members with digital literacy, math and other STEM-learning skills and provide guidance on related educational and career pathways. More than 27,000 students in our communities benefited from our Education as a Foundation programming in 2025. Our employees also engage with our communities through: EXL giving campaigns: Employee fundraising and in-kind donation campaigns for causes aligned with our community engagement philosophy. NGO Uplift Studio: Employee-provided capability-building support across governance, digital enablement, people practices, and fundraising, among others, for select non-governmental organizations in our communities. Tree planting: In partnership with our environmental sustainability team and environmental CSR partners, our employees contribute to reforestation and afforestation initiatives, supporting long-term ecological restoration.

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Sustainability

Environmental sustainability; Sustainable supply chain

Environmental sustainability philosophy We are committed to environmental stewardship and to reducing the environmental impact of our global operations, which creates efficiencies for our business. Our efforts center on conserving energy, minimizing waste, reducing water usage and single-use plastics, and building efficient, sustainable infrastructure to lower our overall environmental footprint. We estimate that our energy efficiency initiatives in our office operations, including an enterprise-wide retrofit program for smart automation of energy sources, the use of modular power systems to conserve energy, optimization of our real estate, employee commuting route efficiency initiatives, and our transition from on-prem to cloud-based services collectively resulted in energy cost savings for the Company of $200,000 in 2025. We disclose detailed information on our greenhouse gas emissions, including our reduction targets, and climate risks and impacts in our Sustainability Report. Our near-term emissions reduction targets are independently validated by the Science Based Targets Initiative. We seek to improve energy efficiency in our office facilities by leasing facilities in green or LEED-certified/green buildings where practicable, with approximately 62% of our operations by square foot now located in such buildings. We engage in responsible water usage, in order to decrease water consumption per employee. We conduct water neutrality audits in India, the Philippines, Europe, the United Kingdom, Ireland and South Africa. We recently launched a pilot project to deploy air-to-water generators at one of our locations in India, which may help further reduce our reliance on traditional water sources. We are consolidating our data centers and working with leading providers, to shift enterprise services and business solutions to the cloud. In conjunction with our Al Governance Committee, we seek to understand the environmental impacts of EXL-created Al models. Our global renewable energy footprint increased to 50%+ in 2025, up from 44% in 2024, driven by the expansion of our renewable energy portfolio in India and the Philippines, including the installation of on-site solar power panels in South Africa. Our increased adoption of renewable energy, along with other energy optimization initiatives, has contributed to reductions in Scopes 1 and 2 greenhouse gas emissions since 2019. We conducted a Biodiversity Impact Assessment across more than 50 EXL office locations using globally recognized tools. This helped us to identify sensitivities and key dependencies on climate, air quality and land use within our operations. EXL's environment, health and safety framework embeds waste minimization, responsible consumption, and recycling practices across global delivery centers. This includes responsible disposal processes, use of digital workflows to reduce paper consumption, and environmentally conscious procurement supported by supplier engagement initiatives that has contributed to reduced Scope 3 emissions since 2019. Sustainable supply chain To ensure that our suppliers' business conduct aligns with our expectations, we collect background information from our new suppliers on their policies and performance relating to economic and environmental, data privacy, and labor rights matters. We ask our suppliers to attest to their compliance with our Supplier Standards of Conduct, which set out commitments relating to creating a more sustainable and responsible world through addressing human rights, labor rights and environmental issues. We generally maintain the right to review our suppliers' practices at onboarding and throughout our engagement. In 2024, we joined the CDP supply chain management program to better understand our suppliers' emissions and environmental practices. Sustainability training sessions were provided to 100% of employees in the procurement department. Building on this effort, we hosted our first "Supply Chain Sustainability Confluence" in 2025, bringing together representatives from our top 100 suppliers across global locations to drive strategic alignment on EXL's sustainability priorities. Wherever practicable, we prioritize sourcing materials from local suppliers.

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Sustainability

Supporting and developing our people

At EXL, our people are our greatest asset and a key differentiator in delivering data and AI-driven solutions that fuel long-term strategic growth. We invest in fostering a high-performance, people-first culture that prioritizes continuous learning, personalized development, and robust upskilling — particularly in data and AI capabilities — to ensure our workforce remains future-ready and highly engaged. This commitment to employee advancement is reflected in our workplace culture grounded in collaboration, innovation, and respect. We provide our employees access to democratized talent development programs, as well as employee resource groups, mentorship and professional networking opportunities to reinforce engagement, cultivate varied perspectives, and align with our core values, all of which help EXL attract, develop, and retain top talent empowered to meet evolving client needs. On an annual basis, our Compensation and Talent Management Committee reviews a comprehensive human capital strategic review prepared by management, followed by a full board review.

Our workplace culture

We believe that diversity of perspective and experience is fundamental to our ability to innovate and deliver on our global strategy. EXL’s inclusive workplace culture is anchored in a governance framework with strategic direction and execution supported by a global, cross-functional mix of senior leaders. We assess our current gaps, develop awareness, and advance capabilities to manage unconscious bias. At EXL, we build culture and competencies to improve diversity and inclusivity. Our organization builds awareness at all levels, generates visibility, and encourages a culture of diverse views through sustained communication and employee resource groups. We are making the necessary interventions to ensure that our talent decisions and outcomes are free from bias and based on merit, effort and performance. EXL’s Diversity and Inclusion Council is an apex body that has been created to ensure that our D&I program achieves its multi-pronged objectives

Talent recruitment, development and retention

Talent-first mindset for our multifaceted talent needs

We view talent as a key competitive advantage. Our talent acquisition strategy is a core pillar of our growth and capability agenda, designed to attract high-caliber professionals with cutting-edge skills in data, AI, digital transformation, and domain expertise. Our integrated talent management framework prioritizes proactive identification of critical roles and skills, market mapping, and a structured recruitment approach that leverages advanced online platforms, AI-enabled screening to enhance candidate experience and fit.

Integrated talent management framework

We maintain an integrated talent management framework, employing active collaboration between our recruitment, capability development and human resource functions. We use data, technology, including an AI-driven infrastructure, and business insights to help us create a global talent network and stay ahead of the dynamic talent economy, while building a future-ready workforce.

Active role for senior leadership	Our senior leadership team and board play a critical role in defining our talent priorities to align with our strategic vision for each of our business units, as well as with our clients’ priorities.

Continuous employee development

At EXL, capability development is a cornerstone of our talent strategy, designed to equip employees with the skills and expertise needed to succeed in a rapidly evolving digital, data, and AI landscape. From and after onboarding, we promote large-scale upskilling and reskilling opportunities, while fostering an environment that supports individual skill building and career advancement through a democratized learning ecosystem.

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Sustainability

Our capability development framework

Our capability development framework is focused on addressing roles critical to strategy, upskilling our employees with appropriate skillsets for Company-wide critical roles and create a future-ready workforce with data, AI and domain skills. Our digital learning ecosystem enables self-directed learning with AI-curated content, personalized learning pathways, hands-on practice labs, and collaborative forums that help individuals build digital, domain, and leadership capabilities aligned with both current roles and future opportunities.

We complement this with structured domain and technical academies, as well as targeted programs in topics such as generative AI and customer experience to deepen specialized expertise, and training in partnership with various industry organizations, institutes, business schools and consulting firms.

Insurance Healthcare | Digital Generative Al| Analytics Digital Industry and Domain Leadership Finance and Accounting Travel, Transportation and Logistics Revenue & profitability Efficiencies Customer experience Transformation Higher value creation and capture Business Utilities outcomes

2025 Training by the numbers

~1.6M hours of training 20+ average hours of training per employee 70,000+* employees trained 44,500+ employees trained on digital skills 345+ Assistant Vice Presidents and above digital specializations achieved 96% of our employees engaged with trainings on our learning platform 8,250+ technology specializations achieved 44,500+ employees trained on digital skills 750+ partner certifications achieved

*Includes current and former employees

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Sustainability

Employee engagement and communication

We believe that each message we share with our 65,000+ employees is an opportunity to connect these colleagues across the globe with a unified sense of purpose and encourage them to drive our culture and innovation. Our employee engagement and internal communications strategy is centered on building a workforce that is connected, informed and future-ready through a narrative that is consistent, compelling, and relatable.

We strengthen alignment across EXL through clear, theme-based communication linked to business priorities, to make information accessible, engaging, and consistent. By spotlighting innovation, employee experiences, and learning pathways, we reinforce a sense of pride and enable continuous upskilling and AI-adoption across teams. Cross-functional collaboration is a cornerstone of our approach, ensuring consistent messaging and integrated campaigns that power enterprise-wide initiatives.

2025 Communications and employee engagement initiatives Strategic internal campaigns We conduct internal communication campaigns relating to knowledge sharing through product demonstrations and dialogue, Al-led skilling and learning initiatives, corporate events, and certain innovation based programs such as our annual IdeaTank competition, which encourages our employees to submit their ideas for new EXL services or solutions to be reviewed by a panel of judges, "Shark Tank" style. Communication channel and platform Through our Company intranet, digital screens, emails and instant messaging, we communicate with our employees through: Global monthly newsletter Geography townhalls Business townhalls Employee engagement and storytelling We highlight specific employees and their stories through: Smart video storytelling Employee recognitions, including of key milestones or achievements Talent spotlights for upskilling and innovation achievements Employee backgrounds in connection with the recognition of certain holidays or events External amplification and employer brand We seek to amplify our presence outside of EXL through: · Talent-centric digital campaigns · Showcases on social media participation in industry events, partnerships and speak opportunities Thought leadership and media features

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Sustainability

Benefits

Paid leave for new parents Excused days of Absence Generous vacation Policy Employee assistance program providing confidential counseling services Paid holidays Annual or monthly incentives: 100% of our employees are eligible to receive Our employees also participate in our success: 401K plans with Company match: 100% of our U.S. employees are eligible to enroll within three months of their employment at EXL ESPP: Eligible employees in the US and certain other jurisdictions may participate in our employee stock purchase plan

Employee health, safety and wellbeing

The health, safety and wellbeing of our employees are fundamental to our operations and aligned with our commitment to conduct our business in a responsible and safe manner. We maintain a comprehensive Environment, Health and Safety (EHS) Management System certified to ISO 45001:2018, which provides a structured framework to manage risks and promote workplace safety across our global operations. We have achieved a Five Star Rating from the British Safety Council for best practices in occupational health and safety across our United Kingdom, India, Philippines, Europe and South Africa centers, and we continue to operate in alignment with the guidelines of the Five Star audit framework. Training on health and safety is delivered periodically to employees, suppliers and partners, and in 2025 an updated mandatory health and safety e-learning module was launched for all employees. We conduct annual risk assessments with the objective of identifying and minimizing workplace hazards. We have established both Company-wide and worksite-specific safety objectives that are integrated into our EHS Management System to ensure consistent application of safety practices.

Where practicable, EHS considerations are integrated into business activities with a focus on conducting operations in an environmentally responsible manner while safeguarding the health and safety of employees, contractors, customers, visitors and the communities in which we operate.

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Sustainability

In addition to safety practices, we offer a range of initiatives to support overall employee wellbeing, including:

On-site health camps Workshops to support individuals with disabilities Financial wellbeing workshops and webinars Wellbeing initiatives Programs focused on physical and mental health, including confidential counseling Workshops to support new parents Online and telehealth consultations (for certain regions)

Cybersecurity at EXL

We are committed to protecting the confidentiality, integrity, availability and privacy of the information assets of our clients and their customers, as well as our employees, and our vendors, that are shared with us and for which we are responsible. We maintain a comprehensive cybersecurity and data privacy program, based on defined policies processes and practices to safeguard the security, confidentiality, integrity, availability and protection of this information that we aim to continually strengthen in order to mitigate material vulnerabilities and the impact of cyber incidents and comply with applicable data privacy laws and regulations.

For more information on our cybersecurity risk management, please see “Cybersecurity risk management” on page 37. For more information on our information security and data privacy procedures, please refer to the 2025 Form 10-K, Item 1C.

Responsible artificial intelligence

We seek to ensure that our use of AI in our business and operations is ethical, trustworthy and responsible. Our approach to the development and application of AI is grounded in the principles of fairness, security, reliability, transparency, accountability, sustainability and privacy. A strong responsible AI framework contributes to measurable business outcomes. It enables the scalable deployment of AI solutions while reducing regulatory, operational, reputational and litigation risk. Our framework helps to build trust and accelerate client adoption.

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Sustainability

Oversight over our use of AI models is provided by our centralized, cross-functional AI Governance Committee, which is jointly led by our General Counsel and Chief Information Officer and includes representatives from our corporate compliance team and digital and applicable business leads. Pursuant to our AI Governance Policy, new deployment of AI created by EXL is assessed against our trustworthy AI principles to promote consistent risk management, efficient model life cycle oversight and sustained business value.

Our AI Governance Policy also establishes guidelines on regulatory compliance, data privacy and security, best practices for front-end and back-end development and human oversight, helping ensure that AI-enabled solutions deliver measurable outcomes for clients while preserving trust and resilience. Our management of these risks is reported to the board and the Audit Committee from time to time. See “Artificial intelligence risk management” on page 39. We also emphasize training our workforce in AI and responsible AI practices to enhance adoption, execution quality and long-term value creation. See “2025 Training by the numbers” on page 46.

Human rights

Our Human Rights Policy details our commitment to human rights and our zero tolerance for workplace harassment and discrimination and preventing forced labor and trafficking and other abuses.

Sustainability matters and pay-for-performance at EXL

Continued focus on sustainability initiatives aligned with business strategy and return on investment is a factor in determining our CEO’s total compensation. For more information, see “Detailed review of compensation components – Annual incentives – Determination of individual performance measure achievement” on page 69.

Sustainability oversight

For more information on our oversight of sustainability and sustainability-related matters and risks, see “Sustainability risk management” on page 39.

Learn more about sustainability matters at EXL

Please visit www.exlservice.com/about/sustainability to learn more about our efforts toward sustainability, the impacts we are making on our communities and the environment and how this contributes to our business strategy. Information on our website referred to in this Proxy Statement does not constitute a part of this Proxy Statement.

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Our Executive Committee

Our Executive Committee

From back left: Vivek Jetley, President and Head of Insurance, Healthcare and Life Sciences; Vikas Bhalla, President and Head of AI Services and Operations; Anita Mahon, Executive Vice President, Chief Strategy & M&A Officer*; Narasimha Kini, Executive Vice President, Banking & Capital Markets and Diversified Industries; Maurizio Nicolelli, Executive Vice President and Chief Financial Officer; Pamela Harrison, Executive Vice President and Chief Human Resources Officer; Ajay Ayyappan, Executive Vice President, General Counsel and Corporate Secretary

From front left: Andy Logani, Executive Vice President and Chief Digital and AI Officer; Vishal Chhibbar, Executive Vice President, International Growth Markets and Chief Growth Officer; Rohit Kapoor, Chairman and CEO; Baljinder Singh, Executive Vice President, Global Chief Information Officer, and Head of Enterprise Digital Transformation

*Ms. Mahon served on our Executive Committee through April 1, 2025.

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Our Executive Committee

Executive Committee biographies

The following are biographies for each of the members of our Executive Committee. Of the members of our Executive Committee, Rohit Kapoor, Ajay Ayyappan, Vikas Bhalla, Vishal Chhibbar, Pamela Harrison, Vivek Jetley, Narasimha Kini and Maurizio Nicolelli are considered executive officers.

Rohit Kapoor (age 61) | Chairman and CEO See “Our board of directors” above for Mr. Kapoor’s biography.

Ajay Ayyappan (age 48) | Executive Vice President, General Counsel and Corporate Secretary

Mr. Ayyappan has served as our Executive Vice President, General Counsel and Corporate Secretary since February 2023. He previously served as our Senior Vice President, General Counsel and Corporate Secretary (December 2018 to February 2023), our Vice President, Acting General Counsel and Corporate Secretary (August 2018 to December 2018), our Vice President, Deputy General Counsel and Assistant Secretary (April 2014 to August 2018) and our Vice President and Assistant General Counsel (March 2007 to March 2014). Prior to joining us, Mr. Ayyappan was a corporate associate at the law firm, Morgan, Lewis & Bockius LLP.

Vikas Bhalla (age 54) | President and Head of AI Services and Operations

Mr. Bhalla has served as our President and Head of AI Services and Operations Strategic Growth Unit since 2025. Previously, he served as President and Business Head, Insurance since April 2024 and, prior to that, as our Executive Vice President and Business Head, Insurance since January 2014 and as our Head of Outsourcing since November 2009. He previously served as Vice President, Operations of EXL India (June 2006 to October 2009), as Vice President, Migrations, Quality and Process Excellence of EXL India (April 2002 to June 2006) and as Director, Quality Initiatives of EXL India (May 2001 to March 2002). From May 1998 to May 2001, Mr. Bhalla served in various capacities at General Electric, including as the Quality Leader and E-Business Leader for GE Plastics India. Mr. Bhalla is based in India.

Vishal Chhibbar (age 58) | Executive Vice President, International Growth Markets and Chief Growth Officer

Mr. Chhibbar has served as our Executive Vice President, International Growth Markets and Chief Growth Officer since 2025. Previously, he served as our Chief Growth and Strategy Officer since July 2023. Mr. Chhibbar was EXL’s chief financial officer from 2009 – 2019, and also previously served as the head of Finance and Accounting at EXL. Between 2019 and his return to EXL, Mr. Chhibbar served as chief financial officer at Brillio and president and chief financial officer of EPIQ. Mr. Chhibbar has also served in various financial leadership roles across companies such as GE Capital, American Express Bank and Xerox.

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Our Executive Committee

Pamela Harrison (age 61) | Executive Vice President and Chief Human Resources Officer

Ms. Harrison has served as our Executive Vice President and Chief Human Resources Officer since June 2023. She previously served as executive vice president of human resources at Genworth Financial, and as a director of human resources of business transformation at Latham & Watkins LLP.

Vivek Jetley (age 51) | President and Head of Insurance, Healthcare and Life Sciences

Mr. Jetley has served as our President and Head of Insurance, Healthcare and Life Sciences since 2025. Previously, he served as President and Business Head, Analytics since April 2024 and previously as our Executive Vice President and Business Head, Analytics since January 2020. He previously served in various leadership roles with us, including heading enterprise strategy and setting up a strategic deal team. Mr. Jetley has been with EXL since 2006. Prior to joining us, Mr. Jetley was a Partner at Inductis.

Narasimha Kini (age 57) | Executive Vice President, Banking & Capital Markets and Diversified Industries

Mr. Kini has served as our Executive Vice President, Banking & Capital Markets and Diversified Industries since 2025. Previously, he served as our Executive Vice President and Business Head, Emerging Business since October 2021. He previously served in several leadership roles with us, including in our strategic initiatives and finance and accounting services. Mr. Kini has been with EXL since 2001. Prior to joining us, Mr. Kini was a Finance Leader at Willis Faber.

Anand “Andy” Logani (age 49) | Executive Vice President and Chief Digital and AI Officer

Mr. Logani has served as our Executive Vice President and Chief Digital and AI Officer since 2025. Previously, he served as our Executive Vice President and Chief Digital Officer since January 2024. Since joining EXL in 2001, he has served in various leadership positions with us, including as Chief Digital Officer and as our Global Head of Life & Annuity Insurance business. Prior to joining us, Mr. Logani was a member of the strategic sales team at Kuehne & Nagel.

Maurizio Nicolelli (age 57) | Executive Vice President and Chief Financial Officer

Mr. Nicolelli has served as our Executive Vice President and Chief Financial Officer since February 2020. Prior to joining the Company, Mr. Nicolelli served as Senior Vice President and Chief Financial Officer of Casa Systems beginning in 2019. He previously served 23 years at FactSet Research Systems, where he was Senior Vice President, Principal and Chief Financial Officer from 2009 to 2018.

Baljinder Singh (age 53) | Executive Vice President, Global Chief Information Officer, and Head of Enterprise Digital Transformation

Mr. Singh has served as our Executive Vice President and Global Chief Information Officer since January 2024. Mr. Singh has been with EXL for more than 24 years, joining us as part of the founding leadership team. He has held several leadership roles at EXL across technology, transformation, digital solutions, platforms development, and information security. He is based in India.

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Executive compensation

Executive compensation

Compensation Discussion and Analysis

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Executive compensation

Named Executive Officers

As determined in accordance with SEC rules, our named executive officers (“NEOs”) for 2025 are:

Rohit Kapoor, our Chairman and CEO

Maurizio Nicolelli, our Executive Vice President and CFO

Vikas Bhalla, our President and Head of AI Services and Operations

Vivek Jetley, our President and Head of Insurance, Healthcare and Life Sciences

Narasimha Kini, our Executive Vice President, Banking & Capital Markets and Diversified Industries

Executive summary

Select 2025 financial and business highlights

•

Our annual revenues increased by 13.6%, from $1.84 billion in fiscal year 2024 to $2.09 billion in fiscal year 2025. Data and AI-led revenue and Digital Operations revenue increased by 17.9% and 8.6%, respectively.

•	We improved our net income attributable to stockholders by 26.6% from $198.3 million in fiscal year 2024 to $251.0 million in fiscal year 2025.

•	Our diluted EPS increased from $1.21 in fiscal year 2024 to $1.54 in fiscal year 2025, an increase of 28%.

•	We added approximately 5,800 employees to our global workforce, mainly in our delivery centers.

•

In 2025, we returned capital to stockholders by repurchasing $316.6 million of shares. During fiscal year 2025, on July 29, 2025, we entered into a 2025 ASR Agreement with Citibank to repurchase shares of our common stock for an aggregate purchase

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Executive compensation

price of $125.0 million, as part of our 2024 Repurchase Program. On December 15, 2025, we privately repurchased shares from Orogen Echo LLC for an aggregate purchase price of $63.3 million, which is separate from the 2024 Repurchase program.

•

As of December 31, 2025, our 1-year TSR was (4.4%), our 3-year TSR was 25.2% and our 5-year TSR was 149.3%. We outperformed our comparator groups in 5-year TSR, reflecting our long-term growth expectations and performance.

Awards and recognitions

World's Best Companies in Sustainable Growth 2025 TIME America's Most Responsible and Greenest Companies List 2024-2026; America's Most Reliable Companies List 2024-2025; America's Most Charitable Companies List 2026 Newsweek Leader in Data and Al Services; Payment Integrity Solutions; Group Life & Annuities Insurance BPS and TPA; and P&C Insurance BFS 2025 Everest Group PEAK Matrix® Assessment Most Trusted Companies in America List 2025 Forbes America's Climate Leaders 2025 USA Today Leader in Generative Al Services; Insurance Services and Payer Digital Transformation 2025 ISG Provider Lens Best Employers Asia-Pacific 2025 Financial Times Market Leader in Insurance Services 2025 HFS Horizons Winner in FinTech Real Results for Lending Transformation; A Major player in US Healthcare Value Based Analytics Services 2025 IDC Best Sustainability Reporting (Mid-Cap) 2025 Corporate Governance Awards, Governance Intelligence

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Clients and operations

•	In 2025, we won 65 new clients, adding to the 69 new clients we won in 2024.

•	In 2025, we unveiled EXLdata.ai™, a first-of-its-kind agentic AI-native suite of data solutions to solve enterprises’ biggest challenges in making data ready for AI.

•	We secured a Great Place to Work® Certification™ in India and the Philippines for 2025.

•

We were named a World Economic Forum (WEF) 2025 MINDS (Meaningful, Intelligent, Novel, Deployable Solutions) Winner for Code Harbor™, an AI-powered platform modernization solution. The award is part of the WEF AI Governance Alliance to identify AI applications that are delivering real impact at scale.

Summary of key compensation considerations & decisions in 2025

The following highlights the Compensation and Talent Management Committee’s key considerations and compensation decisions in 2025.

Items	Considerations and decisions

Stockholder Input	At our 2025 Annual Meeting, approximately 96% of our stockholders approved, on a non-binding basis (excluding broker non-votes), of our compensation of our NEOs, indicating to us that our stockholders support our executive compensation program. In 2025, we continued to engage with our stockholders about our executive compensation program, as described on page 40.

Base Salaries	All of our continuing named executive officers received a base salary increase, consistent with Company performance and growth and applicable benchmarking practices.

Annual Incentives	Our annual incentives continued to be based on achievement of Company goals (revenue and AOPM) and personal performance goals. Our continuing named executive officers, other than the CEO, each received an increase to their target annual incentive opportunity, a change which was reflective of the Company’s growth, peer benchmarking, and, for Messrs. Bhalla and Jetley, promotions in April 2024 from executive vice president to president. In 2025, we delivered 100.3% of our revenue performance target and 100.04% of our AOPM target, resulting in annual incentive payouts, ranging from 101% to 106% of target performance for our named executive officers.

Equity Incentives

Consistent with prior years, we granted time-based and performance-based restricted stock units to our NEOs. Performance-based restricted stock units are linked to the achievement of cumulative revenue and relative TSR.

The time-based restricted stock units vest 25% per year over four years based on continued employment and the performance-based restricted stock units cliff vest at the end of a three-year performance period based on our achievement of the performance metrics.

At the Company’s 2025 Annual Meeting, our stockholders approved the ExlService Holdings, Inc. 2025 Omnibus Incentive Plan as a successor to the ExlService Holdings, Inc. 2018 Omnibus Incentive Plan.

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Executive compensation

Pay-for-performance

Our executive compensation philosophy is focused on pay-for-performance. In this regard, we link a significant portion of each NEO’s total compensation to the achievement of specified performance goals. This variable compensation is “at-risk” and rewards performance and contributions to both short- and long-term financial performance.

As illustrated by the following graphs, the majority of the compensation that may be earned by our NEOs is tied to the achievement of financial performance metrics (annual incentive awards and PRSUs) or fluctuates with the underlying value of our common stock (PRSUs and RSUs).

Chairman & CEO compensation mix* NEO compensation mix* (Excluding Chairman & CEO) 86% 95% at risk 9% 5% Fixed 11% 12% Fixed 88% at risk 77% Equity Annual incentive awards Base salary

* Percentages displayed are rounded.

The graphs above reflect the following information included in the Summary Compensation Table on page 79. “Equity” reflects the information in the “Stock Awards” column, “Annual incentive awards” reflects the information in the “Non-Equity Incentive Plan Compensation” column, and “Base salary” reflects the information in the “Salary” column. Items in the “Change in Pension Value and Nonqualified Deferred Compensation” and “All Other Compensation” columns of the Summary Compensation Table on page 79 are not reflected in the above graphs.

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Executive compensation

Executive compensation program, practices and policies

Our compensation programs, practices and policies are reviewed and re-evaluated regularly and are subject to change from time to time in line with market best practices, including alignment of pay with performance. Our executive compensation philosophy is reflective of our core values, focused on pay-for-performance and designed to reflect appropriate governance practices aligned with the needs of our business. Listed below are some of the Company’s more significant practices and policies that were in effect during fiscal year 2025, which are intended to drive performance and to align our executives’ interests with those of our stockholders.

What we do	What we don’t do

Align our executive pay with performance: We link a significant portion of each NEO’s total compensation to the achievement of specific performance goals.

Variable compensation is “at-risk” and rewards performance and contributions to both short- and long-term financial performance.

No option repricing: We prohibit option repricing without stockholder approval.

Use appropriate peer groups when establishing compensation: We establish a peer group to help us review market practices and design a competitive compensation program. The criteria for peer group selection include annual revenues, similarity in business model and strategic focus, scope of operations, potential mobility of talent and industry alignment.

We set compensation for our executive officers at levels that we believe are appropriate relative to the compensation paid to similarly situated executive officers of our peers, giving consideration to market and other factors.

No option backdating or discounting: We prohibit option backdating and discounting.

Ensure equity compensation best practices: We design annual long-term equity incentives to encourage our executives to maintain a long-term view of stockholder value creation and to encourage retention. Our standard annual equity awards are granted in part on the basis of the executive’s performance in the prior year and are subject to time or performance-based vesting conditions. A significant portion of such awards only pay out according to the achievement of Company performance goals covering a 3-year period.

We hold dividends accrued under our equity awards, if any, until the recipient vests in the underlying shares or units.

No excessive overhang or dilution: We do not have excessive overhang or dilution from equity grants.

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Executive compensation

What we do	What we don’t do

Maintain an independent Compensation and Talent Management Committee and compensation consultant: Compensation decisions for our NEOs are approved by a Compensation and Talent Management Committee composed of non-employee independent directors.

Our Compensation and Talent Management Committee is advised by an independent compensation consultant who reports directly to the Compensation and Talent Management Committee and provides no other services to the Company or management.

Perquisites: We do not provide our named executive officers with significant perquisites or personal benefits. We believe the limited perquisites we offer are reasonable and consistent with market trends. In addition, we consider the perquisites and personal benefits that we offer to our executives in India to be customary benefits which allow us to remain competitive for top talent.

Mitigate risks: The mix and design of our compensation programs serves to mitigate operational, financial, legal, regulatory, strategic and reputational risks.	No tax gross-ups: We do not provide gross-ups to any of our named executive officers for any excise taxes imposed with respect to Section 280G (change-in-control payments) or Section 409A (nonqualified deferred compensation) of the U.S. Internal Revenue Code of 1986, as amended (which we refer to as the “Code”).

Maintain a clawback policy: Our clawback policy, which covers both performance-based and time-based awards, mandates recoupment of erroneously awarded incentive based compensation in the event of a financial restatement and allows for recoupment of compensation in the event of an executive’s misconduct.	No hedging: We maintain a policy in which the following persons are prohibited from engaging in hedging transactions involving our shares and other securities: our directors and their secretaries and other assistants; our executive officers and their secretaries and other assistants; our employees in the accounting, finance and legal departments; the members and permanent invitees of our operating and executive committees; and all of our vice president level 2 and 3 officers (whom we refer to collectively as “Reporting Persons”). For this purpose, “hedging” refers to any strategy to offset or reduce the risk of price fluctuations in our shares or other securities or to protect, in whole or in part, against declines in the value of our shares or other securities. This prohibition thus applies to all transactions in derivative securities based on our stock such as other securities, including puts, calls, swaps and collar arrangements.

Maintain a robust stock ownership policy: We maintain a robust stock ownership policy that we amended in 2025 to require each covered executive at an Executive Vice President level to maintain aggregate stock ownership equal to at least three times his or her base salary, while Presidents are required to maintain ownership equal to at least four times their base salaries, and our CEO is required to maintain ownership equal to at least six times his base salary. See page 75 for a discussion of that policy.

We maintain a similar stock ownership policy for our non-employee directors, requiring them to maintain aggregate stock ownership equal to at least five times their annual cash retainer. See page 100 for a discussion of that policy.

As of December 15, 2025, all covered executives and directors were in compliance with the applicable stock ownership policy.

No pledging: Under our policy mentioned above, Reporting Persons (as defined above) are only permitted to pledge shares of our stock that exceed those required to be owned under our stock ownership policy described above.

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Executive compensation

 Overview of compensation policies and philosophies We believe that our long-term success is linked to our ability to recruit, train, motivate and retain employees at every level. There is significant competitive pressure in our industry for qualified managers with a track record of achievement. It is critical that we recruit, train, motivate and retain highly talented individuals at all levels of the organization who are committed to our core values of innovation, collaboration, excellence, integrity and mutual respect. We believe that our executive compensation programs are integral to achieving this end. Our Compensation and Talent Management Committee bases its executive compensation programs on the following objectives, which guide us in establishing all of our compensation programs: Compensation should be based on responsibility and performance. Pay-for-performance and retention must be balanced to ensure the ongoing motivation and commitment of our employees. Equity-based compensation should be higher for employees with higher levels of responsibility and greater influence on long-term results. Compensation programs should be easy to understand. Our compensation program should deliver top-tier compensation in return for top-tier individual and Company performance, and lower-tier compensation for individual performance and/or our performance that falls short of expectations. Compensation should balance long-term and short-term objectives. Compensation should be competitive and reflect the value of the job in the marketplace to enable us to attract and retain top talent. Compensation should be administered uniformly across the Company with clear-cut objectives and performance metrics.

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Compensation process: roles and responsibilities

Our Compensation and Talent Management Committee has established a number of processes to assist it in ensuring that our executive compensation programs are achieving their objectives. Our Compensation and Talent Management Committee, our management and our independent compensation consultant are each engaged in these processes, as described in greater detail below.

Company performance – Compensation and Talent Management Committee

Establishment of performance measures

At the beginning of each year, or the end of the prior year, our Compensation and Talent Management Committee establishes the Company-wide and relevant business line performance measures on which our named executive officers’ annual cash incentive awards and equity incentive awards are largely based. These measures reflect targets that are intended to encourage stretch performance.

Assessment of Company performance

At the end of the applicable performance period, the Compensation and Talent Management Committee reviews and certifies our performance achievement in relation to the pre-established targets and considers the appropriateness of adjustments to the performance criteria and calculations of performance achievement to determine payouts for cash and equity incentive awards.

Individual performance – board of directors, Compensation and Talent Management Committee, and CEO

The evaluation of an individual’s performance determines a portion of the payouts under our annual incentive program and influences any changes in base salary for each of our named executive officers.

Assessment of CEO performance

For Mr. Kapoor, our board of directors reviews and provides feedback on a self-evaluation prepared by Mr. Kapoor. Once all directors have given feedback on Mr. Kapoor’s performance, our Lead Director and Chair of the Compensation and Talent Management Committee lead a comprehensive discussion of the full board of directors on Mr. Kapoor’s performance, leadership accomplishments and overall competence to evaluate the achievement of established objectives.

Assessment of performance for all other NEOs and executive officers

For all other NEOs and executive officers, Mr. Kapoor makes a performance assessment and compensation recommendation to our Compensation and Talent Management Committee. He bases the performance assessments on our executive officers’ self-evaluations and his performance assessments of each of them.

Our board of directors reviews the performance assessments with Mr. Kapoor and evaluates the achievement of established objectives by each executive officer and his or her business line, if applicable, and his or her contribution to the Company’s performance, leadership accomplishments and overall performance.

Other matters relevant to compensation decisions – Compensation and Talent Management Committee	Our Compensation and Talent Management Committee periodically reviews related matters such as succession planning and management, evaluation of management performance, changes in the scope of managerial responsibilities, and consideration of the business environment, and considers such matters in making compensation decisions. The Committee also considers an executive officer’s job responsibilities, performance, qualifications and skills in determining individual compensation levels.

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Executive compensation

Independent compensation consultant

For 2025, the Compensation and Talent Management Committee again retained the services of Farient Advisors, a qualified and independent compensation consultant, to aid the Compensation and Talent Management Committee in performing its duties. The Compensation and Talent Management Committee’s compensation consultant assists in:

•

reviewing our executive pay philosophy,

•

collecting and evaluating external market data regarding executive compensation and performance,

•

selecting peer group companies,

•

reviewing the Proxy Statement,

•

advising the Compensation and Talent Management Committee on developing trends and best practices in executive compensation and compensation governance, and

•

advising the Compensation and Talent Management Committee on incentive plan design that aligns with our strategy.

In addition, Farient advises our Nominating and Governance Committee regarding director compensation from time to time. Other than performing these consulting services, Farient does not provide other services to us or our executive officers. We have affirmatively determined that no conflict of interest has arisen in connection with the work of Farient as compensation consultant for the Compensation and Talent Management Committee.

Peer market data Compensation and Talent Management Committee and independent compensation consultants

We review peer compensation data on an annual basis to set compensation for each following year. At the time compensation decisions were made for our senior executive officers in 2025, our Compensation and Talent Management Committee reviewed publicly available compensation data. In partnership with our independent compensation consultant, we have established a list of criteria to assess the relevance of different companies to be included in our compensation peer group. The criteria by which we select our peers includes companies that are in similar industries, have similar business models (operating in similar markets, requiring similar executive talent skills and subject to similar market forces), and are within a revenue range of around half our revenues to three times our revenues.

The following chart shows the peer group companies that we used to make 2025 compensation decisions, as well as the respective industries and 2025 revenues of each:

	Company	Industry	2025 Revenue ($MM, USD)

	EPAM Systems, Inc.	IT Consulting and Other Services	$5,457

	Genpact Limited	Data Processing and Outsourced Services	$5,080

	Verisk Analytics, Inc.	Research and Consulting Services	$3,073

	TTEC Holdings, Inc.	Data Processing and Outsourced Services	$2,137

	ExlService Holdings, Inc.	Data Processing and Outsourced Services	$2,088

	Fair Isaac Corporation	Application Software	$1,991

	Teradata Corporation	Systems Software	$1,663

	UiPath Inc.	Systems Software	$1,430

	WNS (Holdings) Limited	Data Processing and Outsourced Services	$1,315

	Guidewire Software, Inc.	Application Software	$1,202

	Dun & Bradstreet	Research and Consulting Services	n/a

	Informatica Inc.	Application Software	n/a

	Perficient, Inc.	IT Consulting and Other Services	n/a

	Thoughtworks Holding, Inc.	IT Consulting and Other Services	n/a

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In June of 2025, we updated the peer group companies that we used to make 2026 pay decisions as follows: TTEC Holdings was removed due to poor financials and Thoughtworks and Perficient were removed due to their acquisition in 2024 and replaced with SS&C Technologies, Snowflake and Veeva Systems which provide software products and cloud-based platforms. In addition, each of Dun & Bradstreet, Informatica, and WNS will be removed in future years as they have been acquired.

We use a separate peer group for measuring performance under our PRSUs, as described under “Compensation—2025 Annual Restricted Stock Unit Awards.”

The Compensation and Talent Management Committee reviews compensation information provided by Farient and other third-party data that highlights industry-based market compensation trends to evaluate each executive’s fixed and variable compensation when considering any changes to executive compensation.

The Compensation and Talent Management Committee uses this information to obtain a general understanding of current market practices and as a data point to design a competitive executive compensation program that is aligned with the Company’s fundamental business objectives and strategy.

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Executive compensation

Components of executive compensation for 2025

For 2025, the compensation of executive officers consisted of the following five primary components:

Compensation component	Description	Objectives

Base salary	Fixed compensation that is reviewed annually and is based on performance, experience, responsibilities, skill set and market value.	Provide a base level of compensation that corresponds to the job function performed. Attract, retain, reward and motivate qualified and experienced executives.

Annual incentives

“At-risk” compensation earned based on performance measured against pre-established annual goals.

75% of each NEO’s award is tied to Company-wide performance with the remaining 25% to the achievement of individualized goals.

Incentivize executives to achieve annual goals that ultimately contribute to long-term Company growth and stockholder return.

Long-term incentives

“At-risk” compensation in the form of equity awards whose value fluctuates according to stockholder value.

RSU Awards:

-   40% of the award vests based on continued service.

-   60% vests based on achievement of revenue and relative total stockholder return goals.

Align executive interests with those of stockholders. Reward continuous service with the Company. Incentivize executives to achieve goals that drive Company performance over the long-term.

Other benefits	Broad-based benefits provided to employees (e.g., health and group insurance), a retirement savings plan and other personal benefits as appropriate or required by local law.	Provide a total compensation package that is competitive with the marketplace and addresses unique needs, especially for overseas executives.

Severance and change in control protections	Protect executives during a potentially tumultuous corporate transaction. Provide post-employment compensation upon other involuntary terminations.

Allow executives to focus on generating stockholder value during a change in control transaction.

Provide market-competitive post-employment compensation recognizing executives likely require more time to find subsequent employment.

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Detailed review of compensation components

Base salary

We provide our named executive officers fixed cash compensation commensurate with their performance, experience, responsibilities, skill set and market value. This attracts and retains an appropriate caliber of talent for these positions and provides a base wage that is not subject to our performance. In setting base salaries for 2025, our Compensation and Talent Management Committee considered:

Individual performance	The degree to which the executive met and exceeded expectations.

Market data	Market data to test reasonableness of compensation.

Overall compensation mix	Senior executives should have a greater portion of their compensation tied to increasing stockholder value.

Upon completing its review, the Compensation and Talent Management Committee determined it was appropriate to increase base salaries for each of our NEOs based on applicable market data and overall Company performance and growth. The fixed compensation amount for Mr. Bhalla covers not only base salary, but also amounts available as a travel allowance, an automobile allowance, a housing allowance, and a cash supplementary allowance, consistent with compensation practices in India.

Name	2024 Base salary / annual fixed compensation ($/INR)		2025 Base salary / annual fixed compensation ($/INR)		Percentage change to annual fixed compensation (%)

Rohit Kapoor	840,000		900,000		7%

Maurizio Nicolelli	540,000		567,000		5%

Vikas Bhalla (1)	INR 33,000,000	(2)	INR 36,000,000	(3)	9%

Vivek Jetley	550,000		575,000		4.5%

Narasimha Kini	N/A	(4)	500,000		—

(1) For Mr. Bhalla, total annual fixed compensation is determined and paid in Indian rupees (INR).

(2) Equivalent to $385,446 converted at 85.615 INR to 1 USD, which was the exchange rate on December 31, 2024.

(3) Equivalent to $400,579 converted at 89.87 INR to 1 USD, which was the exchange rate on December 31, 2025.

(4) Mr. Kini’s 2024 base salary is not included in the table above because he was not an NEO in 2024.

Annual cash incentive program

We have established an annual cash incentive program, which is generally maintained under our stockholder-approved omnibus incentive plan, in order to align our executive officers’ goals with our performance targets for the current year and to encourage meaningful contributions to our future financial performance. Our Compensation and Talent Management Committee approved the same framework for our annual incentive program in early 2025 for awards payable in respect of 2025 performance as we have used in prior years. Under the program, annual incentive award target amounts, expressed as a percentage of base salary or annual fixed compensation, are established for participants at the beginning of each year. Funding of potential annual incentive award payouts for

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the year are determined by our financial results for the year relative to predetermined performance measures and our assessment of each named executive officer’s performance relative to his or her predetermined individual performance goals. If our performance falls short of target, our aggregate funding of the annual incentive pool declines. If we do not achieve a minimum threshold for the established financial performance objectives, then the annual incentive pool is not funded for that particular objective. The Compensation and Talent Management Committee has the discretion under the applicable omnibus incentive plan to adjust an award payout from the amount yielded by the formula at the end of the performance period for reasons including, but not limited to, the effect of changes in laws or regulatory rules, acquisitions or divestitures, reorganization or restructuring, extraordinary accounting items, foreign exchange gains or losses, and/or any specific unusual or non-recurring events. The Compensation and Talent Management Committee did not apply any such discretionary adjustments for the 2025 annual incentive awards.

Our Compensation and Talent Management Committee considered the following when establishing the awards for 2025:

Annual incentive award targets

Annual incentive award targets were established based on job responsibilities and comparable market data. Our objective was to set targets such that total annual cash compensation was within the broad middle range of market data and a substantial portion of that compensation was linked to our performance. Our Compensation and Talent Management Committee established the following annual incentive award targets (expressed as a percentage of base salary or annual fixed compensation) as well as maximum targets for each named executive officer for 2025. Each of our continuing named executive officers other than the CEO received an increase in his annual incentive award target and maximum for 2025, which was a reflection of market data inputs, and, for Messrs. Bhalla and Jetley, a reflection of their respective promotions from executive vice president to president in April 2024, and Company growth.

Name	Annual incentive award target(1)	Annual incentive award maximum

Rohit Kapoor	150% of base salary	300% of base salary

Maurizio Nicolelli	80% of base salary	160% of base salary

Vikas Bhalla	90% of annual fixed compensation	180% of annual fixed compensation

Vivek Jetley	90% of base salary	180% of base salary

Narasimha Kini	80% of base salary	160% of base salary

(1) Annual incentive award target is a percentage of base salary for U.S.-based employees and annual fixed compensation for Mr. Bhalla, who is based in India.

Performance measures

Our executives were eligible to earn annual incentives with 75% of the award based on their achievement of Company-wide performance metrics and the remaining 25% of the award based on individual performance. Consistent with prior years, the Company-wide portion of the 2025 annual incentive program was based 50% on the Company’s revenue goal and 50% on the Company’s adjusted operating profit margin (AOPM) for all eligible employees, including our named executive officers. Individual

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performance goals are unique to each of our executive positions within the organization. The Compensation and Talent Management Committee believes achievement of these performance metrics will drive our business and, in turn, lead to increased stockholder value.

Determination of financial performance achievement

For 2025, our Compensation and Talent Management Committee established a revenue target of $2.085 billion (which was 14% higher than our actual revenue for the prior year and 13% higher than our prior year’s target performance) and an AOPM target of $405.9 million (which was 15% higher than our actual AOPM for the prior year and 14% higher than our prior year’s target performance). As shown below, the portion of annual incentive award payments that were subject to these financial performance measures could have ranged from zero to 200% of the target depending on the achievement of the performance goals.

Performance targets: revenue ($2.085 billion); and AOPM ($405.9 million)

% of performance achieved compared to target goal	% of target portion funded*

Above 110%	200%

At 100%	100%

At 90%	10%

Less than 90%	0%

*Linear interpolation for performance between discrete points.

Based on our performance during the 2025 fiscal year, we achieved revenue performance of $2.09 billion, which was equal to 100.3% of our revenue performance target (resulting in funding of 102.6% based on the chart above), and AOPM performance of approximately $406.1 million, which was equal to 100.04% of our AOPM target (resulting in funding of 100.4% based on the chart above), which together yielded a weighted funding of 101.5% for the Company-wide performance metric. For purposes of achievement of financial performance targets, revenue and AOPM are measured using the estimates and assumptions (particularly, currency exchange rates) at the time the targets are established.

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Determination of individual performance measure achievement

Our named executive officers earn 25% of their annual incentive awards based on the achievement of individual performance measures designed to balance the named executive officers’ efforts between the achievement of near-term objectives that improve specific processes or performance metrics and long-term objectives that increase the Company’s value, economic impact, and sustained stockholder returns. For more information on the process for determining individual performance measure achievement, please see “Compensation process: roles and responsibilities” on page 62. Below is a summary of each named executive officer’s individual performance measures, as well as a summary of each named executive officer’s achievements in light of the designated performance measures applicable to each such executive’s role during 2025:

Named Executive Officer	2025 Individual performance measure	2025 Individual performance achievement

Rohit Kapoor

•

Increase percentage of revenue that is data & AI-led

•

Improve AOPM

•

Position EXL as a data and AI leader

•

Develop robust partnerships

•

Be a preferred employer for colleagues working on and with AI

•

Continued focus on sustainability

•

Led 14% revenue growth and 18% adjusted EPS(1) growth

•

Increased data & AI-led revenue to 55% of all revenue

•

Won $1.7B in new deals

•

Improved AOPM% by 10 bps to 19.5%

•

Added 9 patents. Built capabilities like EXLerate.ai™ and EXLdata.ai™. Developed 50+ AI agents and 5 enterprise AI solutions. Elevated EXL’s position as a global thought leader in Data and AI

•

Grew partner-led revenue, increased partner funding and increased partner-led wins

•

Continued focus on talent upskilling, expanded leadership and data & AI capabilities. 70%+ of EXL colleagues’ data & AI trained with 6K+ Deep data, AI & tech specializations; Became Great Place To Work® Certified™ in India 2025, and other industry awards

•

Continued to advance sustainability-related initiatives aligned with business strategy and focus on ROI and received industry recognitions. Reached record CSR volunteer participation and expanded renewable energy footprint.

Maurizio Nicolelli	• Drive profitable growth agenda emphasizing EPS growth • Drive long term tax strategy • Improve Return on Invested Capital (RoIC) • Expand the investor base

•

Drove full year EPS growth rate at 18%, outperforming revenue growth rate of 14%

•

Implemented long-term tax strategy improving effective tax rate to 22% with pathway to future benefits

•

Improved one-year RoIC to 20.2% from 17.5%

•

Expanded our overall investor base and existing investor positions. Three new investors joined our top 20 investors.

Vikas Bhalla	• Deliver profitable growth in 2025 and drive data and AI in operations • Focus on strong execution and service delivery

•

Achieved revenue and AOPM targets for domain capabilities while increasing AI embedding in operations

•

Strengthened our first line compliance function and cross-line compliance alignment. Standardized risk practices across businesses.

•

Transformed delivery by embedding analytics teams in operations clients, building COEs, and offering AI solutions with a healthy pipeline for future growth

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Named Executive Officer	2025 Individual performance measure	2025 Individual performance achievement

Vivek Jetley	• Drive revenue and profitability for Insurance and Healthcare & Life Sciences IMUs • Drive culture of innovation and execution

•

Grew Insurance revenue by 8% and grew Healthcare & Life Sciences revenue by 24% with improved profitability of 70 bps

•

Executed EXL Ventures Lab IdeaTank 2.0 activity enterprise-wide, generating 11,000+ ideas, over five times the number of ideas generated in 2024, with finalists moving from concept to Company adoption

•

Drove innovation and execution through the Global Leadership Council

Narasimha Kini	• Drive revenue and profitability for Banking & Capital Markets and Diversified Industries IMUs • Drive cross-sell across EXL

•

Grew Banking & Capital Markets revenue by 19% and grew Diversified Industries revenue by 7% with improved profitability of 10 bps

•

Scaled revenue via increased penetration in client accounts across industries

(1) Adjusted EPS is a non-GAAP financial measure. See “Non-GAAP Reconciliation” beginning on page 113 for more details, as well as a reconciliation of the non-GAAP measures used herein.

The table below shows the 2025 annual incentive awards paid to our named executive officers (paid in March 2026):

Name	Overall percentage attainment of target bonus	2025 Actual annual incentive awarded ($)(1)

Rohit Kapoor	106%	1,410,750

Maurizio Nicolelli	101%	453,384

Vikas Bhalla	105%	370,380

Vivek Jetley	105%	536,987

Narasimha Kini	101%	401,567

(1)	The exchange rate used for the bonus conversion from Indian rupees to U.S. dollars for Mr. Bhalla was 89.87 INR to 1 USD, which was the exchange rate on December 31, 2025.

Long-term equity incentives

The Compensation and Talent Management Committee believes long-term equity awards provide employees with the incentive to stay with us for longer periods of time, which in turn provides greater stability as we grow. These incentives foster the long-term perspective necessary for continued success in our business because the value of the awards is directly linked to long-term performance of our stock price, thereby ensuring that our executive officers are properly focused on stockholder value.

The Compensation and Talent Management Committee elects to grant Time-Vested and Performance-Vested restricted stock unit awards (“RSUs”) because these awards offer executives the opportunity to receive shares of our common stock on or shortly following vesting. Such awards serve both to reward and retain executives: value is linked to the price of our stock, the executive

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must generally remain employed by the Company through the applicable vesting dates to receive shares and the Performance- Vested awards require achievement of certain performance goals. For these reasons, restricted stock unit awards provide a significant degree of alignment between the interests of our executives and stockholders.

The Compensation and Talent Management Committee also believes that the mix between Time-Vested RSUs and Performance-Vested RSUs provides an appropriate balance between incentivizing our executives to continue their employment with the Company and ensuring they are focused on generating long-term financial performance and sustained stockholder value.

Equity compensation

2025 Annual Restricted Stock Unit Awards

Under our equity compensation program, our named executive officers received restricted stock units under the ExlService Holdings, Inc. 2025 Omnibus Incentive Plan (“2025 Plan”). 40% of the restricted stock units vest based on continued employment over four years, and 60% percent of the restricted stock units may be earned based on our relative TSR and revenue performance during a three-year performance period beginning on January 1, 2025 and concluding on December 31, 2027, as shown below.

40%	+	36%	+	24%	=	Total

Time-Vested RSUs		Relative TSR-linked PRSUs		Revenue-linked PRSUs		Long-Term Incentive Award

Our Compensation and Talent Management Committee selected relative TSR and revenue as the performance measures for the PRSUs because revenue is a key driver of stockholder value, thus aligning stockholder and executive interests, and relative TSR incorporates a comparative component that measures our stock performance against industry peers. In addition, both the relative TSR and revenue performance measures encourage a focus on our strategic goals of long-term financial performance and market share growth.

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The table below shows the target dollar value of Time-Vested RSUs and Performance-Vested RSUs our Compensation and Talent Management Committee awarded our named executive officers in 2025. In general, the Compensation and Talent Management Committee believes that the size of the award granted to an executive officer should increase based on the executive officer’s level of responsibility within the Company. The number of shares subject to each NEO’s Time-Vested RSU and Performance-Vested RSU (assuming a “target” level of performance) was determined by dividing the NEO’s target dollar value by the average stock closing price for the preceding month. Therefore, it differs from the grant date fair value of the awards, as shown in the Summary Compensation Table for fiscal year 2025, which is calculated based on the assumptions described in note 1 to that table.

Name	Target Time-Vested RSUs ($)	Target Revenue-Linked PRSUs ($)	Target Relative TSR-Linked PRSUs ($)	Total Target Equity ($)

Rohit Kapoor	4,600,000	2,760,000	4,140,000	11,500,000

Maurizio Nicolelli	800,000	480,000	720,000	2,000,000

Vikas Bhalla	1,300,000	780,000	1,170,000	3,250,000

Vivek Jetley	1,300,000	780,000	1,170,000	3,250,000

Narasimha Kini	800,000	480,000	720,000	2,000,000

•

The “Time-Vested RSUs” will vest in increments of 25% on each of the first four anniversaries of the grant date, generally subject to continuous service with the Company through the applicable vesting date.

–	The Compensation and Talent Management Committee believes these Time-Vested RSUs provide an important role in promoting retention of our executive officers.

•	The “Performance-Vested” portion of the 2025 RSUs (“PRSUs”) vest based on performance measures as follows:

–

Revenue-Linked PRSUs: 40% of these PRSUs will cliff-vest on December 31 of the third fiscal year in the performance period, subject to achievement of threshold Company revenues against an aggregate revenue target over the grant’s three-year performance period of January 1, 2025 to December 31, 2027, and generally, continuous employment through December 31, 2027. The ultimate amount of Revenue-Linked PRSUs that a recipient earns may be up to 200% of the target award of Revenue-Linked PRSUs. To the extent the Company’s revenue falls in between the outlined achievement levels, the percentage of Revenue-Linked PRSUs earned will be determined based on straight line interpolation between these points. The chart below sets forth the revenue achievement levels and the corresponding funding percentage:

Revenue achievement levels	Percentage of Revenue-Linked PRSUs earned

110% or more	200%

At 100%	100%

90%	25%

–

Relative TSR-Linked PRSUs: The remaining 60% of the PRSUs will cliff-vest on December 31 of the third fiscal year in the performance period, based on the achievement of a threshold level of the Company’s total stockholder return performance relative to a performance peer group over the grant’s three-year performance period of January 1, 2025 to

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December 31, 2027, and generally, continuous employment through December 31, 2027. The Company’s TSR for the TSR performance period will be computed and then compared to the TSR of the companies in the “performance peer group,” which is comprised of the public companies traded on either the NYSE or Nasdaq stock markets in our 8-digit Global Industry Classification Standard sub-industry group. In the Compensation and Talent Management Committee’s view, this comparator set is more appropriate than the Company’s 2025 compensation peer group for this purpose as it provides a more robust comparison of our performance to the marketplace by the inclusion of more companies and elimination of size as a selection criterion, which is more relevant for compensation benchmarking than a performance comparison. For the Relative TSR-Linked PRSUs granted in 2025, the Company included a negative TSR cap. Under the negative TSR cap, if the Company’s total stockholder return is negative over the course of the three-year performance period, no named executive officer may receive greater than 100% funding of the TSR-Linked PRSUs, even if the Company’s performance as compared to the performance peer group exceeds the 50th percentile.

The percentage of Relative TSR-Linked PRSUs earned will be determined based on straight-line interpolation to the extent the Company’s TSR falls in between the 20th and 80th percentiles, as per the chart below:

TSR peer group percentile	Percentage of Relative TSR-Linked PRSUs earned

80.0 or more	200%

50.0	100%

21.0	3.33%

20.0 or less	0%

The Compensation and Talent Management Committee believes the PRSUs focus our executives on key drivers of our Company’s business that will ultimately lead to creation of additional stockholder value.

Payout of awards granted in prior fiscal years

This was the third and final performance year for the 2023 performance-based restricted stock units. Our cumulative three-year revenue target was approximately $5.409 billion. We achieved approximately $5.496 billion for the three-year period, which was 101.61% of the revenue target for the revenue-linked PRSUs, resulting in the executives earning 116.15% of the 2023 revenue-linked PRSUs. The Company’s TSR performance was at the 64th percentile among its peer group, resulting in the executives earning 147.17% of the 2023 relative TSR-Linked PRSUs pursuant to the terms of the original grant.

Performance Metric	Threshold (25% for Revenue and 3.33% for TSR)	Target (100%)	Maximum (200%)	Actual Performance

Revenue	90%	100%	110%	101.615%

TSR(1)	21st percentile	50th percentile	80th or > percentile	64th percentile

2023-2025 PRSU Final Payout Percentage: 134.76%

(1)

As noted above, the TSR peer group for this performance metric is comprised of the public companies traded on either the NYSE or Nasdaq stock markets in our 8-digit Global Industry Classification Standard sub-industry group.

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Executive compensation

Approval of the ExlService Holdings, Inc. 2025 Omnibus Incentive Plan (“2025 Plan”)

At the Company’s 2025 Annual Meeting, our stockholders voted to approve the 2025 Plan to replace the 2018 Omnibus Incentive Plan (the “Prior Plan”), which enables the Company to make equity and cash awards to employees, directors, consultants and advisors of the Company and its affiliates. Similar to the Prior Plan, the 2025 Plan provides a means through which we and our affiliates may attract capable candidates to enter and remain in our employ or service and to provide a means whereby our employees, directors and consultants can acquire and maintain ownership of our common stock, or be paid incentive compensation measured by reference to the value of our common stock, thereby strengthening their commitment to the welfare of the Company and its affiliates and promoting an identity of interest between them and our stockholders.

Benefits and perquisites

We offer employee benefits coverage in order to:

•	provide our global workforce with a reasonable level of financial support in the event of illness or injury; and

•	provide market-competitive benefits that enhance productivity and job satisfaction through programs that focus on work/life balance.

The benefits available for all U.S. employees include customary medical and dental coverage, disability insurance, life insurance and a 401(k) plan. A number of our U.S. employees, including our U.S.-based named executive officers, participate in these plans. The cost of employee benefits is partially borne by our employees, including our named executive officers. Mr. Bhalla, who is located in India, is eligible to participate in the Company’s pension benefit, health and welfare and fringe benefit plans otherwise available to executive employees in India.

We generally do not provide our named executive officers with significant perquisites or personal benefits. Our CEO is provided a limited number of perquisites which we believe are reasonable and consistent with market trends, and which are intended to be part of a competitive overall compensation program. In addition, we consider the perquisites and personal benefits that we offer to our executives in India to be customary benefits which allow us to remain competitive for top talent. We also may provide limited perquisites to executive officers upon hire, such as relocation costs and legal fees.

See the “All Other Compensation” column in the Summary compensation table for fiscal year 2025 on page 79 for a list of all the perquisites received in 2025 by our named executive officers.

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Clawback Policy
Under our current clawback policy, in the event a restatement of our financial statements is required, incentive-based compensation tied to a financial reporting measure that was “received” under applicable Nasdaq rules by covered executive officers in the three prior completed fiscal years will be recalculated (if applicable) based on the updated financial statements. Incentive compensation deemed to have been erroneously received as a result of the restatement will be subject to recoupment. The method of recoupment will be determined by the board or a committee of the board.
In addition, our clawback policy contains an additional recoupment trigger in the event of executive officer misconduct. If the board or a committee of the board determines that an executive violated material Company policies, misstated financial or other material information about the Company, committed fraud or misconduct, breached a restrictive covenant or other agreement with the Company, engaged in other conduct that is detrimental to the business or reputation of the Company, or was identified by the Department of Justice as having engaged in wrongdoing (including through supervisory activity), the board or a committee of the board may in its sole discretion recoup compensation (including time-based equity awards) from that executive officer. Amounts recoupable under the misconduct trigger may include compensation that would not otherwise be subject to recoupment under the Nasdaq listing standards.
Stock Ownership Policy
Our executive stock ownership policy, requires our executives to maintain stock ownership as a multiple of base salary as follows:

Executive	Ownership requirement

CEO	6x base salary

Presidents	4x base salary

Other members of our Executive Committee (including Mr. Nicolelli and Mr. Kini)	3x base salary
Under the policy, stock ownership refers to common stock owned outright and vested restricted stock units; this includes any stock owned by, or held in trust for the benefit of, the executive’s spouse and children, provided they share the same household as the executive. Unearned performance-based restricted stock units and unexercised options (including in-the-money
options) do not count toward the ownership policy.
New executives generally have five years to meet the ownership requirement, whereas existing executives generally have three years to meet any increased ownership requirements as a result of base salary increases. During the applicable phase-in
period, executives generally must retain at least 50% of shares delivered (net of tax) following the vesting of an equity award until the ownership requirement is met. If the ownership requirement is not met at the end of the phase-in
period, executives generally may not sell any shares (other than to satisfy taxes) until the ownership requirement is met.
All covered executives were in compliance with the executive stock ownership policy as of the December 15, 2025 measurement date.

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Securities Trading Policy
The Company has adopted an insider trading policy that governs the purchase, sale, and/or other transactions of our securities by our directors, officers and employees. A copy of our insider trading policy was filed as Exhibit 19.1 to the 2025 Form
10-K.
In addition, with regard to the Company’s trading in its own securities, it is the Company’s policy to comply with the federal securities laws and the applicable exchange listing requirements.
Compensation risk assessment
Our Compensation and Talent Management Committee has taken into account its discussions with management and Farient regarding our compensation practices and has concluded that any risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on the Company. This conclusion was based on the features of our compensation programs, practices and policies set forth under “Executive compensation program, practices and policies”
on page 59
.
Severance and
change-in-control
benefits
Each named executive officer is party to an employment agreement that sets forth the terms of his or her employment, including compensation, which was negotiated through arms’-length contract negotiations. Under these employment agreements or letters, we are obligated to pay severance or other enhanced benefits upon termination of their employment under certain circumstances. A discussion of the severance and other enhanced benefits provided to our named executive officers is provided under “Potential payments upon termination or change in control at fiscal 2025 year-end”
beginning on

.
We provide
change-in-control
severance protection for some of our executive officers, including our named executive officers. Our Compensation and Talent Management Committee believes that such protection preserves employee morale and productivity and encourages retention in the face of the disruptive impact of an actual or rumored change in control. In addition, for executive officers, the program is intended to align executive officers’ and stockholders’ interests by enabling executive officers to consider corporate transactions that are in the best interests of our stockholders and other constituents without undue concern over whether the transactions may jeopardize the executive officers’ own employment.
Senior executive officers, including our named executive officers, have enhanced levels of benefits based on their job level, seniority and probable loss of employment after a change in control. We also consider it likely that it will take more time for senior executive officers to find new employment.
Timing of equity awards
While we have in the past granted stock options in certain years, we do not currently have a practice or policy regarding stock option grant timing, because stock options are not part of our typical long-term incentive program. We did not grant stock options in 2025. Our current long-term incentive program is comprised of time-vested restricted stock units and performance-based restricted stock units. We generally grant annual equity awards to our named executive officers and other eligible employees at the Compensation and Talent Management Committee’s regularly scheduled meeting in February of each year or shortly

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thereafter. This meeting is scheduled far in advance. In 2025, we approved the grant of annual equity awards to our executive officers in February, consistent with our general practice, but the effectiveness of the grants was contingent upon stockholder approval of our 2025 Plan at our 2025 Annual Meeting. Outside of our annual equity award cycle, we grant equity awards at other times throughout the year, such as to new employee hires, to employees receiving promotions, for retentive purposes, or in other relevant circumstances. Separate from our long-term incentive program, we maintain the ExlService Holdings, Inc. 2022 Employee Stock Purchase Plan, which allows eligible employees to receive an option to automatically purchase the Company’s shares of common stock through payroll deductions at a discount on the last day of the applicable offering period.

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Compensation and Talent Management Committee Report
The Compensation and Talent Management Committee of the board of directors of ExlService Holdings, Inc. has reviewed and discussed the Compensation Discussion and Analysis with our management and, based on such review and discussion, has recommended to the board of directors of ExlService Holdings, Inc. that the Compensation Discussion and Analysis be included in our Annual Report on Form
10-K
for the fiscal year ended December 31, 2025, and our Proxy Statement relating to the Annual Meeting.
Compensation and Talent Management Committee
Mr. Thomas Bartlett (Chair)
Mr. Vikram Pandit
Ms. Kristy Pipes
Ms. Sarah K. Williamson

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Summary compensation table for fiscal year 2025

The following table sets forth information for compensation earned in fiscal years 2023, 2024 and 2025 by our named executive officers:

Name and principal position	Year	Salary ($)		Bonus ($)	Stock awards ($)(1)	Option awards ($)	Non-equity incentive plan compensation ($)(2)	Change in pension value and nonqualified deferred compensation earnings ($)(3)	All other compensation ($)		Total ($)

Rohit Kapoor	2025	885,205		—	13,811,888	—	1,410,750	—	93,918	(4)	16,201,761

Chairman & CEO	2024	821,284		—	11,847,065	—	1,440,000	—	58,647		14,166,996

	2023	815,000		—	9,982,605	—	1,514,253	—	34,148		12,346,006

Maurizio Nicolelli	2025	560,342		—	2,402,095	—	453,384	—	17,335	(5)	3,433,156

Executive Vice President and CFO	2024	517,541		—	1,979,695	—	394,215	—	11,106		2,902,557
	2023	510,000		—	1,570,763	1,615,392	459,441	—	10,947		4,166,543

Vikas Bhalla	2025	368,796	(6)	—	3,903,181	—	370,380	20,222	22,447	(7)	4,685,025

President and Head of AI Services and Operations	2024	320,342		—	3,394,217	—	269,216	29,540	18,644		4,031,959
	2023	300,188		—	1,681,606	3,230,785	320,917	5,642	18,383		5,557,521

Vivek Jetley	2025	568,836		—	3,903,181	—	536,987	—	15,337	(8)	5,024,340

President and Head of Insurance, Healthcare and Life Sciences	2024	512,568		—	3,394,217	—	323,153	—	11,106		4,241,045
	2023	500,000		—	1,681,606	3,230,785	422,307	—	10,404		5,845,102

Narasimha Kini	2025	496,301		—	2,402,095	—	401,567	—	30,284	(9)	3,330,248

Executive Vice President, Banking & Capital Markets and Diversified Industries	2024	—		—	—	—	—	—	—		—
	2023	—		—	—	—	—	—	—		—

(1) Amounts reflect the total grant date fair value of awards (RSUs and revenue-based PRSUs) and Monte Carlo value of awards (TSR-based PRSUs) recognized for financial statement reporting purposes for the fiscal years ended December 31, 2023, 2024 and 2025, in accordance with FASB ASC Topic 718 (disregarding any forfeiture assumptions). Assumptions used in the calculation of these amounts are included for 2025 in footnotes 2 and 23 to the audited financial statements for the fiscal year ended December 31, 2025, included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 24, 2026; for 2024 in footnotes 2 and 23 to the audited financial statements for the fiscal year ended December 31, 2024, included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 25, 2025; and for 2023, in footnotes 2 and 23 to the audited financial statements for the fiscal year ended December 31, 2023, included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 29, 2024. With respect to performance-based stock awards granted in 2025 (Revenue-Linked PRSUs and TSR-Linked PRSUs), the table below sets forth the value attributable to such units based on target achievement, the probable outcome of such performance measures; this value is included in the “Stock awards” column. Performance-based restricted stock units granted in 2025 may pay out up to 200% of the target award, which would have amounted to the grant date fair values listed as the maximum total grant date fair value for each named executive officer in the table below.

Name	Total grant date fair value ($)	Maximum total grant date fair value ($)

Rohit Kapoor	9,141,126	18,282,252

Maurizio Nicolelli	1,589,780	3,179,560

Vikas Bhalla	2,583,241	5,166,482

Vivek Jetley	2,583,241	5,166,482

Narasimha Kini	1,589,780	3,179,560

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(2) Reflects the annual cash incentive awards earned in respect of 2025 and paid in 2026. For details on our annual incentive program, see “Compensation Discussion and Analysis—Annual Cash Incentive Program” beginning on page 66.

(3) Reflects the present value of accruals under the Gratuity Plan for Indian employees. Information regarding our Gratuity Plan (including the assumptions used to calculate these amounts) may be found under “Pension benefits for fiscal year 2025” beginning on page 85.

(4) Amount for Mr. Rohit Kapoor includes the travel allowance ($38,055) provided for under his employment agreement, to be used for once-a-year business class airfare for himself and his family between the United States and India, contribution to our 401 (k) plan ($10,500), personal tax and estate planning expenses ($30,000), Company-paid supplemental long-term disability ($6,108), and cyber-based security services ($9,254). In addition, certain travel expenses for Mr. Kapoor’s spouse to accompany him on business trips were provided at no incremental cost to the Company.

(5) Amount for Mr. Maurizio Nicolelli includes contribution to our 401 (k) plan ($10,500) and Company-paid supplemental long-term disability ($6,835).

(6) Mr. Vikas Bhalla’s compensation is paid in Indian rupees. The amounts set forth for him in this table have been converted from Indian rupees, where applicable, at a rate of 89.87 (for 2025), 85.615 (for 2024), and 83.208 (for 2023) Indian rupees to $1.00 USD, the Indian rupee to U.S. dollar exchange rate in effect as of the last day of the applicable fiscal year. The amount set forth in the “Salary” column for Mr. Bhalla for 2025 includes the following elements of his total direct compensation: $137,282 of base salary, $151,438 of a cash supplementary allowance, $68,641 of housing allowance (which Mr. Bhalla elected to receive instead in cash) and $11,436 of travel allowance (which Mr. Bhalla elected to receive instead in cash).

(7) Amount for Mr. Bhalla includes contributions to the Employees’ Provident Fund Scheme (a statutorily required defined contribution program for Indian employees) ($16,474), costs associated with use of an automobile and driver in India ($361), home internet and telephone charges ($803) and tax assistance ($4,810).

(8) Amount for Mr. Vivek Jetley includes contributions to our 401(k) plan ($10,500) and Company paid supplemental long-term disability ($4,837).

(9) Amount for Mr. Narasimha Kini includes contributions to our 401(k) plan ($10,500), financial and tax planning ($13,387), domestic travel for himself ($180) and Company supplemental long-term disability ($6,217).

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Grants of plan-based awards table for fiscal year 2025

The following table sets forth information concerning grants of stock and option awards and non-equity incentive plan awards granted to our named executive officers during fiscal year 2025:

Name			Estimated future payouts under non-equity incentive plan awards(1)			Estimated future payouts under equity incentive plan awards				All other stock awards: number of shares of stock or units(3) (#)	All other option awards: number of securities underlying option (#)	Exercise or base price of the option awards	Grant Date Fair Value of Stock and Option Awards(4) ($)
	Grant Date	Approval Date(2)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)		Maximum (#)

Rohit Kapoor			—	1,327,808	2,655,616
	6/17/2025	2/20/2025								96,944			4,670,762
	6/17/2025	2/20/2025				14,542	58,167	(5)	116,334				2,802,486
	6/17/2025	2/20/2025				2,905	87,249	(6)	174,498				6,338,640

Maurizio Nicolelli			—	448,274	896,548
	6/17/2025	2/20/2025								16,860			812,315
	6/17/2025	2/20/2025				2,529	10,116	(5)	20,232				487,389
	6/17/2025	2/20/2025				505	15,174	(6)	30,348				1,102,391

Vikas Bhalla			—	353,113	706,226
	6/17/2025	2/20/2025								27,396			1,319,939
	6/17/2025	2/20/2025				4,110	16,438	(5)	32,876				791,983
	6/17/2025	2/20/2025				821	24,656	(6)	49,312				1,791,258

Vivek Jetley			—	511,952	1,023,904
	6/17/2025	2/20/2025								27,396			1,319,939
	6/17/2025	2/20/2025				4,110	16,438	(5)	32,876				791,983
	6/17/2025	2/20/2025				821	24,656	(6)	49,312				1,791,258

Narasimha Kini			—	397,041	794,082
	6/17/2025	2/20/2025								16,860			812,315
	6/17/2025	2/20/2025				2,529	10,116	(5)	20,232				487,389
	6/17/2025	2/20/2025				505	15,174	(6)	30,348				1,102,391

(1) These amounts reflect the target and maximum cash incentive bonuses set for 2025. There is no threshold amount reported for the cash incentive bonus as the individual performance measure (25% of the total bonus) does not have a threshold performance below which no payment will be made. However, the Company performance metric (75% of the total bonus) does have a threshold. For details of our annual incentive bonus program, see “Compensation Discussion and Analysis—Annual Cash Incentive Program” beginning on page 66.

(2) Equity awards granted to the named executive officers in 2025 were approved on February 20, 2025 (the “Approval Date”) under the 2025 Plan, contingent upon stockholder approval of the 2025 Plan. The grant date for these awards is June 17, 2025, the date that the 2025 Plan was approved by stockholders.

(3) Represents annual awards of restricted stock units granted under the 2025 Plan, subject to ratable vesting on the first four anniversaries of the Approval Date.

(4) Amounts in this column reflect the total grant date fair value at target performance of Revenue-Linked PRSUs and Monte Carlo value of TSR-Linked PRSUs recognized for financial statement reporting purposes, in accordance with FASB ASC Topic 718 (disregarding any forfeiture assumptions).

(5) Represents annual PRSU—Revenue-Linked PRSUs granted under the 2025 Plan, which will cliff vest, subject to performance, on December 31, 2027.

(6) Represents annual PRSU—TSR-Linked awards granted under the 2025 Plan, which will cliff vest, subject to performance, on December 31, 2027.

NEO Employment agreements

We maintain employment agreements with each of the NEOs. Each agreement, as amended from time to time, generally provides for base salary, target bonus opportunity, eligibility to receive equity-based awards, participation in our benefit plans, severance, and in certain cases, specified additional benefits.

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Salary

Mr. Kapoor’s employment agreement provides a minimum base salary of $750,000, which may not be decreased unless a Company-wide decrease in pay is implemented. The base salaries that were in effect for our NEOs during the 2025 fiscal year are described on page 66 above.

Target Bonus Opportunities

Target bonus opportunity as a percentage of base salary, as specified in the NEO employment agreements, is as follows: Mr. Kapoor, 150% (with a maximum of 310% set forth in his employment agreement, and subject to any other annual cap set by the Compensation and Talent Management Committee, as described further above), Messrs. Bhalla, Jetley, Nicolelli and Kini: 75% (which, as described further above, has been increased from time to time by the Compensation and Talent Management Committee).

Equity Awards

The NEOs are generally eligible to receive annual equity awards in the discretion of the Compensation and Talent Management Committee. Mr. Kapoor’s employment agreement provides that in determining his annual equity award, the Compensation and Talent Management Committee will consider, among other factors, an aggregate “baseline” value equal to $4,925,000, Company and individual performance, shareholder input on executive compensation, and market data.

India-Specific Compensation Arrangement

Mr. Bhalla’s annual fixed compensation includes base salary, as well as amounts available as a travel allowance, a housing allowance, an automobile/driver allowance, contributions to the Employees’ Provident Fund scheme, a medical allowance, a cash supplementary allowance and statutory gratuity.

Additional Benefits for CEO

Mr. Kapoor’s employment agreement specifies certain benefits to which he is entitled, including: (1) certain club memberships in the United States and India, (2) home office supplies, (3) term life insurance policy (with a face value of $500,000), (4) once-a-year business class airfare between the United States and India for the executive and his family, (5) personal tax and estate planning expenses, (6) car allowance for an automobile in the United States, (7) expenses associated with maintaining an automobile in India (including cost of a driver), (8) personal security for the executive and his family while in India, and (9) a per diem allowance for certain trips. In addition, his employment agreement entitles him to certain other benefits in the event he is relocated to India, but which are not applicable currently as he maintains a U.S. residency.

Severance

The NEO employment agreements include severance, termination and/or non-competition provisions, which are described below under “Potential payments upon termination or change in control at fiscal 2025 year-end” beginning on page 86.

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Executive compensation

Outstanding equity awards at fiscal 2025 year-end

		Option Awards				Stock Awards
Name	Grant Date	Number of shares underlying the unexercised Stock Options (#) Exercisable(1)	Number of shares underlying the unexercised Stock Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($)(2)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)(3)(4)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)(2)

Rohit Kapoor	2/16/2022					31,455	(5)	1,334,950
	2/15/2023					52,240	(5)	2,217,066

	2/28/2024					100,575	(5)	4,268,403

	6/17/2025					96,944	(6)	4,114,303

	2/28/2024								160,920	6,829,445

	2/28/2024								241,380	10,244,167

	6/17/2025								116,334	4,937,215

	6/17/2025								174,498	7,405,695

Maurizio Nicolelli	2/16/2022					4,855	(5)	206,046
	2/15/2023					8,220	(5)	348,857

	2/27/2024					16,761	(5)	711,337

	6/17/2025					16,860	(6)	715,538

	6/21/2023	67,160	67,165	30.15	6/21/2033

	2/27/2024								26,818	1,138,156

	2/27/2024								40,226	1,707,191

	6/17/2025								20,232	858,646

	6/17/2025								30,348	1,287,969

Vikas Bhalla	2/16/2022					5,435	(5)	230,661
	2/15/2023					8,800	(5)	373,472

	2/27/2024					28,737	(5)	1,219,598

	6/17/2025					27,396	(6)	1,162,686

	6/21/2023	134,325	134,325	30.15	6/21/2033

	2/27/2024								45,980	1,951,391

	2/27/2024								68,968	2,927,002

	6/17/2025								32,876	1,395,257

	6/17/2025								49,312	2,092,801

EXL 2026 Proxy Statement	/	83

Executive compensation

		Option Awards				Stock Awards
Name	Grant Date	Number of shares underlying the unexercised Stock Options (#) Exercisable(1)	Number of shares underlying the unexercised Stock Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($)(2)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)(3)(4)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)(2)

Vivek Jetley	2/16/2022					5,050	(5)	214,322
	2/15/2023					8,800	(5)	373,472

	2/27/2024					28,737	(5)	1,219,598

	6/17/2025					27,396	(6)	1,162,686

	6/21/2023	134,325	134,325	30.15	6/21/2033

	2/27/2024								45,980	1,951,391

	2/27/2024								68,968	2,927,002

	6/17/2025								32,876	1,395,257

	6/17/2025								49,312	2,092,801

Narasimha Kini	2/16/2022					3,300	(5)	140,052
	2/15/2023					6,460	(5)	274,162

	2/27/2024					16,761	(5)	711,337

	6/17/2025					16,860	(6)	715,538

	6/21/2023	67,160	67,165	30.15	6/21/2033

	2/27/2024								26,818	1,138,156

	2/27/2024								40,226	1,707,191

	6/17/2025								20,232	858,646

	6/17/2025								30,348	1,287,969

(1) The stock option awards in this table became or will become vested and exercisable as to 25% of the underlying grant on each of the first four anniversaries of the grant date, generally subject to continued employment through each applicable vesting date.

(2) The price used in determining the market values set forth in this table is $42.44, which was the closing price of our stock on December 31, 2025.

(3) The performance-based restricted stock unit awards in this table vest and convert to shares, subject to performance, at the end of a three-year performance period, generally subject to continued employment through such date. The vesting date for awards granted in 2024 is December 31, 2026 and for awards granted in 2025 is December 31, 2027.

(4) Amounts shown in this column for the 2024 and 2025 PRSUs reflect maximum performance.

(5) The restricted stock units granted in each of 2022, 2023 and 2024 vest as to 25% of the underlying grant on each of the first four anniversaries of the grant date.

(6) The restricted stock unit grants made on June 17, 2025 vest on each on the first four anniversaries of the grant approval date (February 20, 2025).

84	/	EXL 2026 Proxy Statement

Executive compensation

Option exercises and stock vested during fiscal year 2025

The following table provides additional information about the value realized by our named executive officers on option award exercises and stock award vesting during fiscal year 2025.

	Option awards		Stock awards
Name	Number of shares acquired on exercise	Value realized on exercise ($)	Number of shares acquired on vesting(1)	Value realized on vesting(1) ($)

Rohit Kapoor	—	—	346,548	15,838,278

Maurizio Nicolelli	—	—	70,359	3,241,186

Vikas Bhalla	—	—	78,091	3,606,613

Vivek Jetley	—	—	75,976	3,498,896

Narasimha Kini	—	—	55,483	2,541,760

(1) For PRSUs, the number of shares acquired on vesting is based on the achievement of the applicable performance metrics. For both RSUs and PRSUs, the value realized on vesting is calculated based on the closing price of the stock on the last trading day immediately preceding the vesting date.

Pension benefits for fiscal year 2025

The following table discloses the present value of accumulated pension benefits payable to Mr. Bhalla.

Name	Plan name	Number of years credited service (#)(1)	Present value of accumulated benefit ($)(2)	Payments during last fiscal year ($)

Vikas Bhalla	Gratuity Plan for Indian Employees	25	168,513	—

(1) Consists of the number of years of service credited as of December 31, 2025 for the purpose of determining benefit service under the Gratuity Plan. Credited service is determined based on the completed years of continuous employment (rounded to the nearest whole number of years) with the Company since the executive’s date of hire.

(2) Liabilities with regard to the Gratuity Plan are determined by actuarial valuation using the projected unit credit method. Under this method, we determine our liability based upon the discounted value of salary increases until the date of separation arising from retirement, death, resignation or other termination of services. Critical assumptions used in measuring the plan expense and projected liability under the projected unit credit method include the discount rate, expected return on assets and the expected increase in the compensation rates. Details regarding the assumptions used in the calculation of these amounts are included in footnote 20 to the audited financial statements for the fiscal year ended December 31, 2025 included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 24, 2026.

We are required to provide all Indian employees with benefits under the Gratuity Plan, a statutory, defined benefit pension plan in India. Distributions from the Gratuity Plan are made in a single lump sum following retirement from the Company. An executive’s benefit under the Gratuity Plan is determined at any time as follows: the product of (i) the executive’s annual basic salary (determined based on the executive’s most recent monthly basic salary divided by 26, multiplied by 15), and (ii) the executive’s completed years of continuous service with the Company. An executive has a vested and non-forfeitable right to payment of his accrued Gratuity Plan benefit only after five years of service. The present value of Mr. Bhalla’s accumulated benefits has been determined based on his monthly basic salary rate in effect on December 31, 2025, which was approximately $11,684.

EXL 2026 Proxy Statement	/	85

Executive compensation

Potential payments upon termination or change in control at fiscal 2025 year-end

The following tables summarize the amounts payable to each named executive officer upon a change in control or termination of his employment with us on December 31, 2025. In calculating potential payments for purposes of this disclosure, we have quantified our equity-based payments using the closing stock price on December 31, 2025, which was $42.44. Some of the capitalized terms used in the employment agreements for our named executive officers are defined in the section entitled “Certain defined terms” on page 93.

Rohit Kapoor

Severance on Termination Without “Cause,” “Good Reason,” or “Retirement”

If Mr. Kapoor’s employment were terminated by us without “cause” or by him for “good reason” (in each case, as described below), he would be entitled to cash severance consisting of: (1) continuation of his base salary for 24 months; (2) his actual bonus, if any, earned for the year of termination, determined as if he had been employed for the full year of termination, paid ratably over the remaining base salary continuation period; (3) 18 month continuation of life insurance coverage; and (4) only with respect to termination by us without cause, 18 months of post-termination COBRA payments or reimbursements, as applicable; provided, however, that the life insurance and COBRA benefits described in this sentence will terminate if Mr. Kapoor is eligible to receive comparable benefits from a subsequent employer prior to the conclusion of the 18 month post-termination period. If Mr. Kapoor’s employment terminated as a result of his retirement (described below), he would be entitled only to items (3) and (4) from the prior sentence.

Mr. Kapoor will not receive any enhanced cash severance benefits in the event that he is terminated without “cause” or for “good reason” in connection with a “Change in Control” (as defined in Mr. Kapoor’s employment agreement); however, rather than salary continuation being paid in installments, he will receive his cash payment equal to 24 months of base salary in a lump sum.

Severance on Death or Disability

If Mr. Kapoor’s employment terminates due to his death or disability, he (or his estate) will be entitled to a prorated portion of his projected bonus amount for the year of termination.

Treatment of Equity

On a qualifying event described below, Mr. Kapoor’s outstanding equity awards will vest as follows:

Time-Vested RSUs:

•

Termination without cause or for good reason (not in connection with a change in control): If Mr. Kapoor is terminated without cause or for good reason, Mr. Kapoor’s Time-Vested RSUs will remain outstanding and eligible to vest for a period of 27 months following the termination date; any Time-Vested RSUs that do not vest in this period will be forfeited.

86	/	EXL 2026 Proxy Statement

Executive compensation

•

Change in control: If a change in control occurs prior to the end of the four-year vesting period, any portion of Mr. Kapoor’s Time-Vested RSUs that would have vested within the 12 months following the change in control will vest.

•

Termination without cause or resignation for good reason in connection with a change in control: All of Mr. Kapoor’s outstanding Time-Vested RSUs will become fully vested on termination if, within 12 months following or in specific contemplation of a change in control, he is terminated without cause or, within 12 months following a change in control, resigns for good reason.

•	Death: If Mr. Kapoor dies before the end of the four-year vesting period, all of his outstanding Time-Vested RSUs will become fully vested.

•

Retirement: If Mr. Kapoor retires at age 60 or older, his unvested Time-Vested RSUs will remain outstanding and eligible to vest for a period of 27 months following his retirement. Mr. Kapoor would be eligible for retirement treatment of his outstanding equity awards based on his current age.

Revenue-Linked PRSUs:

•

Termination without cause or for good reason (not in connection with a change in control): If Mr. Kapoor is terminated without cause or for good reason, Mr. Kapoor’s Revenue-Linked PRSUs will remain outstanding and eligible to vest, subject to actual performance, for a period of 27 months following the termination date; any Revenue-Linked PRSUs that do not vest in this period will be forfeited.

•

Change in control: If a change in control occurs prior to the end of the performance period, 100% of Mr. Kapoor’s Revenue-Linked PRSUs will be deemed earned and converted to Time-Vested RSUs. They will retroactively be deemed subject to a three-year ratable vesting schedule, with each deemed vesting date occurring on the last day of each calendar year within the performance period. Any such RSUs that are deemed to have vested on a date prior to the change in control, as well as any RSUs that are deemed scheduled to vest within the next 12 months, will vest upon the change in control. Any remaining RSUs will be subject to time-based vesting through the last day of the original three-year performance period.

•

Termination in connection with a change in control: All of Mr. Kapoor’s outstanding Revenue-Linked PRSUs (which converted to Time-Vested RSUs on the change in control, in accordance with the explanation provided above) will become fully vested if (i) following or in specific contemplation of a change in control, Mr. Kapoor is terminated without cause, or (ii) within 12 months following a change in control, he resigns for good reason.

•	Death: If Mr. Kapoor dies prior to the end of the performance period, he will generally become vested in the target number of Revenue-Linked PRSUs.

•

Retirement: If Mr. Kapoor retires at age 60 or older, his unvested Revenue-Linked PRSUs will remain outstanding and eligible to vest for a period of 27 months following his retirement. Mr. Kapoor would be eligible for retirement treatment of his outstanding equity awards based on his current age.

EXL 2026 Proxy Statement	/	87

Executive compensation

Relative TSR-Linked PRSUs:

•

Termination without cause or for good reason (not in connection with a change in control): If Mr. Kapoor is terminated without cause or for good reason, Mr. Kapoor’s Relative TSR-Linked PRSUs will remain outstanding and eligible to vest, subject to actual performance, for a period of 27 months following the termination date; any Relative TSR-Linked PRSUs that do not vest in this period will be forfeited.

•	Change in control:

•

If a change in control occurs on or prior to the first anniversary of the grant date, 100% of Mr. Kapoor’s Relative TSR-Linked PRSUs will be deemed earned, and he will not be eligible to receive more Relative TSR-Linked PRSUs.

•

If a change in control occurs after the first anniversary of the grant date, the performance period will be deemed to end on the date of the change in control and the Compensation and Talent Management Committee will determine the number of earned Relative TSR-Linked PRSUs based on actual performance as of the change in control.

•

In either scenario, the Relative TSR-Linked PRSUs that are deemed earned will convert to Time-Vested RSUs. They will retroactively be deemed subject to a three-year ratable vesting schedule, with each deemed vesting date occurring on the last day of each calendar year within the performance period. Any such RSUs that are deemed to have vested on a prior date, as well as any RSUs that are deemed scheduled to vest within the next 12 months, will vest upon the change in control. Any remaining RSUs will be subject to time-based vesting through the last day of the original three-year performance period.

•

Termination without cause or resignation for good reason in connection with a change in control: All of Mr. Kapoor’s outstanding, earned TSR-Linked PRSUs (which converted to Time-Vested RSUS on the change in control, in accordance with the explanation provided above) will become fully vested if (i) following, or in specific contemplation of a change in control, Mr. Kapoor is terminated without cause or (ii) within 12 months following a change in control, he resigns for good reason.

•	Death. If Mr. Kapoor dies prior to the end of the performance period, he will generally become vested in the target number of TSR-Linked PRSUs.

•

Retirement: If Mr. Kapoor retires at age 60 or older, his unvested TSR-Linked PRSUs will remain outstanding and eligible to vest for a period of 27 months following his retirement. Mr. Kapoor would be eligible for retirement treatment of his outstanding equity awards based on his current age.

Mr. Kapoor’s severance payments and termination-related equity acceleration are subject to his execution of a waiver and release of claims against us. Mr. Kapoor is subject to perpetual confidentiality and non-disparagement restrictions as well as non-competition and non-solicitation restrictions during his employment and for one year thereafter.

88	/	EXL 2026 Proxy Statement

Executive compensation

Code Section 280G

Mr. Kapoor’s employment agreement also contains a “modified cut-back” provision such that any payments that constitute “excess parachute payments” under Section 280G of the Code will be reduced to an amount that does not trigger the applicable excise taxes, to the extent such reduced amount is larger than the amount Mr. Kapoor would have received on a present value net-after-tax basis (including excise taxes) absent such a reduction.

Payments upon Termination	Death prior to a change in control ($)	Death after a change in control ($)	Disability ($)	Termination for good reason or without cause(1) ($)	Change in control ($)	Termination without cause or for good reason following change in control or termination without cause in specific contemplation of change in control ($)	Retirement

Base salary payout	—	—	—	1,800,000	—	1,800,000	—

Bonus payout	1,410,750	1,410,750	1,410,750	1,410,750	—	1,410,750	1,410,750

Life insurance	—	—	—	1,134	—	1,134

Health insurance	—	—	—	51,830	—	51,830	51,830

Time-based restricted stock units	11,934,722	11,934,722	—	10,906,146	4,894,860	11,934,722	10,906,146

Performance-based restricted stock units	14,708,261	19,123,850	—	14,708,261	17,066,904	19,123,850	14,708,261

(1) As described above, upon his termination for good reason or without cause, Mr. Kapoor is treated as having continued his employment for 27 additional months for purposes of his annual equity awards. The information in this table was calculated assuming target performance over the additional 27-month period, however, the actual payment would depend upon the Company’s actual performance following Mr. Kapoor’s termination.

All Other NEOs

EXL may terminate an NEO’s employment at any time with 30 days’ notice, and an NEO may terminate his employment at any time with 90 days’ notice. If the NEO is terminated by EXL without “cause” (other than due to death or disability), or resigns for “good reason”, the NEO will receive a cash severance payment equal to twelve months’ of then-current base salary, with 25% payable on the first payroll date at least 10 days following termination and the remainder payable in nine equal monthly installments commencing on the third month following the termination date.

On a qualifying event described below, the NEOs’ outstanding equity awards will vest as follows:

•	Time-Vested RSUs:

•

Change in control: If a change in control occurs prior to the end of the four-year vesting period, any portion of the NEO’s Time-Vested RSUs that would have vested within the 12 months following the change in control will accelerate and vest.

EXL 2026 Proxy Statement	/	89

Executive compensation

•

Termination without cause or resignation for good reason in connection with a change in control: All of the NEO’s outstanding Time-Vested RSUs will become fully vested if, following or in specific contemplation of a change in control, the NEO is terminated without cause or, following a change in control, resigns for good reason.

•	Death: If the NEO dies before the end of the four-year vesting period, all of the NEO’s outstanding Time-Vested RSUs will become fully vested.

•

Retirement: If the NEO retires at age 60 or older with at least 10 years of service and the applicable award has been outstanding for at least 6 months, the NEO will become vested in all unvested RSUs that would have vested within the next 12 months absent the NEO’s retirement. If the NEO retires at age 60 or older with at least 5 years of service but less than 10 years, the number of Time-Vested RSUs that the NEO will become vested in will be calculated as described in the preceding sentence and then (i) for awards granted prior to 2023, reduced by 50%, and (ii) for awards granted in 2023 and thereafter, reduced by a pro rata percentage to reflect the NEO’s total years of service to the Company (5 years = 50% reduction, 6 years = 40%, 7 years = 30%, 8 years = 20%, 9 years = 10%). As of December 31, 2025, no non-CEO NEOs are eligible for retirement treatment in respect of their outstanding equity awards.

•	Revenue-Linked PRSUs:

•

Change in control: If a change in control occurs prior to the end of the performance period, 100% of the NEO’s Revenue-Linked PRSUs will be deemed earned and converted to Time-Vested RSUs. They will retroactively be deemed subject to a three-year ratable vesting schedule, with each deemed vesting date occurring on the last day of each calendar year within the performance period. Any such RSUs that are deemed to have vested on date prior to the change in control, as well as any RSUs that are deemed scheduled to vest within the next 12 months, will vest upon the change in control. Any remaining RSUs will be subject to time-based vesting through the last day of the original three-year performance period.

•

Termination in connection with a change in control: All of the NEO’s outstanding Revenue-Linked PRSUs (which converted to Time-Vested RSUs on the change in control, in accordance with the explanation provided above) will become fully vested if (i) following or in specific contemplation of a change in control, the NEO is terminated without cause or, following a change in control, resigns for good reason or (ii) if the NEO dies following a change in control.

•	Death: If the NEO dies prior to the end of the performance period and no change in control has occurred, the NEO will become vested in a pro rata portion of the target number of Revenue-Linked PRSUs.

•

Retirement: If the NEO retires at age 60 or older with at least 10 years of service and the applicable award has been outstanding for at least 6 months, the award will remain outstanding through the end of the applicable performance period and vest pro-rata, based on actual performance at the end of such period. If the NEO retires at 60 years old or older with at least 5 years and fewer than 10 years of service and the applicable award has been outstanding for at least 6 months, the award will be calculated as described in the preceding sentence and then reduced by a pro rata percentage to reflect the NEO’s total years of service to the Company (5 years = 50%

90	/	EXL 2026 Proxy Statement

Executive compensation

reduction, 6 years = 40%, 7 years = 30%, 8 years = 20%, 9 years = 10%). As of December 31, 2025, no non-CEO NEOs are eligible for retirement treatment in respect of their outstanding equity awards.

•	Relative TSR-Linked PRSUs:

•	Change in control:

•

If a change in control occurs on or prior to the first anniversary of the grant date, 100% of the NEO’s Relative TSR-Linked PRSUs will be deemed earned , and the NEO will not be eligible to receive more Relative TSR-Linked PRSUs.

•

If a change in control occurs after the first anniversary of the grant date, the performance period will be deemed to end on the date of the change in control and the Compensation and Talent Management Committee will determine the number of earned Relative TSR-Linked PRSUs based on actual performance as of the change in control.

•

In either scenario, the Relative TSR-Linked PRSUs that are deemed earned will convert to Time-Vested RSUs. They will retroactively be deemed subject to a three-year ratable vesting schedule, with each deemed vesting date occurring on the last day of each calendar year within the three-year performance period. Any RSUs that are deemed to have vested on a prior date, as well as any RSUs that are deemed scheduled to vest within the next 12 months, will vest upon the change in control. Any remaining RSUs will be subject to time-based vesting through the last day of the original three-year performance period.

•

Termination without cause or resignation for good reason in connection with a change in control: All of the NEO’s outstanding, earned TSR-Linked PRSUs (which converted to Time-Vested RSUS on the change in control, in accordance with the explanation provided above) will become fully vested if (i) following or in specific contemplation of a change in control, the NEO is terminated without cause or, following a change in control, resigns for good reason or (ii) if the NEO dies following a change in control.

•

Death. If the NEO dies prior to the end of the performance period and no change in control has occurred, the NEO will become vested in a pro rata portion of the target number of Relative TSR-Linked PRSUs.

•	Retirement: Relative TSR-Linked PRSUS receive the same treatment as described above for the Revenue-Linked PRSUs.

•	Options:

•

Change in control: If a change in control occurs prior to the end of the four-year vesting period, any portion of the NEO’s options that would have vested within the 12 months following the change in control will accelerate and vest.

•

Termination without cause or resignation for good reason in connection with a change in control: All of the NEO’s outstanding options will become fully vested if, following or in specific contemplation of a change in control, the NEO is terminated without cause or, following a change in control, the NEO resigns employment for good reason.

EXL 2026 Proxy Statement	/	91

Executive compensation

•	Death: If the NEO dies before the end of the four-year vesting period, all outstanding options will become fully vested.

•

Retirement: If the NEO retires at age 60 or older with at least 10 years of service and the applicable award has been outstanding for at least 6 months, the NEO will become vested in all unvested options that would have vested within the next 12 months if the NEO had not retired. If the NEO retires at 60 years old or older with at least 5 years of service but less than 10, the number of vested options will be calculated as described in the preceding sentence and then reduced by a pro rata percentage to reflect the NEO’s total years of service to the Company (5 years = 50% reduction, 6 years = 40%, 7 years = 30%, 8 years = 20%, 9 years = 10%). As of December 31, 2025, no non-CEO NEOs are eligible for retirement treatment in respect of their outstanding, unvested option awards.

•	Exercise: Generally, vested options are exercisable until the earlier of: (1) 90 days following termination and (2) the date preceding the tenth anniversary of the option grant date.

Each NEO’s severance payments and termination-related equity acceleration are generally subject to the NEO’s execution of a waiver and release of claims against us. The NEOs are subject to confidentiality restrictions at all times, as well as non-competition and non-solicitation restrictions for one year following termination of employment.

Indicative Payouts for All Non-CEO NEOs

	Payments upon termination	Death prior to a change in control ($)	Death after a change in control ($)	Termination for good reason or without cause ($)	Change in control ($)	Termination without cause or for good reason following change in control or termination without cause in specific contemplation of change in control ($)	Retirement ($)

Maurizio Nicolelli	Base salary payout	—	—	567,000	—	567,000	—
	Time- based restricted stock units	1,981,778	1,981,778	—	796,471	1,981,778	—
	Performance-based restricted stock units	1,306,230	3,231,840	—	2,874,106	3,231,840	—
	Options	825,458	825,458	—	412,714	825,458	—

Vikas Bhalla	Base salary payout	—	—	400,579	—	400,579	—
	Time-based restricted stock units	2,986,418	2,986,418	—	1,114,602	2,986,418	—
	Performance-based restricted stock units	2,207,497	5,444,865	—	4,863,580	5,444,865	—
	Options	1,650,854	1,650,854	—	825,427	1,650,854	—
	Government-required payouts	168,513	168,513	168,513	—	168,513	—

92	/	EXL 2026 Proxy Statement

Executive compensation

	Payments upon termination	Death prior to a change in control ($)	Death after a change in control ($)	Termination for good reason or without cause ($)	Change in control ($)	Termination without cause or for good reason following change in control or termination without cause in specific contemplation of change in control ($)	Retirement ($)

Vivek Jetley	Base salary payout	—	—	575,000	—	575,000	—
	Time-based restricted stock units	2,970,079	2,970,079	—	1,098,262	2,970,079	—
	Performance-based restricted stock units	2,207,497	5,444,865	—	4,863,580	5,444,865	—
	Options	1,650,854	1,650,854	—	825,427	1,650,854	—

Narasimha Kini	Base salary payout	—	—	500,000	—	500,000	—
	Time-based restricted stock units	1,841,090	1,841,090	—	693,130	1,841,090	—
	Performance-based restricted stock units	1,306,230	3,231,840	—	2,874,106	3,231,840	—
	Options	825,458	825,458	—	412,714	825,458	—

Certain defined terms

Definition of cause

The following definition of “cause” generally applies to all named executive officers unless stated otherwise. “Cause” will occur if: (i) there is a final non-appealable conviction of, or pleading of no contest to, (1) a crime of moral turpitude which causes serious economic injury or serious injury to our reputation or (2) a felony; (ii) the executive engages in fraud, embezzlement, gross negligence, self-dealing, dishonesty or other gross and willful misconduct which causes serious and demonstrable injury to us; (iii) the executive materially violates any of our material policies (for Mr. Kapoor, which is not remedied within 15 days of receipt of notice from the Company specifying the breach in reasonable detail); (iv) the executive willfully and continually fails to substantially perform his or her duties (other than for reason of physical or mental incapacity) which continues beyond 15 days after we notify the executive in writing of the need to substantially improve performance, provided that a failure to achieve performance objectives will not by itself constitute cause and no act or failure to act shall be considered “willful” unless done or failed to be done by the executive in bad faith and without a reasonable belief that his or her action or omission was in our best interest; (v) the executive fails to reasonably cooperate in a governmental investigation involving the Company; (vi) the executive materially, knowingly and intentionally fails to comply with applicable laws with respect to the execution of the Company’s business operations (subject to a presumption of good faith if the executive is following advice of counsel); (vii) the executive fails to follow his or her supervisor’s (or, for Mr. Kapoor, our board of directors’) lawful instructions and does not remedy the failure for 15 days after we give him or her written notice; (viii) the executive’s use of alcohol or drugs materially interferes with the performance of his or her duties; (ix) for Mr. Kapoor only, he fails to take reasonable steps to end certain affiliations specified in his

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employment agreement within six months after a request by our board of directors; or (x) for Mr. Kapoor only, he materially breaches any material term of his employment agreement which is not remedied within 15 days of receipt of notice from the Company specifying the breach in reasonable detail.

Definition of good reason

For Mr. Kapoor, “good reason” generally means: (i) his duties or responsibilities are substantially reduced, he is required to report to anyone other than our board of directors, or his title as our officer is adversely changed; however, if following a change in control, his new title and authority are similar to his old title and authority, then any change in the executive’s title will not constitute a significant reduction in his duties and authorities, it being understood that “good reason” shall be deemed to exist if Mr. Kapoor is no longer the chief executive officer of the Company or any entity that acquires the Company; (ii) his base salary is reduced, or his target annual bonus opportunity is reduced below 100% of his base salary; (iii) the office or location where he is based in the metropolitan New York City area is moved more than 30 miles, and the new location is more than 30 miles from his primary residence in the metropolitan New York City area; or (iv) we breach any material term of his employment agreement. If Mr. Kapoor plans to terminate his employment for good reason, he must notify us within 45 days following the date the executive first becomes aware of the circumstances giving rise to good reason and must allow us 30 days to remedy the problem.

The following definition of “good reason” applies to Mr. Nicolelli, Bhalla, Jetley and Kini unless stated otherwise. “Good reason” means, without the executive’s prior written consent: (i) the executive’s duties or responsibilities are substantially reduced, or he or she is required to report to anyone other than our board of directors, or our CEO; (ii) the executive’s title as our officer is adversely changed; however, if following a change in control (as defined in the applicable omnibus incentive plan), his or her new title and authority are similar to the old title and authority, then any change in the executive’s title will not constitute a significant reduction in his or her duties and authorities; (iii) there is a change in the office or location where the executive is based of more than 50 miles (100 kilometers for Mr. Bhalla); or (iv) we breach any material term of the executive’s employment agreement. If the executive plans to terminate his or her employment for good reason, he or she must provide us with a notice of termination within 30 days following the date the executive first becomes aware of the circumstances giving rise to good reason and must allow us 30 days to remedy the problem.

Definition of change in control

A “change in control” (as generally defined in Mr. Kapoor’s employment agreement and our omnibus incentive plans, as applicable) generally means any of the following events: (i) subject to certain exceptions, any person, entity or group becomes a beneficial owner of more than 50% of either (1) the combined voting power of our then-outstanding voting securities entitled to vote in the election of directors or (2) our outstanding shares of common stock (taking into account as outstanding all rights to acquire common stock through options, warrants, conversion of convertible stock or debt, and the like); (ii) a majority of the members of our board of directors changes from those in office as of the date of Mr. Kapoor’s employment agreement (August 3, 2020) or the effective date of the applicable omnibus incentive plan (as applicable), except that the election of any new director whose election or nomination was approved by at least two-thirds of our incumbent directors will not be regarded towards a change in the majority for these purposes; (iii) our dissolution or liquidation; (iv) the sale, transfer or other disposition of all or substantially all of our business or our assets; or (v) consummation of a reorganization, recapitalization, merger, consolidation or

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similar transaction with another entity which requires the approval of our stockholders; however, any such transaction will not be a change in control if after the transaction (1) more than 50% of the total voting power of the resulting entity or its ultimate parent is represented by what were our outstanding voting securities before the transaction in substantially the same proportion among holders; (2) no person or group is or becomes the beneficial owner of more than 50% of the total voting power of the outstanding voting securities eligible to elect members of the board of directors of the parent or surviving company; and (3) at least a majority of the members of our board of directors of the parent or surviving company following the transaction were our board members when our board first approved the transaction.

Definition of disability

“Disability” generally means the NEO’s incapacity, due to mental, physical or emotional injury or illness, such that the NEO is substantially unable to perform his or her duties hereunder for a period of six (6) consecutive months (or 180 days for Mr. Kapoor).

CEO pay ratio

In accordance with SEC rules and the Dodd-Frank Wall Street Reform and Consumer Protection Act, presented below is an estimate of the ratio of our CEO’s annual total compensation to our median employee’s annual total compensation (our “Pay Ratio”). Due to the size and complexity of our organization, which as of December 31, 2025, was made up of approximately 65,000 professionals throughout the world, with delivery centers in over 13 countries, our Pay Ratio is based on the reasonable assumptions and estimates described below.

We selected the median employee used for Pay Ratio in 2025 by looking at our entire full-time and part-time employee population (excluding our CEO) as of December 31, 2025, but excluding leased employees and independent contractors. Each employee’s “total pay” was calculated using the sum of his or her fixed pay / base salary and variable pay (including any performance bonus, sales commission, and retention or signing bonus). We also annualized total pay for all full-time and part-time employees that were employed for less than the full fiscal year 2025.

For all employees located in jurisdictions other than the United States, a cost-of-living adjustment was made to align their compensation with the higher cost-of-living standards in the United States, the jurisdiction in which our CEO resides. We converted all amounts paid in a foreign currency to U.S. dollars using the exchange rate as of December 31, 2025 for each jurisdiction in which we have employees. Finally, we identified the median employee and calculated his annual total compensation and the CEO’s annual total compensation in the manner required by Item 402(u) of Regulation S-K, to determine the pay ratio shown in the table below.

Pay Ratio – all employees (with COLA)(1)

Chief Executive Officer’s annual total compensation	$16,201,761

Median employee’s annual total compensation	$12,542

Ratio of Chief Executive Officer’s annual total compensation to median employee’s annual total compensation	1,292:1

(1) 2025 Mercer Combined Index. Our median employee, identified without performing a cost-of-living adjustment, is based in India and had an annual total compensation of $6,589, resulting in a pay ratio of 2,459:1.

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Approximately 95.5% of our employees are located outside of the United States, primarily in India and the Philippines, where the cost of living is lower than in the United States, as is employee compensation. As is common with many global companies, our compensation programs are market based, and as such they may differ for employees based on the country where an employee works. Accordingly, we believe that it is important to show our pay-ratio calculated in a similar manner as described above using the median U.S.-based employee to provide a commensurable view of our pay practices.

Pay Ratio – United States employees

Chief Executive Officer’s annual total compensation	$16,201,761

Median employee’s annual total compensation	$108,229

Ratio of Chief Executive Officer’s annual total compensation to median employee’s annual total compensation	150:1

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Pay versus performance
Our executive compensation philosophy is focused on
pay-for-performance.
In this regard, we link a significant portion of each NEO’s total compensation to the achievement of specified performance goals. This variable compensation is
“at-risk”
and rewards performance and contributions to both short- and long-term financial performance.
In accordance with SEC rules and the Dodd-Frank Wall Street Reform and Consumer Protection Act, the following table shows the past four fiscal years’ total compensation for our named executive officers as set forth in the Summary Compensation Table, the “compensation actually paid” to our named executive officers (as determined under SEC rules), our total shareholder return (TSR), the TSR of our peer group over the same period, our net income, and our revenue, which we have selected as our Company Selected Measure because of its role as a component of both our annual and long-term incentive compensation program.
2025 Pay versus performance table

	Summary Compensation Table total for CEO (1) ($)	Compensation actually paid to CEO (1)(3) ($)	Avg. Summary Compensation Table total for other NEOs (2) ($)	Avg. compensation actually paid to other NEOs (2)(3) ($)	TSR (4) ($)	Peer group TSR (4) ($)	Net income ($ in millions)	Company Selected Measure:
Year								Revenue ($ in millions)

2025	16,201,761	14,000,427	4,118,193	3,227,304	249	172	251	2,087.7

2024	14,166,996	28,702,408	3,540,320	7,968,804	261	140	198.3	1,838.4

2023	12,346,006	8,676,507	4,831,740	1,838,204	181	130	184.6	1,630.7

2022	11,010,906	16,069,419	2,697,045	4,081,949	199	77	143	1,412

2021	10,033,589	19,117,355	3,445,143	5,740,391	170	128	115	1,122

(1) The CEO for each of 2025, 2024, 2023, 2022, and 2021 was Rohit Kapoor.
(2) The other named executive officers for each applicable year are as follows:

•	2025: Maurizio Nicolelli, Vikas Bhalla, Vivek Jetley and Narasimha Kini
•	2024: Maurizio Nicolelli, Vikas Bhalla, Vivek Jetley and Vishal Chhibbar
•	2023: Maurizio Nicolelli, Vikas Bhalla, Vivek Jetley and Anita Mahon
•	2022: Maurizio Nicolelli, Vikas Bhalla, Vivek Jetley, and Ankor Rai
•	2021: Maurizio Nicolelli, Vikas Bhalla, Vivek Jetley, and Samuel Meckey
(3) SEC rules require certain adjustments be made to the Summary Compensation Table totals to determine “compensation actually paid” as reported in the Pay versus Performance Table. “Compensation actually paid” does not represent cash and/or equity value transferred to, or actually earned or realized by, the applicable named executive officer without restriction, but rather is a valuation calculated under applicable SEC rules. In general, “compensation actually paid” is calculated as Summary Compensation Table total compensation adjusted to (a) include the increased value (or loss) of any pension benefit attributed to the past fiscal year, including on account of any amendments adopted during such year; and (b) include the fair market value of equity awards as of December 31, 2025, or, if earlier, the vesting date (rather than the grant date) and factor in dividends and interest accrued with respect to such awards. In addition, for purposes of the equity award adjustments shown below, no equity awards were cancelled due to failure to meet vesting conditions, no equity awards were granted and vested in the sam
e year, and there are no dividends or interest accrued to report. The following table details the applicable adjustments:

Year	Executive(s)	Summary Compensation Table total ($)	Deduct change in pension value ($)	Add pension service cost ($)	Deduct equity awards ($)	Add year-end value of unvested equity awards granted in year ($)	Add change in value of unvested equity awards granted in prior years ($)	Add change in value of equity awards granted in prior years which vested in year ($)	Total Compensation Actually Paid ($)

2025	CEO	16,201,761	0	0	(13,811,888)	12,210,585	(1,246,787)	646,756	14,000,427

	Other NEOs	4,118,193	(5,055)	5,055	(3,152,638)	2,787,133	(611,127)	85,743	3,227,304
(4) TSR is determined based on the value of an initial fixed investment of $100. The peer group TSR represents TSR of the peer group, consisting of the Nasdaq 100 Technology Sector Index, which was used in our Form
10-K
performance graph pursuant to Regulation
S-K
Item 201(e)(1)(ii), but incorrectly labeled as the S&P 500 Information Technology

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Index. As of December 31, 2025, the peer group was changed to the Nasdaq 100 Technology Sector Index and the earlier peer group, which comprised two companies: Genpact Limited and WNS (Holdings) Limited was removed, because WNS (Holdings) Limited delisted on October 17, 2025. As a result of such delisting, providing a comparison of the Company’s TSR against the prior peer group is not meaningful.
Relationship between “compensation actually paid” and performance measures
The following comparisons describe the relationships between the amounts included in the pay versus performance table above for 2021 - 2025, including (i) the relationship between our TSR and our peer group TSR, and (ii) the relationship between compensation actually paid to our CEO and other NEOs and revenue (our Company-Selected Measure), TSR and net income:

2025 Performance measures
As noted above, our Compensation and Talent Management Committee believes in a holistic evaluation of our executives’ and our Company’s performance and uses a mix of performance measures throughout our annual and long-term incentive programs to align executive pay with stockholder value creation. As required by SEC rules, in 2025, the financial performance measures identified as the most important and used by us to link compensation actually paid for our named executive officers are listed below.

Revenue

Adjusted Operating Profit Margin

Relative TSR

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Director compensation for fiscal year 2025

The following table sets forth information for compensation earned in fiscal year 2025 by our non-executive directors who served during fiscal year 2025:

Name(1)	Fees earned or paid in cash ($)	Stock awards ($)(2)(3)	All Other compensation ($)	Total ($)

Thomas Bartlett	108,750	239,387		348,137

Andreas Fibig	111,250	239,387		350,637

Pat Geraghty(4)	25,000	152,504		177,504

Vikram Pandit	100,000	343,437		443,437

Kristy Pipes	117,500	239,387		356,887

Nitin Sahney	103,750(5)	239,387		343,137

Jaynie Studenmund(6)	58,750	—	2,000	60,750

Sarah K. Williamson	100,000(5)	239,387		339,387

(1) Mr. Kapoor’s compensation during 2025 was based solely on his role as CEO, as disclosed in the “Summary compensation table for fiscal year 2025” beginning on page 79 and discussed in “Compensation Discussion and Analysis” beginning on page 54. He does not receive any additional compensation for his services as a director.

(2) Amounts reflect the aggregate grant date fair value of stock awards recognized for financial statement reporting purposes for the fiscal year ended December 31, 2025, in accordance with FASB ASC Topic 718 (disregarding any forfeiture assumptions). All of the grants were made on June 17, 2025 except for Mr. Geraghty’s grant which was made on October 15, 2025. Assumptions used in the calculation of these amounts are included in footnotes 2 and 23 to our audited financial statements for the fiscal year ended December 31, 2025 included in the 2025 Form 10-K.

(3) The outstanding equity awards, comprised entirely of unvested restricted stock units, held by each of our non-employee directors on December 31, 2025 are as follows: for Ms. Studenmund: 0; for each of Mr. Bartlett, Mr. Fibig, Ms. Pipes, Mr. Sahney, and Ms. Williamson: 4,981; for Mr. Pandit: 7,146; and for Mr. Geraghty: 3,760.

(4) Mr. Geraghty was elected to the Board on October 15, 2025. The values for his annual retainer fee and stock award each represent a pro-rated portion of the 2025 annual retainer fee and the annual equity award in respect of his service from October 15, 2025 through the Company’s 2026 annual meeting of stockholders.

(5) Mr. Sahney and Ms. Williamson each elected to receive their cash retainers in the form of time-based restricted stock units.

(6) Ms. Studenmund resigned from the board, effective as of the 2025 Annual Meeting. The amount included in this table in respect of her cash fees reflects a pro-rated amount for the period during 2025 that she served as a director. Ms. Studenmund did not receive any stock awards in respect of her 2025 service. The “All Other Compensation” column includes $2,000 Ms. Studenmund earned for consulting fees in 2025 after retiring from the board.

In 2025, non-executive directors were eligible to receive an annual retainer fee in the amount of $100,000 in cash and $230,000 in equity, granted in the form of time-based restricted stock units. This represents an increase from the 2024 non-executive director compensation of an $85,000 annual retainer fee and $215,000 in equity. The increases in non-executive director compensation were put into place following a competitive assessment of Director pay of companies similar to EXL in size and scope completed by Farient. Upon discussions of market positioning and workload, the directors felt an increase was appropriate. The number of shares subject to each director’s time-based restricted stock unit award was determined by dividing the dollar value noted above by the average stock closing price for the preceding month. Therefore, the value differs from the grant date fair value of the awards, as shown in the “Director compensation for fiscal year 2025” table, which is calculated based on the assumptions described in note 2 to that table.

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As the non-executive Board Chair and then the Lead Director during 2025, Mr. Pandit was eligible to receive an additional $100,000 in restricted stock units, with the number of units calculated based on the method described above. We believe that maintaining the same compensation for Mr. Pandit in his Lead Director role is appropriate given the breadth of his scope of responsibilities, which remain substantively aligned with the responsibilities he performed in his former role as Board Chair. See “Board leadership structure” on page 24. New non-executive directors who join our board of directors during a calendar quarter are eligible to receive the full cash fee for such calendar quarter and a pro-rated equity grant. The chairs of our Audit Committee and Compensation and Talent Management Committee were eligible to receive an additional annual fee of $17,500 in cash, and the chair of our Nominating and Governance Committee was eligible to receive an additional annual fee of $15,000 in cash. These committee chair fees were pro-rated for 2025 for Messrs. Bartlett, Fibig and Sahney based on the respective time they served in such positions during 2025. Directors may elect to receive their cash retainer fee in the form of time-based restricted stock units, which vest 50% on the date of the Annual Meeting and 50% on the last day of the calendar year (or an earlier change in control). The grants will generally settle at the same time as our annual equity awards, as described below.

There are no additional fees payable for attendance at our board or committee meetings (whether in person, telephonic or otherwise). We make quarterly cash payments in respect of the director fees to our directors. Directors who hold restricted stock units do not receive the underlying shares of common stock until the units have vested and are settled. The restricted stock units granted to directors generally vest upon the earliest of (i) the first anniversary of the date of grant, (ii) the date on which the director’s term on the board expires if the director is not subsequently elected to a new term and (iii) a change in control. The restricted stock units issued to each of our non-employee directors will generally settle on the earliest of (i) the director’s death, (ii) a change in control, or (iii) 180 days following the end of the director’s term on our board of directors. However, in lieu of settlement 180 days following the director’s term, a director may elect in advance that the units be settled on an alternate delivery date following the director’s service on the board, or if the director has satisfied our stock ownership guidelines, upon the vesting date of the award.

We maintain a non-employee director stock ownership policy that requires directors to maintain stock ownership of at least five times their respective annual cash retainers (counting common stock, vested restricted stock units and unvested time-based restricted stock units). New directors have five years from their appointment date to attain the required stock ownership levels, whereas existing directors generally have three years to meet any increased ownership requirements as a result of annual cash retainer increases.

Common stock is counted toward the ownership requirement if it is owned by or for the benefit of the director, the director’s spouse or the director’s children sharing the same household. During the applicable phase-in period, directors generally must retain at least 50% of shares delivered following the vesting of an equity award until the ownership requirement is met. If the ownership requirement is not met at the end of the phase-in period, directors generally may not sell any shares until the ownership requirement is met other than to satisfy tax obligations arising with respect to equity awards.

As of December 15, 2025, all applicable directors were either in compliance with this policy or in the phase-in period.

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Stock ownership of directors, executive officers and certain beneficial owners

Stock ownership of directors, executive officers and certain beneficial owners

Unless otherwise indicated, the table below sets forth information with respect to the beneficial ownership of our common stock by:

•	each of our directors and each of our named executive officers individually;

•	each person who is known to be the beneficial owner of more than 5% of our common stock; and

•	all of our current directors and current executive officers (i.e., not just named executive officers) as a group.

The amounts and percentages of common stock beneficially owned below are as of March 25, 2026 (the “Determination Date”) and are reported on the basis of the regulations of the SEC governing the determination of beneficial ownership of securities. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days of the Determination Date. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities. Except as otherwise indicated below, each of the persons named in the table has sole voting and investment power with respect to the securities beneficially owned by such person as set forth opposite such person’s name.

Name and address(1)	Shares		%(2)	Vested but unsettled RSUs(3)	Total

Named Executive Officers

Rohit Kapoor	3,914,904	(4)	2.56%	—	3,914,904

Maurizio Nicolelli	321,529	(5)	*	—	321,529

Vikas Bhalla	299,620	(6)	*	—	299,620

Vivek Jetley	560,499	(7)	*	—	560,499

Narasimha Kini	278,908	(8)	*	—	278,908

Directors

Thomas Bartlett	—		—	9,033	9,033

Andreas Fibig	3,000		—	15,575	18,575

Pat Geraghty	—		—	0	0

Vikram S. Pandit	0		—	65,939	65,939

Kristy Pipes	0		—	30,510	30,510

Nitin Sahney	0		—	83,822	83,822

Sarah K. Williamson	0		—	18,067	18,067

All current directors and executive officers as a group (15 people)(9)	5,629,189	(10)	3.66%	222,946	5,852,135

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Stock ownership of directors, executive officers and certain beneficial owners

Beneficial ownership

Name and address(1)	Shares	%(2)

5% Beneficial owners

Blackrock Inc.(11)	15,437,315	10.09

The Vanguard Group, Inc.(12)	14,851,966	9.70

FMR LLC(13)	14,331,972	9.36

*Less than 1%.

(1) Unless otherwise noted, the business address of each beneficial owner is c/o ExlService Holdings, Inc., 320 Park Avenue, 29th Floor, New York, New York 10022.

(2) Based on 153,052,838 shares outstanding as of the Determination Date.

(3) For non-management directors, this column includes restricted stock units (previously granted for service on the board) that have vested but are unsettled. Because vested restricted stock units generally settle 180 days following the director’s term of service (see “Director compensation for fiscal year 2025” for additional details on settlement), the units are not treated as beneficially owned under SEC rules because the holder does not have the right to acquire the underlying stock within 60 days of the Determination Date. However, we separately present these amounts because restricted stock units that are vested but unsettled provide a meaningful alignment with the Company’s stockholders, and they count towards our stock ownership policy for non-employee directors, which requires directors to maintain stock ownership of at least five times their respective annual retainers.

(4) The amount includes: (a) 885,670 shares of our common stock owned indirectly by Mr. Kapoor through a family trust created in 2016 under a 2005 grantor-retained annuity trust, for which Mr. Kapoor’s spouse and Mr. Kapoor’s brother are the co-trustees and share dispositive and voting control over the shares in the trust, (b) 201,095 shares of our common stock owned indirectly by Mr. Kapoor through a family trust created in 2016 under a 2013 grantor retained annuity trust, for which Mr. Kapoor’s spouse and Mr. Kapoor’s brother are the co-trustees and share dispositive and voting control over the shares in the trust, (c) 420,000 shares of our common stock owned indirectly by Mr. Kapoor through a spousal lifetime access trust, for which Mr. Kapoor’s spouse and Mr. Kapoor’s brother are the co-trustees and share dispositive and voting control over the shares in the trust, (d) 420,000 shares of our common stock owned indirectly by Mr. Kapoor through a spousal lifetime access trust for Mr. Kapoor’s spouse, for which Mr. Kapoor and Mr. Kapoor’s brother are the co-trustees and share dispositive and voting control over the shares in the trust, and (e) 665,925 shares of our common stock owned indirectly by Mr. Kapoor through a family trust created in 2016 for which Mr. Kapoor is the investment advisor to Commonwealth Trust Company, the trustee.

(5) This amount consists of 67,160 shares of our common stock of which Mr. Nicolelli has the right to acquire beneficial ownership within 60 days of the Determination Date pursuant to currently vested and exercisable stock options.

(6) This amount consists of 134,325 shares of our common stock of which Mr. Bhalla has the right to acquire beneficial ownership within 60 days of the Determination Date pursuant to currently vested and exercisable stock options.

(7) This amount consists of 134,325 shares of our common stock of which Mr. Jetley has the right to acquire beneficial ownership within 60 days of the Determination Date pursuant to currently vested and exercisable stock options.

(8) This amount consists of 67,160 shares of our common stock of which Mr. Kini has the right to acquire beneficial ownership within 60 days of the Determination Date pursuant to currently vested and exercisable stock options.

(9) Includes seven current non-employee directors and our eight current executive officers as of the Determination Date.

(10) This amount consists of 178,935 shares of our common stock of which our executive officers, other than our named executive officers, have the right to acquire beneficial ownership within 60 days of the Determination Date pursuant to currently vested and exercisable stock options.

(11) Based on the Schedule 13G/A filed on July 17, 2025, Blackrock, Inc. had sole voting power with respect to 14,991,298 shares and sole dispositive power with respect to 15,437,315 shares. The business address of Blackrock, Inc. is 55 East 52nd Street, New York, New York 10022.

(12) Based on the Schedule 13G/A filed on July 29, 2025, The Vanguard Group, Inc. had shared voting power with respect to 84,470 shares, sole dispositive power with respect to 14,569,047 shares and shared dispositive power with respect to 282,919 shares. The business address of The Vanguard Group, Inc. is 100 Vanguard Boulevard, Malvern, PA 19355. Subsequent to the Determination Date, The Vanguard Group reported that due to an internal realignment it no longer has, or is deemed to have, beneficial ownership over our securities beneficially owned by various Vanguard subsidiaries and/or business divisions. The Vanguard Group also reported that certain subsidiaries or business divisions that formerly had, or were deemed to have, beneficial ownership with The Vanguard Group, will report beneficial ownership separately (on a disaggregated basis).

(13) Based on the Schedule 13G/A filed on February 5, 2026, FMR LLC had sole voting power with respect to 12,283,088 shares and sole dispositive power with respect to 14,331,972 shares. The business address of FMR LLC is 245 Summer Street, Boston, Massachusetts 02210.

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Certain relationships and related person transactions

Certain relationships and related person transactions

Factors used in assessing related party transactions

•

The nature of the related party transaction

•

The related party’s interest in the transaction

•

The material terms of the transaction, including the amount involved and type of transaction

•

The benefits to us of the proposed transaction

•

The availability of other sources for comparable products or services

•

Whether the proposed transaction is on terms comparable to terms available to an unrelated third party or employees generally

•

Whether the transaction would impair the judgment of a director or executive officer to act in our best interest

Review and approval of related party transactions

We review all relationships and transactions involving the Company and our directors, director nominees, executive officers, 5% stockholders and each of their immediate family members that may involve a direct or indirect material interest by such persons. Our Code of Conduct and Ethics instructs our directors, officers and employees to report the facts and circumstances of any such transaction or potential transaction to our General Counsel or our Audit Committee. Our board of directors has adopted a policy regarding the review of potential related party transactions. Under this policy, our General Counsel will review the facts and circumstances of any covered transaction. If our General Counsel determines that the transaction involves a related party transaction and the amount involved does not equal or exceed $120,000, our General Counsel will approve or disapprove the transaction. If our General Counsel determines that the transaction involves a related party transaction and the amount involved equals or exceeds $120,000, our General Counsel will refer the transaction to our Audit Committee for consideration. In reviewing, approving or ratifying a related party transaction, our General Counsel (for transactions below $120,000) or the Audit Committee or its Chair (for transactions exceeding $120,000) considers factors as they consider appropriate, including but not limited to the factors in the box to the right.

Related party transactions

As required under SEC rules, transactions since the beginning of our last fiscal year, or any currently proposed transaction, in which we are a participant and which involve amounts exceeding $120,000, and in which any related person had or will have a direct or indirect material interest are disclosed in our Proxy Statement. In addition to the procedures set forth above, each year we require our executive officers, directors and director nominees to submit a routine questionnaire seeking confirmation of, among other things, any transactions with the Company in which such person, or their family members, may have an interest. Other than as set forth below, there were no such related person transactions since January 1, 2025.

The Company entered into a Stock Purchase Agreement, dated as of December 15, 2025, with Orogen Echo LLC (“Orogen”), an affiliate of The Orogen Group LLC, pursuant to which the Company privately repurchased 1,551,970 shares of the Company’s common stock from Orogen for an aggregate purchase price of $63.4 million based on a purchase price per share of $40.834, which was the volume weighted average price over the 5 days prior to settlement. The terms of the contract with Orogen were, in the Company’s opinion, no less favorable than the Company would have been able to negotiate with an unrelated party, and the transaction was approved by the Audit Committee. After considering the facts and circumstances regarding the relationship, our board of directors has determined that the stock repurchase from Orogen did not and does not impair Mr. Pandit’s independence under applicable Nasdaq standards and federal securities laws.

EXL 2026 Proxy Statement	/	103

Audit Committee Report

Audit Committee Report

The Audit Committee of the board of directors of ExlService Holdings, Inc. assists our board of directors in fulfilling its oversight responsibilities with respect to the following:

•

our accounting and financial reporting processes, including the integrity of the financial statements and other financial information provided by us to our stockholders, the public, stock exchanges and others;

•	our compliance with legal and regulatory requirements;

•	our registered independent public accounting firm’s qualifications and independence;

•	the audit of our financial statements; and

•	the performance of our internal audit function and independent registered public accounting firm.

In connection with these responsibilities, the Audit Committee met with management and Deloitte & Touche LLP to review and discuss the December 31, 2025 audited consolidated financial statements. The Audit Committee also discussed with Deloitte & Touche LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC. The Audit Committee also received written disclosures and the letter from Deloitte & Touche LLP required by Rule 3526 of the Public Company Accounting Oversight Board (Communications with Audit Committees Concerning Independence), and the Audit Committee discussed with Deloitte & Touche LLP the firm’s independence.

Based on the review and discussions referred to above, the Audit Committee approved the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

Audit Committee

Ms. Kristy Pipes (Chair)

Mr. Thomas Bartlett

Mr. Andreas Fibig

Mr. Pat Geraghty

Mr. Nitin Sahney

104	/	EXL 2026 Proxy Statement

Proposal 1 — Election of directors

Proposal 1 — Election of directors

The nominees

Our Nominating and Governance Committee has nominated, and our board of directors has designated, Mr. Kapoor, Mr. Pandit, Mr. Bartlett, Mr. Fibig, Mr. Geraghty, Ms. Pipes and Ms. Williamson to stand for election as directors at the Annual Meeting. Mr. Geraghty was appointed in October 2025 and was identified and recommended to the Nominating and Governance Committee by a third-party search firm. Mr. Sahney will not be standing for re-election at the Annual Meeting.

Term of office

If elected, each of the director nominees will serve a term of one year on our board of directors, until our 2027 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified in accordance with our By-laws.

Voting instructions and substitutes

The proxies given to the proxy holders will be voted or not voted as directed and, if no direction is given, will be voted FOR these seven nominees. Our board of directors knows of no reason why any of these nominees should be unable or unwilling to serve. However, if for any reason any nominee should be unable or unwilling to stand for election, the shares represented by proxies will be voted for the election of any substitute nominee designated by our board of directors to fill the vacancy.

General information about nominees

The age as of the date of this Proxy Statement, tenure on our board of directors and committee membership, if any, of each nominee appears below. Information regarding the business experience during at least the last five years and directorships of other publicly owned corporations of each nominee can be found above under “Our board of directors.” Other information required with respect to any solicitation of proxies in connection with the election of directors is found elsewhere in this Proxy Statement.

EXL 2026 Proxy Statement	/	105

Proposal 1 — Election of directors

Required vote

The affirmative vote of a majority of votes cast (meaning the number of shares voted “for” a nominee must exceed the number of shares voted “against” such nominee) at the Annual Meeting will elect the seven nominees as directors for a term of one year. If any nominee for director receives a greater number of votes “against” his or her election than votes “for” such election, our By-laws provide that such person will tender to the board of directors his or her resignation as a director. Unless marked to the contrary, proxies received will be voted “FOR” the nominees.

Our board recommends that you vote
FOR	the election of Mr. Kapoor, Mr. Pandit, Mr. Bartlett, Mr. Fibig, Mr. Geraghty, Ms. Pipes and Ms. Williamson as directors of the Company

106	/	EXL 2026 Proxy Statement

Proposal 2 — Ratification of the appointment of independent registered public accounting firm

Proposal 2 — Ratification of the appointment of independent registered public accounting firm

Our Audit Committee has appointed Deloitte & Touche LLP (“Deloitte”) as the independent registered public accounting firm to audit the Company’s and its subsidiaries’ books, records and accounts for fiscal year 2026. Our board of directors has endorsed this appointment. Ratification of the appointment of Deloitte by our stockholders is not required by law. However, as a matter of good corporate practice, such appointment is being submitted to our stockholders for ratification at the Annual Meeting. If our stockholders do not ratify the appointment, our board of directors and our Audit Committee will reconsider whether or not to retain Deloitte, but may nonetheless retain Deloitte. Even if the appointment is ratified, the Audit Committee in its discretion may change such appointment at any time during the year if it determines that such change would be in the best interests of the Company and our stockholders.

In retaining Deloitte as the Company’s independent registered public accounting firm, the Audit Committee considered whether the provision of non-audit services by Deloitte was compatible with maintaining Deloitte’s independence and concluded that it was. Representatives of Deloitte are expected to be present at the Annual Meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions. Deloitte has served as our independent registered public accounting firm since February 28, 2018.

Audit and non-audit fees

The following is a summary of the fees billed or expected to be billed to us by the Company’s independent registered public accounting firm for professional services rendered in each of the last two fiscal years:

Fee category	Fiscal 2025	Fiscal 2024

	(in thousands)

Audit fees	$2,122	$1,955

Audit-related fees	—	—

Tax fees	14	25

All other fees	189	237

Total fees	$2,325	$2,217

Audit fees:

Consist of fees billed or expected to be billed for professional services rendered for the audit of our consolidated financial statements, including (i) the audit of effectiveness of internal control over financial reporting, (ii) review of our consolidated financial statements included in our quarterly reports, and (iii) services that are normally provided by our independent registered public accountants including services in connection with statutory or regulatory filings or engagements for those fiscal years.

EXL 2026 Proxy Statement	/	107

Proposal 2 — Ratification of the appointment of independent registered public accounting firm

Audit-related fees:

Consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.”

Tax fees:

Consist primarily of fees billed or expected to be billed for other tax filing and advisory projects.

All other fees:

Consist of fees billed or expected to be billed for other permissible work performed by our independent registered public accounting firm not reported under the categories above and primarily include permissible advisory services related to a project to upgrade our information systems.

Our Audit Committee pre-approves and is responsible for the engagement of all auditing services provided by our independent registered public accountants and all non-auditing services to be provided by such accountants to the extent permitted under Section 10A of the Exchange Act, including all fees and other terms of engagement. Our Audit Committee may delegate the authority to pre-approve audit and permitted non-audit services between meetings of our Audit Committee to a designated member of our Audit Committee, provided that the decisions made by such member are presented to our full Audit Committee for ratification at its next scheduled meeting.

All of the fees paid to Deloitte in fiscal year 2025 were pre-approved by the Audit Committee.

Required vote

The ratification of the appointment of Deloitte as our independent registered public accounting firm requires the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote at the Annual Meeting. Unless marked to the contrary, proxies received will be voted “FOR” ratification of the appointment.

Our board recommends that you vote:
FOR	the ratification of the appointment of Deloitte as our independent registered public accounting firm

108	/	EXL 2026 Proxy Statement

Proposal 3 — Advisory (non-binding) vote to approve executive compensation

Proposal 3 — Advisory (non-binding) vote to approve executive compensation

Proposal 3 is a vote, on a non-binding advisory basis, to approve the compensation of our executive officers as described in this Proxy Statement. Although the vote is advisory and is not binding on the board of directors, our Compensation and Talent Management Committee will take into account the outcome of the vote when considering future executive compensation decisions. We refer to this vote as the “say-on-pay” vote.

At the 2023 Annual Meeting of Stockholders, our stockholders voted on a proposal relating to the frequency of the “say-on-pay” vote. We recommended, and our stockholders approved on a non-binding advisory basis, an annual say-on-pay vote. Accordingly, we include the say-on-pay vote each year as a regular part of each Annual Meeting of Stockholders. The next vote on the frequency of the “say-on-pay” vote will be held at the 2029 Annual Meeting of Stockholders.

•	Our board of directors is committed to corporate governance best practices and recognizes the significant interest of stockholders in executive compensation matters.

•

Our board of directors believes that our current executive compensation program directly links executive compensation to our performance and aligns the interests of our executive officers with those of our stockholders. For example, the bulk of our annual incentive awards is earned based on achievement of two core financial metrics: revenue and AOPM. As we discuss in greater detail in our Compensation Discussion and Analysis, these financial metrics focus our named executive officers on top-line revenues and bottom-line earnings that are likely to make meaningful contributions to our future financial performance. We believe rewarding our executives with incentive pay based on achievement of these financial metrics closely aligns management with the interests of our stockholders.

In addition, our philosophy places more emphasis on variable elements of compensation (such as annual incentives and equity-based compensation) than fixed remuneration.

Our stockholders have the opportunity to vote for, against or abstain from voting on the following resolution:

“Resolved, that the stockholders approve on an advisory basis the compensation of our named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC (which disclosure shall include the Compensation Discussion and Analysis, the compensation tables and any related material disclosed in this Proxy Statement).”

The above-referenced disclosures related to the compensation of our named executive officers appear beginning at page 54 of this Proxy Statement.

EXL 2026 Proxy Statement	/	109

Proposal 3 — Advisory (non-binding) vote to approve executive compensation

Required vote

The approval, on an advisory (non-binding) basis, of the compensation of our named executive officers requires the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote at the Annual Meeting. Unless marked to the contrary, proxies received will be voted “FOR” the approval of the compensation of our named executive officers.

Our board recommends that you vote:
FOR	the approval, on an advisory (non-binding) basis, of the compensation of our named executive officers as disclosed pursuant to the compensation disclosure rules of the SEC (including the Compensation Discussion and Analysis, the compensation tables and any related material disclosed in this Proxy Statement)

110	/	EXL 2026 Proxy Statement

Miscellaneous

Miscellaneous

Stockholder proposals and director nominations for the 2027 Annual Meeting

Stockholder proposals intended to be included in our proxy materials for the 2027 Annual Meeting of Stockholders (“2027 Annual Meeting”) must be received by the deadline calculated in accordance with SEC Rule 14a-8, which is 120 days before the anniversary of the date of this year’s Proxy Statement. This year’s deadline is December 28, 2026. Such proposals must include the information required by SEC rules and should be sent in writing by courier or certified mail to the Corporate Secretary of the Company at 320 Park Avenue, 29th Floor, New York, New York 10022. Stockholder proposals that are sent to any other person or location or by any other means may not be received in a timely manner and thus may be ineligible for inclusion. Any stockholder proposal submitted outside the Rule 14a-8 process will be deemed “untimely” for purposes of Rule 14a-4(c) if received after March 13, 2027 (45 days before the anniversary of the date on which we first mailed our proxy materials for the Annual Meeting). In that case, we may exercise discretionary authority to vote on such proposal using proxies solicited by the Board.

Stockholders who intend to submit proposals at the 2027 Annual Meeting but whose proposals are not included in the proxy materials for the meeting, and stockholders who intend to submit nominations for directors at the 2027 Annual Meeting, are required to notify the Corporate Secretary of the Company (at the address above) of their proposal or nominations not less than 90 days, nor more than 120 days, before the anniversary of this year’s Annual Meeting of Stockholders, in accordance with our By-laws. Such notices of proposals for the 2027 Annual Meeting must be delivered between February 16, 2027 and March 18, 2027. Special notice provisions apply under the By-laws if the date of the 2027 Annual Meeting is more than 30 days before or 70 days after the anniversary date of this year’s Annual Meeting of Stockholders.

Any notice of proposed business or nomination, whether or not included in our Proxy Statement, must include the information required under our By-laws, including Section 2.11.4, in order for the matter to be eligible for consideration at the 2027 Annual Meeting. In addition, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than 60 days before the anniversary of this year’s Annual Meeting of Stockholders, or April 17, 2027. If this deadline falls on a weekend or holiday, we will accept timely notice on the next business day. Special deadlines apply if the date of the 2027 Annual Meeting is more than 30 days from the anniversary date of this year’s Annual Meeting of Stockholders.

The presiding officer of the 2027 Annual Meeting may refuse to acknowledge any matter or nomination not made in compliance with the procedures in our By-laws. Our By-laws can be found on our website and the current SEC rules for submitting stockholder proposals can be obtained from the SEC at: Division of Corporation Finance, 100 F. Street, N.E., Washington, DC 20549, or through the SEC’s Internet website at www.sec.gov.

Delivery of documents to stockholders sharing an address

If you are the beneficial owner, but not the record holder, of shares of our common stock, your broker, bank, trust or other nominee may only deliver one copy of this Proxy Statement and the 2025 Form 10-K, which serves as our Annual Report to Stockholders under Regulation 14A (the “2025 Annual Report”), to multiple stockholders who share an address unless that

EXL 2026 Proxy Statement	/	111

Miscellaneous

nominee has received contrary instructions from one or more of the stockholders. We will deliver promptly, upon written or oral request, a separate copy of this Proxy Statement and the 2025 Annual Report to a stockholder at a shared address to which a single copy of the documents was delivered. A stockholder who wishes to receive a separate copy of the Proxy Statement and annual report, now or in the future, should submit this request to our investor relations department through the Investor Relations page of our website at https://ir.exlservice.com/. Beneficial owners sharing an address who are receiving multiple copies of proxy materials and annual reports and who wish to receive a single copy of such materials in the future will need to contact their broker, bank, trust or other nominee to request that only a single copy of each document be mailed to all stockholders at the shared address in the future.

Electronic access to Proxy Statement and Annual Report

This proxy statement and our 2025 Annual Report may be viewed on our website at www.exlservice.com and at www.proxyvote.com by following the instructions provided in the Internet Notice. If you are a stockholder of record, you can elect to access future annual reports and proxy statements electronically by marking the appropriate box on your proxy form. If you choose this option, you will receive a proxy form in mid-May listing the website locations and your choice will remain in effect until you notify us by mail that you wish to resume mail delivery of these documents. If you hold your common stock through a bank, broker or another holder of record, refer to the information provided by that entity for instructions on how to elect this option.

Delinquent Section 16(a) reports

Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of the Company’s common stock to file reports with the SEC regarding their ownership and changes in ownership of our securities. Based upon our examination of the copies of Forms 3, 4, and 5, and amendments thereto filed electronically with the SEC and the written representations of our reporting persons, we believe that all reports were filed on a timely basis during fiscal 2025.

Forward-looking statements

This Proxy Statement contains forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995. You should not place undue reliance on these statements because they are subject to numerous uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. These statements often include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These statements are based on assumptions that we have made in light of our experience in the industry as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. As you read and consider this Proxy Statement, you should understand that these statements are not guarantees of performance or results. They involve known and unknown risks, uncertainties and assumptions. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. For a more detailed discussion of these factors, see the information under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the 2025 Form 10-K.

112	/	EXL 2026 Proxy Statement

Non-GAAP Reconciliation

Non-GAAP Reconciliation

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). However, certain non-GAAP measures have been provided in this Proxy Statement.

These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles, should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. Accordingly, the financial results calculated in accordance with GAAP and reconciliations from those financial statements should be carefully evaluated.

The Company believes that non-GAAP financial measures – present additional useful comparisons between current results and results in prior operating periods, providing investors with a supplemental view of the underlying trends of the Company’s business. The Company also uses these non-GAAP financial measures in making financial, operating, planning and compensation decisions and in evaluating the Company’s performance.

Non-GAAP measures/ inputs for Proxy Statement 2025

Description of Adjusted Financial Measures to GAAP Measures

Our adjusted net income and adjusted diluted EPS refers to net income as per GAAP, adjusted for non-cash expenses like stock-based compensation expense and amortization of acquisition-related intangible assets and certain non-recurring expenses/(benefits) that the management believe can provide useful supplemental information for investors analyzing period-to-period comparisons of the Company’s results and comparisons of the Company’s results with the results of other companies. Our adjusted net income and adjusted diluted EPS also excludes the effects of income tax on such adjustments, as applicable.

EXL 2026 Proxy Statement	/	113

Non-GAAP Reconciliation

The following table shows the reconciliation of non-GAAP financial measures for the year ended December 31, 2025 and 2024:

Reconciliation of Adjusted Net Income and Adjusted Diluted Earnings Per Share

(Amounts in thousands, except per share data)

	Year ended December 31,

	2025	2024

Net income (GAAP)	$251,019	$198,297

add: Stock-based compensation expense	79,469	72,658

add: Amortization of acquisition-related intangibles	13,140	13,630

add: Restructuring and litigation settlement costs (a)	—	6,174

add/(subtract): Changes in fair value of contingent consideration	2,300	(589)

add: Other tax expenses (b)	267	3,817

subtract: Acquisition-related adjustments	(945)	—

subtract: Tax impact on stock-based compensation expense (c)	(24,997)	(17,576)

subtract: Tax impact on amortization of acquisition-related intangibles	(3,313)	(3,318)

subtract: Tax impact on restructuring and litigation settlement costs	—	(1,540)

add: Tax impact on changes in fair value of contingent consideration	—	146

Adjusted net income (Non-GAAP)	$316,940	$271,699

Adjusted diluted earnings per share (Non-GAAP)	$1.95	$1.65

(a) To exclude effects of employee severance costs and outplacement support costs of $4,762 and litigation settlement costs and associated legal fees of $1,412 during the year ended December 31, 2024.

(b) To exclude tax expenses related to certain deferred tax assets and liabilities.

(c) Tax impact includes $15,930 and $9,714 for the year ended December 31, 2025 and 2024, respectively, related to discrete benefit recognized in income tax expense in accordance with ASU No. 2016-09, Compensation—Stock Compensation.

114	/	EXL 2026 Proxy Statement

Annual Meeting Q&A

Annual Meeting Q&A

Who is providing this Proxy Statement?

This Proxy Statement is being furnished to you in connection with the solicitation by the board of directors of ExlService Holdings, Inc., a Delaware corporation (“us,” “we,” “our” or the “Company”), of proxies to be used at our 2026 Annual Meeting of Stockholders (the “Annual Meeting”) to be held in virtual format only via live audio webcast at the website www.virtualshareholdermeeting.com/EXLS2026 on June 16, 2026 at 9:00 AM, Eastern Time, and any adjournments or postponements thereof.

How are the proxy materials being made available?

In accordance with rules and regulations adopted by the Securities and Exchange Commission (the “SEC”), instead of mailing a printed copy of our proxy materials to each stockholder of record, the Company furnishes proxy materials via the Internet. If you received a Notice of Internet Availability of Proxy Materials (the “Internet Notice”) by mail, you will not receive a printed copy of our proxy materials other than as described herein. Instead, the Internet Notice will instruct you as to how you may access and review all of the important information contained in the proxy materials. The Internet Notice also instructs you as to how you may submit your proxy over the Internet or by phone. If you received an Internet Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting proxy materials included in the Internet Notice.

Our Notice of Annual Meeting, Proxy Statement and form of proxy card are each available at www.proxyvote.com. You may access these materials and provide your proxy by following the instructions provided in the Internet Notice.

When will the internet notice be sent?

We anticipate the Internet Notice will be sent to stockholders on or about April 27, 2026. This Proxy Statement and the form of proxy relating to the Annual Meeting will be made available via the Internet to stockholders on or prior to the date that the Internet Notice is first sent.

Who can vote?

Only stockholders who own shares of our common stock at the close of business on April 23, 2026, the record date for the Annual Meeting, can vote at the Annual Meeting. As of the close of business on April 23, 2026, the record date, we had 152,796,131 shares of common stock outstanding and entitled to vote. Each holder of common stock is entitled to one vote for each share held as of the record date for the Annual Meeting.

Is cumulative voting applicable in the election of directors?

There is no cumulative voting in the election of directors.

EXL 2026 Proxy Statement	/	115

Annual Meeting Q&A

How do I vote my shares?

If your shares are registered directly in your name with Computershare Trust Company, N.A., our transfer agent (which means you are a “stockholder of record”), you can vote your proxy by (i) Internet, (ii) by phone or (iii) by requesting that proxy materials be sent to you by mail that will include a proxy card that you can use to vote by completing, signing, dating and returning the proxy card in the prepaid postage envelope provided. Please refer to the specific instructions set forth in the Internet Notice.

If you are the beneficial owner of shares held in the name of a brokerage, bank, trust or other nominee as a custodian (also referred to as shares held in “street name”), your broker, bank, trustee or nominee will provide you with materials and instructions for voting your shares. In addition to voting by mail, a number of banks and brokerage firms participate in a program provided through Broadridge Financial Solutions, Inc. (“Broadridge”) that offers telephone and Internet voting options. Votes submitted by telephone or by using the Internet through Broadridge’s program must be received by 11:59 p.m. Eastern Time, on June 15, 2026.

You also have the right to vote electronically at the Annual Meeting if you decide to attend. Our board of directors recommends that you vote by Internet, phone or mail even if you choose to attend the Annual Meeting. If you are a “stockholder of record,” you may vote your shares electronically at the Annual Meeting. If you hold your shares in “street name,” you must obtain a proxy from your broker, bank, trustee or nominee giving you the right to vote the shares electronically at the Annual Meeting or your vote at the Annual Meeting will not be counted.

You will not be able to vote your shares unless you use one of the methods described above to designate a proxy or you vote electronically at the Annual Meeting.

Can I revoke my proxy?

You can revoke your proxy at any time before it is exercised in any of the following ways:

•	by voting at the Annual Meeting;
•	by submitting written notice of revocation to the inspector of elections prior to the Annual Meeting; or
•	by submitting another properly executed proxy of a later date to the inspector of elections prior to the Annual Meeting.

How is a quorum established at the Annual Meeting?

A quorum, which is a majority of the issued and outstanding shares of our common stock as of the record date of April 23, 2026, must be present, in person or by proxy, to conduct business at the Annual Meeting. A quorum is calculated based on the number of shares represented by the stockholders attending the Annual Meeting in person and by their proxy holders. If you indicate an abstention as your voting preference for all matters to be acted upon at the Annual Meeting, your shares will be counted toward a quorum but they will not be voted on any matter. Virtual attendance at our Annual Meeting constitutes presence in person for purposes of quorum at the Annual Meeting.

116	/	EXL 2026 Proxy Statement

Annual Meeting Q&A

What is a “broker non-vote”?

If you are the beneficial owner of shares held in “street name” by a broker, then your broker, as the record holder of the shares, must vote those shares in accordance with your instructions. If you fail to provide instructions to your broker, under the New York Stock Exchange rules (which apply to brokers even though our shares are listed on the Nasdaq Stock Market), your broker will not be authorized to vote your shares on “non-routine” proposals as described below. As a result, a “broker non-vote” occurs. However, without your instructions, your broker has discretionary authority to vote your shares with respect to “routine” proposals only.

How many votes are needed to approve each proposal and what is the effect of abstentions and/or broker non-votes?

If you submit your proxy, but do not mark your voting preference, the proxy holders will vote your shares (i) FOR the election of all seven nominees for director (or any substitute designated by the Board as described above), (ii) FOR the ratification of the appointment of our independent registered public accounting firm, (iii) FOR the approval on an advisory (non-binding) basis of the compensation of our named executive officers, and (iv) as described below, in the judgment of the proxy holder on any other matters properly presented at the Annual Meeting.

The chart below summarizes, for each proposal described in this Proxy Statement, the board’s voting recommendation, the voting approval standard, and the effect of abstentions and broker non-votes. Virtual attendance at our Annual Meeting will constitute presence “in person” for purposes of voting at the Annual Meeting.

Proposal	Board voting recommendation	Voting approval standard	Effect of abstentions(1)	Routine or non-routine	Effect of broker non- vote(2)

1: Election of directors	FOR the election of each nominee	Affirmative vote of a majority of votes cast(3)	No effect	Non-routine	No effect

2: The ratification of the appointment of our independent registered public accounting firm	FOR	Majority of shares present and entitled to vote	Vote against(4)	Routine	N/A

3: The advisory (non-binding) approval of the compensation of our named executive officers	FOR	Majority of shares present and entitled to vote	Vote against(4)	Non-routine	No effect

(1) If you wish to abstain from voting on a proposal, you must indicate, or mark ABSTAIN, while voting. If a proxy is submitted with no direction given, the proxies given to the proxy holders will be voted in accordance with the board recommendations.

(2) As discussed above under “What is a broker non-vote?,” brokers will not be entitled to vote on “non-routine” proposals unless beneficial owners provide voting instructions.

(3) Under our By-Laws, directors who are standing for election at the Annual Meeting will be elected by the affirmative vote of a majority of votes cast (meaning the number of shares voted “for” a nominee must exceed the number of shares voted “against” such nominee) by stockholders in person or represented by proxy and entitled to vote at the Annual Meeting. If any incumbent nominee for director receives a greater number of votes “against” his or her election than votes “for” such election, our By-laws provide that such person will tender to the board of directors his or her resignation as a director. You may cast your vote in favor of electing all of the nominees as directors, against one or more nominees, or abstain from voting your shares.

(4) Under the General Corporation Law of the State of Delaware, shares that abstain constitute shares that are present and entitled to vote and, accordingly, have the practical effect of being voted “against” these proposals requiring a majority of shares present and entitled to vote or those based on total shares outstanding.

EXL 2026 Proxy Statement	/	117

Annual Meeting Q&A

Are there other matters to be acted upon at the meeting?

Our board of directors presently is not aware of any matters, other than those specifically stated in the Notice of Annual Meeting, which are to be presented for action at the Annual Meeting. If any matter other than those described in this Proxy Statement is presented at the Annual Meeting on which a vote may properly be taken, the shares represented by proxies will be voted in accordance with the judgment of the person or persons voting those shares.

What about adjournments and postponements?

Any action on the items of business described above may be considered at the Annual Meeting at the time and on the date specified above or at any time and date to which the Annual Meeting is properly adjourned or postponed.

Who pays for solicitation of proxies?

We will pay the cost of printing and mailing proxy materials and posting them on the Internet. Upon request, we will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners of shares of our common stock.

How can I attend the Annual Meeting and why is the Company holding the Annual Meeting in a virtual only format?

As we have done in recent years, we will hold a virtual Annual Meeting rather than a meeting at any physical location. We believe that holding a meeting in a virtual format provides an opportunity for broader stockholder participation.

To attend and participate in the Virtual Annual Meeting, stockholders will need to access the live audio webcast of the meeting. To do so, stockholders of record will need to visit www.virtualshareholdermeeting.com/EXLS2026 and use their 16-digit Control Numbers provided in the Internet Notice to log in to this website, and beneficial owners of shares held in street name will need to follow the instructions provided by the broker, bank or other nominee that holds their shares. We encourage stockholders to log in to this website and access the webcast before the Annual Meeting’s start time. Further instructions on how to attend, participate in and vote at the Annual Meeting, including how to demonstrate your ownership of our stock as of the record date, are available at www.virtualshareholdermeeting.com/EXLS2026. Please note you will only be able to attend, participate and vote in the meeting using this website. All references to attending the Annual Meeting “in person” in this Proxy Statement shall mean attending the live webcast at the Annual Meeting.

How do I submit questions at the Annual Meeting?

We are committed to ensuring that our stockholders will be afforded the same rights and opportunities to participate in a virtual Annual Meeting as they would at a meeting held at a physical location. You will be able to submit questions during our Annual

118	/	EXL 2026 Proxy Statement

Annual Meeting Q&A

Meeting by visiting www.virtualshareholdermeeting.com/EXLS2026. We will try to answer as many stockholder-submitted questions as time permits that comply with the meeting rules of conduct as determined by the chair of the meeting. However, we reserve the right to edit profanity or other inappropriate language, or to exclude questions that are not pertinent to meeting matters or that are otherwise inappropriate. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition.

Will the Annual Meeting be recorded?

A recording of the Annual Meeting will be available online at www.virtualshareholdermeeting.com/EXLS2026 for approximately 12 months following the meeting date.

What if I have technical difficulties or trouble accessing the virtual Annual Meeting?

We will have technicians ready to assist you with any technical difficulties you may have while accessing the live webcast of the Annual Meeting. A technical support phone number will be posted on www.virtualshareholdermeeting.com/EXLS2026 that you may call if you experience technical difficulties during the check-in process or during the Annual Meeting.

What if I have further questions?

If you have any further questions about voting your shares or attending the Annual Meeting, please call our Investor Relations Department at (212) 277-7100 or email at ir@exlservice.com.

Important

Please promptly vote and submit your proxy before the Annual Meeting by (i) Internet (by following the instructions provided in the Internet Notice), (ii) by phone (by following the instructions provided in the Internet Notice) or (iii) by requesting that proxy materials be sent to you by mail that will include a proxy card that you can use to vote by completing, signing, dating and returning the proxy card in the prepaid postage envelope provided. This will not limit your right to attend or vote at the Annual Meeting.

EXL 2026 Proxy Statement	/	119

Other matters

Other matters

Our board of directors does not know of any other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, your proxy holders will vote on it as they think best unless you direct them otherwise in your proxy instructions.

Whether or not you intend to be present at the Annual Meeting, we urge you to submit your signed proxy promptly.

By Order of the Board of Directors,

Ajay Ayyappan

Executive Vice President, General Counsel and Corporate Secretary

New York, New York

April 27, 2026

We will furnish without charge to each person whose proxy is being solicited, upon the written request of any such person, a copy of the 2025 Form 10-K, as filed with the SEC, as well as copies of exhibits to the 2025 Form 10-K, but for copies of exhibits will charge a reasonable fee per page to any requesting stockholder. Stockholders may make such request in writing to ExlService Holdings, Inc., 320 Park Avenue, 29th Floor, New York, New York 10022, Attention: Investor Relations. The request must include a representation by the stockholder that as of April 23, 2026, the stockholder was entitled to vote at the Annual Meeting.

120	/	EXL 2026 Proxy Statement

EXLUnited States (Global Headquarters)320 Park Avenue, 29th FloorNew York, New York 10022T +1 212.277.7100 F +1 212.277.7111 To find out more, contact usexlservice.com© 2026 ExlService Holdings, Inc. All rights reserved.Additional information: www.exlservice.com/legal-disclaimer

EXLSERVICE HOLDINGS, INC.
320 PARK AVENUE, 29TH FLOOR
NEW YORK, NY 10022

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 15, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/EXLS2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 15, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V93646-P50186 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

EXLSERVICE HOLDINGS, INC.

The Board of Directors recommends you vote FOR each of the following:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Rohit Kapoor	☐	☐	☐
1b. Vikram Pandit	☐	☐	☐
1c. Thomas Bartlett	☐	☐	☐
1d. Andreas Fibig	☐	☐	☐
1e. Pat Geraghty	☐	☐	☐
1f. Kristy Pipes	☐	☐	☐
1g. Sarah K. Williamson	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.

	For	**Against**	**Abstain**
2. The ratification of the selection of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for fiscal year 2026.	☐	☐	☐
3. The approval, on a non-binding advisory basis, of the compensation of the named executive officers of the Company.	☐	☐	☐

NOTE: Should a director nominee be unable to serve as a director, an event that ExlService Holdings, Inc. does not currently anticipate, the persons named in this proxy reserve the right, in their discretion to vote for a substitute nominee designated by the board of directors.

The proxies, in their discretion, are further authorized to vote on any matter which the board of directors did not know would be presented at the 2026 Annual Meeting of Stockholders by a reasonable time before the proxy solicitation was made, and on other matters which may properly come before the 2026 Annual Meeting of Stockholders and at any adjournments or postponements thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com
V93647-P50186
EXLSERVICE HOLDINGS, INC.
Annual Meeting of Stockholders June 16, 2026 9:00 A.M., EASTERN TIME
This proxy is solicited by the Board of Directors
The stockholder(s) hereby appoint(s) Maurizio Nicolelli and Ajay Ayyappan, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of EXLSERVICE HOLDINGS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held virtually via live audio webcast at www.virtualshareholdermeeting.com/EXLS2026, at 9:00 A.M., Eastern Time on June 16, 2026, and any adjournment or postponement thereof.
The undersigned hereby also authorize(s) the proxy, in his or her discretion, to vote on any other business that may properly be brought before the meeting or any adjournment or postponement thereof to the extent authorized by Rule 14a-4(c) promulgated by the Securities and Exchange Commission.
The undersigned hereby acknowledge(s) receipt of the notice of Annual Meeting of Stockholders, dated on or about April 27, 2026, and the Proxy Statement furnished therewith.
This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations, and accordingly, will be voted FOR each of the Board of Directors’ nominees for director specified in Proposal 1 and FOR Proposals 2 and 3, unless a contrary choice is specified, in which case the proxy will be voted as specified.
Continued and to be signed on reverse side